Subject to completion, dated December 15, 2005

Prospectus Supplement (To Prospectus Dated September 27, 2005)

627,840,000 (Approximate)

Mortgage Loan Asset Backed Certificates, Series 2005-4

Saxon Asset Securities Trust 2005-4

Principal and interest payable monthly, beginning in January 2006

Saxon Mortgage, Inc.

Saxon Asset Securities Company

Seller and Master Servicer

Depositor

The trust will issue:

•

6 classes of senior certificates; and

•

9 classes of subordinate certificates.

For a description of the certificates offered by this prospectus supplement, see “Offered Certificates” in this prospectus supplement.

________________

The assets of the trust fund will include two groups of mortgage loans.  Each group of mortgage loans will have the characteristics described in this prospectus supplement.  The trustee will also hold cash for the purchase of subsequent mortgage loans for the trust fund on or before March 21, 2006.

The mortgage loans were or will be originated or acquired in accordance with underwriting guidelines that are not as restrictive as federal agency guidelines.  As a result, the mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with more restrictive standards.

________________

An investment in the offered certificates involves significant risks.  You should carefully consider the risk factors included in this prospectus supplement.

________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement or prospectus.  Any representation to the contrary is a criminal offense.

The underwriters will offer the certificates offered by this prospectus supplement from time to time at varying prices to be determined at the time of sale.  The certificates will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company, or upon request through Clearstream and the Euroclear System on or about December 21, 2005.

This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended and is subject to completion or amendment.  This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or buy nor shall there by any sale of these securities in any state in which offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

MERRILL LYNCH & CO.

BANC OF AMERICA SECURITIES LLC

CREDIT SUISSE FIRST BOSTON

JPMORGAN

RBS GREENWICH CAPITAL

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED

IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

The offered certificates are described in two separate documents that progressively provide more detail:  (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.  Investors can find a glossary of certain significant defined terms at the end of this prospectus supplement.

This prospectus supplement does not contain complete information about the offering of these securities.  We suggest that you read both this prospectus supplement and the prospectus in full.  We cannot sell these securities to you unless you have received both this prospectus supplement and the prospectus.

If information varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  No one has been authorized to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.  We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their cover pages.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of the prospectus supplement.

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933.  Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings “Risk Factors” and “Prepayment and Yield Considerations.”  Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions.  These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements.  These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor’s control.  These forward-looking statements speak only as of the date of this prospectus supplement.  The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

For European Investors Only

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriters have represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), they have not made and will not make an offer of offered certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the offered certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)

to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)

in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of offered certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the offered certificates to be offered so as to enable an investor to decide to purchase or subscribe for the offered certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

TABLE OF CONTENTS

Prospectus Supplement		Prospectus
OFFERED CERTIFICATES	S-2	Important Notice About Information Presented in this Prospectus and the Prospectus Supplement	2
SUMMARY OF TERMS	S-3	Risk Factors	3
RISK FACTORS	S-9	Description of the Securities	11
THE MORTGAGE LOAN POOL	S-19	Registration of the Offered Securities	12
PREPAYMENT AND YIELD CONSIDERATIONS	S-35	Maturity, Prepayment and Yield Considerations	24
DESCRIPTION OF THE OFFERED CERTIFICATES	S-49	The Trusts	26
THE AGREEMENT	S-65	Credit Enhancement	35
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-70	Origination of Mortgage Loans	40
ERISA CONSIDERATIONS	S-70	Servicing of Mortgage Loans	42
RATINGS	S-75	The Agreements	52
LEGAL INVESTMENT CONSIDERATIONS	S-75	Material Legal Aspects of Mortgage Loans	57
USE OF PROCEEDS	S-75	The Depositor	68
LEGAL MATTERS	S-76	Use of Proceeds	68
UNDERWRITING	S-76	Material Federal Income Tax Consequences	68
GLOSSARY	S-78	State and Local Tax Considerations	94
Appendix A	S-A-1	ERISA Considerations	94
		Legal Investment Matters	101
		Plan of Distribution	102
		Available Information	103
		Incorporation of Certain Documents by Reference	103

OFFERED CERTIFICATES

The issuing entity will issue the following classes of certificates that are being offered by this prospectus supplement and the accompanying prospectus.

Class(1)	Initial Certificate Principal Balance(2)	Coupon(3)	Ratings Moody’s/S&P	Final Scheduled Distribution Date(4) (5)	Type
A-1A	$237,454,000	LIBOR plus [[•]]%	Aaa/AAA	November 25, 2037	Variable Rate Super Senior
A-1B	$26,384,000	LIBOR plus [[•]]%	Aa1/AAA	November 25, 2037	Variable Rate Mezzanine Senior
A-2A	$125,064,000	LIBOR plus [[•]]%	Aaa/AAA	November 25, 2037	Variable Rate Senior
A-2B	$45,638,000	LIBOR plus [[•]]%	Aaa/AAA	November 25, 2037	Variable Rate Senior
A-2C	$54,322,000	LIBOR plus [[•]]%	Aaa/AAA	November 25, 2037	Variable Rate Senior
A-2D	$21,218,000	LIBOR plus [[•]]%	Aaa/AAA	November 25, 2037	Variable Rate Senior
M-1	$24,000,000	LIBOR plus [[•]]%	Aa1/AA+	November 25, 2037	Variable Rate Subordinate
M-2	$22,080,000	LIBOR plus [[•]]%	Aa2/AA+	November 25, 2037	Variable Rate Subordinate
M-3	$15,360,000	LIBOR plus [[•]]%	Aa3/AA	November 25, 2037	Variable Rate Subordinate
M-4	$11,200,000	LIBOR plus [[•]]%	A1/AA	November 25, 2037	Variable Rate Subordinate
M-5	$11,200,000	LIBOR plus [[•]]%	A2/AA-	November 25, 2037	Variable Rate Subordinate
M-6	$9,600,000	LIBOR plus [[•]]%	A3/A+	November 25, 2037	Variable Rate Subordinate
B-1	$9,920,000	LIBOR plus [[•]]%	Baa1/A	November 25, 2037	Variable Rate Subordinate
B-2	$7,680,000	LIBOR plus [[•]]%	Baa2/BBB+	November 25, 2037	Variable Rate Subordinate
B-3	$6,720,000	LIBOR plus [[•]]%	Baa3/BBB	November 25, 2037	Variable Rate Subordinate

________________________________

(1)

The Class A-1A Certificates and the Class A-1B Certificates are referred to herein as the Group I Certificates; and the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates are referred to herein as Group II Certificates.

(2)

These balances are approximate as described in this prospectus supplement.

(3)

These pass-through rates are subject to the applicable group net WAC cap and maximum cap rate described in this prospectus supplement.  After the clean-up call date, the margins over one-month LIBOR for the Class A-1A, Class  A-1B, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates increases to [[•]],  [[•]],  [[•]],  [[●]], [[●]], [[●]], [[•]],  [[●]], [[●]], [[●]], [[•]],  [[•]],  [[•]],  [[•]] and [[•]],  respectively.

(4)

Calculated as described herein under “Prepayment and Yield Considerations.”

(5)

The actual final distribution date of the offered certificates may be substantially earlier or later than the final scheduled distribution date.

SUMMARY OF TERMS

This summary highlights selected information from this document.  It does not contain all the information that you need to consider in making your investment decision.  To understand the terms of the offered certificates and the characteristics of the underlying mortgage loans, read carefully the entire prospectus supplement and the accompanying prospectus.

•

This summary provides an overview of structural provisions, calculations, cash flows and other information to aid your understanding and is qualified by the full description of the structural provisions, calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

Issuing Entity

The issuer of the certificates is Saxon Asset Securities Trust 2005-4, a common law trust formed under the laws of the State of New York.  The trust fund was created for the sole purpose of issuing the certificates.  The certificates represent individual ownership interests in the trust fund and are not the obligation of any other entity.  Neither the certificates nor the mortgage loans will be insured by any governmental agency or instrumentality.

Seller

Saxon Mortgage, Inc., an affiliate of the depositor.

Depositor

Saxon Asset Securities Company.

Master Servicer

Saxon Mortgage, Inc.

Servicer

Saxon Mortgage Services, Inc., an affiliate of the seller and the depositor.

Trustee and Calculation Agent

Deutsche Bank Trust Company Americas.

Swap Counterparty and Cap Counterparty

One or more entities that has (or whose guarantor has) (x) a short-term unsecured debt rating from Moody's of "P-1" and a short-term unsecured debt rating from S&P of at least "A-1" and/or (y) long-term unsecured debt ratings from Moody's and S&P of at least "Aa2" and "AA," respectively.

Cut-off Date

As of the close of business on December 1, 2005 for the mortgage loans to be sold to the trust on the closing date.

Statistical Cut-off Date

As of the close of business on November 1, 2005.

Closing Date

On or about December 21, 2005.

Offered Certificates

As described in this prospectus supplement, the mortgage loan pool will be divided into two groups, group I and group II, respectively.  The mortgage loans bear interest at fixed and adjustable rates.  In general, the trustee will distribute collections on the mortgage loans in group I to the Class A-1A and Class A-1B Certificates; and the trustee will distribute collections on the mortgage loans in group II to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates.

The subordinate certificates will be entitled to distributions from both mortgage loan groups.

In addition, the supplemental interest trust will hold an interest rate swap agreement for the benefit of the certificateholders.

Distribution Date

The trustee will make distributions on the 25th day of each month, or if that day is not a business day, the next business day.  The first distribution date will be January 25, 2006.

Pass-Through Rates

The pass-through rates on each class of offered certificates adjust on each distribution date, based on the value of one-month LIBOR.

The pass-through rate of each class of offered certificates will be subject to limitation (or will be “capped”) as described in this prospectus supplement.  Whenever a pass-through rate for an offered certificate is capped, any shortfall in interest on that certificate resulting from the application of the related cap will be carried over to subsequent distribution dates and, to the extent available, will be paid from excess interest, pledged prepayment penalties and payments received by the trustee under the swap agreement (and, in the case of the Class A-1A Certificates and the Class A-1B Certificates, payments received by the trustee under the cap agreement).

Interest Distributions

On each distribution date, the trustee will generally distribute interest funds for each group, in the following order:

•

to the supplemental interest trust account, allocable amounts payable to the swap counterparty;

•

to the related senior certificates, all interest due thereon;

•

to the unrelated senior certificates (after application of interest funds from the loan group for such unrelated senior certificates);

•

to the subordinate certificates, in the order of priority described in this prospectus supplement, monthly interest due such certificates; and

•

to be applied as described under “—Excess Interest and Pledged Prepayment Penalties” below.

Excess Interest and Pledged Prepayment Penalties

On each distribution date, the trustee will distribute any excess interest and the prepayment penalties received from the mortgage loans in the following order:

•

for the first three distribution dates only, to the offered certificates entitled thereto, in order of seniority, any net interest shortfall resulting from application of a cap;

•

to the offered certificates, as an extra principal distribution, but only to the limited extent described in this prospectus supplement;

•

to the subordinate certificates, in order of seniority, the amount of unpaid interest for prior distribution dates (excluding any shortfall resulting from application of a cap) and amounts in repayment of any realized losses previously allocated to those certificates;

•

to the offered certificates entitled thereto, in order of seniority, any net interest shortfall resulting from application of a cap;

•

to specified classes of certificates to the extent of any remaining losses allocated thereto;

•

to the supplemental interest trust account for payment to the swap counterparty of termination payments in certain circumstances described in this prospectus supplement, and

•

to the Class C and Class R Certificates, any remainder.

Principal Distributions

On each distribution date, the trustee will generally distribute principal collected for a group to the related certificates as described under “Description of the Offered Certificates—Distributions” herein.

To the limited extent described herein excess interest and pledged prepayment penalties will be applied in reduction of the certificate principal balances of the certificates.

Credit Enhancement

The certificates have the benefit of the following types of credit enhancement:

•

excess interest, prepayment penalties received from the mortgage loans and amounts received by the trustee under the interest rate swap agreement will be used to distribute principal on the offered certificates, to a limited extent, to maintain overcollateralization, to pay interest shortfalls due on the certificates and to reimburse the certificates for losses;

•

the rights of the subordinate certificates to receive distributions are subordinated to those of more senior certificates;

•

limited protection against losses on the mortgage loans provided by a loan level primary mortgage insurance policy covering certain mortgage loans with original loan-to-value ratios greater than or equal to 80%; and

•

realized losses on the mortgage loans will be allocated first to the subordinate certificates.

On the closing date, the outstanding scheduled principal balance of the mortgage loans, together with the amount on deposit in the pre-funding account is expected to exceed the aggregate principal balance of the offered certificates by approximately $12,160,000, which represents approximately 1.90% of the Assumed Principal Balance as of the cut-off date.  As described above, excess interest, if any, will be used to maintain such overcollateralization at required levels.  We cannot, however, assure you that for all periods sufficient excess interest will be generated by the mortgage loans to maintain the required levels of overcollateralization.

Swap Agreement

The trustee, on behalf of the supplemental interest trust, will enter into an interest rate swap agreement with a swap counterparty described under "Swap Counterparty and Cap Counterparty" above.  Under the interest rate swap agreement, one business day prior to each distribution date, commencing on the distribution date in January 2006 and ending on the distribution date in November 2009, the supplemental interest trust will be obligated to make payments at the applicable fixed rate of payment owed by the trust fund, as described in this prospectus supplement, and the swap counterparty will be obligated to make payments at LIBOR (as determined pursuant to the interest rate swap agreement), in each case calculated on a scheduled notional amount.  To the extent that a fixed rate payment exceeds the floating rate payment related to any distribution date, amounts otherwise available to certificateholders will be applied to make a net swap payment to the swap counterparty, and to the extent that a floating rate payment exceeds the fixed rate payment related to any distribution date, the swap counterparty will owe a net swap payment to the supplemental interest trust. Any net amounts received under the interest rate swap agreement will be paid by the supplemental interest trust and applied to pay interest shortfalls, maintain overcollateralization and repay losses, as described in this prospectus supplement.

See “Description of the Offered Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement” and “—Application of Deposits and Payments Received by the Supplemental Interest Trust” in this prospectus supplement.

Cap Agreement

The Class A-1A Certificates and the Class A-1B Certificates will have the benefit of an interest rate cap agreement as described under “Description of the Offered Certificates—Cap Agreement Reserve Fund” in this prospectus supplement.  No other class of offered certificates will have the benefit of an interest rate cap agreement.

Mortgage Loans

On the closing date, in addition to amounts on deposit in the pre-funding account, the assets of the trust fund will consist of approximately 2,600 mortgage loans with an aggregate principal balance as of the cut-off date (or, with respect to any additional mortgage loan originated after the cut-off date, as of the closing date) of approximately $505,000,000.  The mortgage loans in the trust fund were or will be originated or acquired in accordance with the seller’s program for non-conforming credits.  We refer you to “Risk Factors — Non-conforming underwriting standards” in this prospectus supplement for additional information.

The mortgage loans in the trust fund have been separated into two groups, each containing mortgage loans secured by one-to-four family residential properties:

•

Group I consists of first lien, fixed rate and adjustable rate, conforming balance mortgage loans.

•

Group II consists of first and second lien, fixed rate and adjustable rate, conforming and non-conforming balance mortgage loans.

Pre-Funding Feature

Subsequent to the closing date but on or before March 21, 2006 the trustee may purchase subsequent mortgage loans for inclusion in either of the loan groups. At the closing, the trustee will hold in trust, from the proceeds of the sale of the offered certificates, approximately $69,828,571, which may be applied to the purchase of subsequent fixed rate and adjustable rate, conforming balance mortgage loans for inclusion in group I, and approximately $65,171,429, which may be applied to the purchase of subsequent fixed rate and adjustable rate, conforming and non-conforming balance mortgage loans for inclusion in group II.  Pre-funding account funds allocated to one group may not be used to purchase subsequent mortgage loans in another group.  If the pre-funding account funds allocated to a group are not completely used to acquire subsequent mortgage loans by March 21, 2006, any remaining pre-funding amounts will be distributed as a payment of principal on the related certificates in the order of priority set forth in this prospectus supplement.  This distribution will be made on the distribution date immediately following the end of the pre-funding period.

Optional Termination

The master servicer has the right to exercise a clean-up call on any distribution date on which the sum of the aggregate principal balance of the mortgage loans has declined to an amount equal to or less than 10% of the Assumed Principal Balance as of the cut-off date.  Exercise of this clean-up call will result in the early retirement of your certificates.

Realized Losses

If, (1) the trustee disposes of a mortgage loan for less than its scheduled principal balance plus accrued interest, reimbursement of liquidation expenses, and servicer advances, or (2) the servicer determines that a delinquent mortgage loan constitutes a “nonrecoverable mortgage loan” as described herein, the trust will incur a realized loss.

If, on any distribution date, the aggregate certificate principal balance of the offered certificates exceeds the aggregate principal balance of the mortgage loans, the certificate principal balances of the subordinate certificates will be reduced in reverse order of seniority.  After a reduction, the holders of any of these certificates will generally only be entitled to distributions of both principal and interest on the reduced certificate principal balance of their certificates.

Private Certificates

The Class C and Class R certificates are not being offered by this prospectus supplement or the accompanying prospectus.  The Class C (consisting of the Class C-1 Certificates and the Class C-2 Certificates) and Class R Certificates represent the most junior ownership interests in the assets of the trust.

Denominations

The issuing entity will issue the offered certificates in book-entry form in minimum denominations of $25,000, in the case of the senior certificates, and $100,000, in the case of the subordinate certificates, in original principal amount and integral multiples of $1,000 in excess thereof.

Statistical Mortgage Loan Data

Information presented with respect to the mortgage loans in this prospectus supplement is derived solely from mortgage loans that have been identified for inclusion in the trust fund as of the date of this prospectus supplement.  Accordingly, such statistical data reflects only a portion of the loans to be included in the trust fund.  Additional mortgage loans will be included in the pool of mortgage loans to be conveyed to the trust on the closing date.  After the closing date, subsequent mortgage loans may, because of the application of funds in the pre-funding account, be conveyed to the trust fund until March 21, 2006.  The characteristics of the mortgage loans to be conveyed to the trust on the closing date will vary from the characteristics of the identified mortgage loans and from the subsequent mortgage loans to be conveyed to the trust after the closing date.

Detailed tabular information regarding the mortgage loans identified to be included in the trust fund is set forth in Appendix A hereto.  The statistical information relating to the mortgage loans in this prospectus supplement is provided as of the statistical cut-off date except where specifically noted.  See “Risk Factors — Loan characteristics of the final mortgage loan pool may vary from the characteristics of the identified mortgage loans disclosed in this prospectus supplement” and “The Mortgage Loan Pool — Characteristics of the Mortgage Loans” herein.

Federal Income Tax Considerations

An election will be made to treat a portion of the trust as multiple REMICs for federal income tax purposes.  Each of the offered certificates will represent ownership of “regular interests” in a REMIC, along with certain contractual rights and obligations.  The Class R Certificate will be designated as the sole class of “residual interest” in each of the REMICs.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

Generally, employee benefit plans and any other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 and/or the Internal Revenue Code of 1986 or any similar applicable law may acquire the offered certificates.  However, offered certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the interest rate swap agreement, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions described in this prospectus supplement under “ERISA Considerations—ERISA Considerations With Respect to the Swap Agreement.”

RISK FACTORS

You should consider the following risk factors and the information set forth under “Risk Factors” in the accompanying prospectus before you purchase any of the offered certificates.  Statistical information with respect to the mortgage loans set forth in this “Risk Factors” section is given as of the statistical cut-off date, unless otherwise specified.

Limited obligations

The assets in the trust fund, including any form of credit enhancement, and the rights of the supplemental interest trust under the interest rate swap agreement are the sole source of payments on the offered certificates.  The offered certificates are not the obligations of any other entity.  None of the seller, the depositor, the underwriters, the servicer, the master servicer, the trustee or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the rating of the offered certificates.  If credit enhancement is not available, holders of the offered certificates may suffer losses on their investment.

Potential inadequacy of credit enhancement

Overcollateralization.  In order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the offered certificates, any net swap payments or (except in the limited circumstances described in this prospectus supplement) swap termination payments payable to the swap counterparty under the interest rate swap agreement and the fees and expenses of the trust fund.  We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is higher than the expected weighted average of the interest rates on the offered certificates.  We cannot assure you, however, that enough excess interest will be generated to achieve and maintain the overcollateralization levels required by the rating agencies.  The following factors will affect the amount of excess interest that the mortgage loans will generate:

●

Prepayments.  Every time a mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest.  The effect on the offered certificates of this reduction will be influenced by the number of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately large number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

●

Defaults.  The rate of defaults on the mortgage loans may turn out to be higher than expected.  Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.  Defaults on a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

●

Level of LIBOR.  If LIBOR increases, more cash will be needed to pay interest to all of the holders of the offered certificates, so less cash will be available as excess interest to build and maintain required levels of overcollateralization.

Mortgage interest rates may limit pass-through rates of certain classes

Generally, the pass-through rates on the offered certificates adjust monthly based upon one-month LIBOR.  However, as of the statistical cut-off date, the interest rates of approximately 67.79% and 88.40% of the initial mortgage loans (by principal balance) in group I and group II, respectively, adjust periodically based upon the six-month LIBOR index beginning at a specified period after origination.  Substantially all of the remaining mortgage loans have fixed interest rates.

●

In a rising interest rate environment, the pass-through rates on these one-month LIBOR classes of certificates may rise before the interest rates on the related adjustable rate mortgage loans, and/or may rise above the fixed rates on the related fixed rate mortgage loans.

●

One-month LIBOR may respond to economic and market factors that differ from those affecting the other indices on which the mortgage interest rates are based.  It could rise while the other indices are stable or are falling.  Even if they move in the same direction, one-month LIBOR may rise more rapidly than the other indices in a rising interest rate environment or fall less rapidly in a declining interest rate environment.

In any of these interest rate environments, the pass-through rates on the offered certificates may be limited by application of the related Net WAC Cap.  If, on any distribution date, the pass-through rate on any class of offered certificates is so limited, a “Cap Carryover Amount” will result.  This amount will generally equal the excess of interest that would have been distributable absent application of the applicable cap over interest calculated at the capped rate.  On any distribution date, the trustee will repay any Cap Carryover Amounts to the extent of amounts in the Basis Risk Reserve Fund available for such purpose and to the extent of amounts available under the interest rate swap agreement as described in this prospectus supplement (and, in the case of the Class A-1A Certificates and the Class A-1B Certificates, amounts available under the interest rate cap agreement as described in this prospectus supplement).  There can be no assurance that such amounts will be sufficient to repay such Cap Carryover Amounts.  The ratings on the offered certificates do not represent an assessment of the likelihood of the distribution of any Cap Carryover Amount.

Subordinate certificates bear primary risk of loss

On any distribution date, amounts received by the trustee on the mortgage loans will be distributed as follows:

•

to the Class M-1 Certificates, only after required distributions to the Class A Certificates;

•

to the Class M-2 Certificates, only after required distributions to the Class A and Class M-1 Certificates;

•

to the Class M-3 Certificates only after required distributions to the Class A, Class M-1 and Class M-2 Certificates;

•

to the Class M-4 Certificates, only after required distributions to the Class A, Class M-1, Class M-2 and Class M-3 Certificates;

●

to the Class M-5 Certificates, only after required distributions to the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates;

●

to the Class M-6 Certificates, only after required distributions to the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates;

●

to the Class B-1 Certificates, only after required distributions to the Class A and Class M Certificates;

●

to the Class B-2 Certificates, only after required distributions to the Class A, Class M and Class B-1 Certificates; and

●

to the Class B-3 Certificates, only after required distributions to the Class A, Class M, Class B-1 and Class B-2 Certificates.

If the trust fund does not have sufficient funds to distribute interest to all classes of offered certificates (including, without limitation, as a result of the application of the Servicemembers Civil Relief Act or prepayment interest shortfalls that are not covered by compensating interest paid by the master servicer), the shortfall will be borne by the certificates in reverse order of seniority.

If the trust fund disposes of a mortgage loan at a loss or the servicer determines a mortgage loan to be nonrecoverable, the aggregate certificate principal balances of the certificates may exceed the aggregate principal balance of the mortgage loans.  In that event, the trust fund will generally reduce the certificate principal balance of the Class B-3 Certificates first, and then reduce the remaining classes in reverse order of seniority, provided that the certificate principal balances of the senior certificates will not be so reduced.

Investors in the subordinate certificates are urged to consider that the performance of such certificates will be affected by the payment experience of all mortgage loan groups, since distributions on such certificates are determined on the basis of all loan groups.

You should fully consider the subordination risks associated with an investment in the Class M and Class B Certificates.  These include the possibility that you may not fully recover your initial investment as a result of losses on the mortgage loans.

Risks Related to the Interest Rate Swap Agreement

Any net swap payment and (except in the limited circumstances described in this prospectus supplement) swap termination payments payable to the swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce payments of interest on the offered certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, the combination of a rapid rate of prepayments and low prevailing interest rates could adversely affect the yields on the offered certificates.

In the event that the trust fund, after application of all interest and principal received on the mortgage loans, cannot make the required net swap payments to the swap counterparty, a swap termination payment as described in this prospectus supplement will be owed to the swap counterparty. Except in limited circumstances described in this prospectus supplement, any termination payment payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to certificateholders.

See “Description of the Offered Certificates—Distributions of Interest, ” “—Distributions of Principal” and “—Supplemental Interest Trust” in this prospectus supplement.
A default or downgrade of the swap counterparty may result in the downgrade of the offered certificates

The only assets available under the interest rate swap agreement are payments made by the swap counterparty.  In the event that the swap counterparty were to default under the interest rate swap agreement, if the ratings of the swap counterparty as of the closing date were to be reduced, withdrawn or qualified or if the interest rate swap agreement was to terminate for any reason, the ratings on the offered certificates may be downgraded.  Any such downgrade may affect the value and marketability of the offered certificates.

A default or downgrade of the counterparty under a cap agreement may result in the downgrade of the related certificates

The only assets available to fund the Cap Agreement Reserve Fund are payments made by the cap counterparty under the interest rate cap agreement.  In the event that the cap counterparty were to default under such interest rate cap agreement or if the interest rate cap agreement were to terminate for any reason, the ratings on the Class A-1A and Class A-1B Certificates may be downgraded.  Any such downgrade may affect the value and marketability of such certificates.

A default or downgrade of the primary mortgage insurer may result in the downgrade of the offered certificates

The ratings assigned to the offered certificates by the rating agencies will be based in part on the credit ratings assigned to PMI Mortgage Insurance Co., the insurer providing the loan-level primary mortgage insurance coverage described in this prospectus supplement.  The current financial strength ratings of “AA”, “Aa2” and “AA+” assigned to PMI Mortgage Insurance Co. by Standard & Poor’s Rating Services (“S&P”), Moody’s Investors Services, Inc. (“Moody’s”) and Fitch Ratings, respectively, could be qualified, reduced or withdrawn at any time.

Any qualification, reduction or withdrawal of the ratings assigned to such insurance company could result in reduction of the ratings assigned to the offered certificates.  Any such downgrade may affect the value and marketability of the offered certificates.

Loan characteristics of the final mortgage loan pool may vary from the characteristics of the initial mortgage loans disclosed in this prospectus supplement

This prospectus supplement describes only a portion of the mortgage loans to be included in the trust fund on the closing date.  The additional mortgage loans to be delivered on the closing date may have characteristics that differ somewhat from the initial mortgage loans described in this prospectus supplement.  The subsequent mortgage loans to be purchased by the trustee after the closing date with amounts on deposit in the pre-funding account may have characteristics that differ from the identified mortgage loans described in this prospectus supplement.  However, each of the subsequent mortgage loans must satisfy the criteria described under “The Mortgage Loan Pool — Conveyance of and Subsequent Mortgage Loans” herein.

There is a risk of early prepayment of principal associated with the pre-funding account

The seller anticipates that the trustee will use substantially all of the funds in the pre-funding account to purchase subsequent mortgage loans for the trust fund.  However, if the principal amount of eligible subsequent mortgage loans available during the pre-funding period is less than the full pre-funded amount, the seller will not have sufficient subsequent mortgage loans to sell to the trust fund.  This could result in a prepayment of principal to holders of offered certificates as described in this prospectus supplement, which could adversely affect the yield of such certificates to the extent they were purchased at a premium.  The seller does not expect that a material amount of principal prepayment will occur due to insufficient amounts of subsequent mortgage loans.

Effect of performance of mortgage loans on ratings of the offered certificates

The rating assigned to your class of offered certificates will depend on the performance of the mortgage loans in both pools.  Therefore, since the subordinate certificates provide credit support for all the senior certificates, the poor performance of one pool may affect the rating assigned to your class notwithstanding the better performance of the remaining pool.

The following characteristics of the mortgage loans may increase risk of loss:
Non-conforming underwriting standards

As a general matter, the seller originated or purchased or will originate or purchase the mortgage loans in accordance with its mortgage loan program for non-conforming credits — a mortgage loan that is generally ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet Fannie Mae or Freddie Mac guidelines.

The mortgage loans are expected to experience rates of delinquency, bankruptcy and loss that are higher, perhaps significantly, than mortgage loans originated under Fannie Mae or Freddie Mac guidelines.

Geographic concentration

The mortgaged premises for approximately 14.83% and 33.22% of the initial group I and initial group II mortgage loans, respectively, based on aggregate statistical cut-off date principal balances, are located in California.  An overall decline in the residential real estate market, or the occurrence of natural disasters such as earthquakes, mudslides and wildfires in California could adversely affect the values of the mortgaged premises located in California and increase the risk of loss on the related mortgage loans.

In addition, natural disasters, including hurricanes and tornadoes, affect other regions of the United States from time to time and could adversely affect the values of the mortgaged premises located in those regions and increase the risk of loss on the related mortgage loans.

The seller has made a representation to the effect that none of the mortgaged premises has suffered material damage.  As provided in the pooling and servicing agreement, in the event of a breach of this representation that materially and adversely affects the interests of certificateholders, the seller may be obligated to purchase the related loan at a price described in this prospectus supplement.  The yield to maturity of any certificate acquired at a premium may be substantially reduced by a related early payment of principal.  See “Prepayment and Yield Considerations” in this prospectus supplement.

Mortgage loans with second liens on the mortgaged property increase risk of loss

At the time of origination of approximately 16.45% and 15.81% of the initial group I and initial group II mortgage loans, respectively, based on aggregate statistical cut-off date principal balances, the related borrowers also obtained second lien mortgage loans secured by the same mortgaged properties as secure the borrowers' mortgage loans included in the trust fund.  Investors should also be aware that borrowers may obtain secondary mortgage financing secured by their mortgaged properties following the date of origination of the mortgage loans in the trust.  Mortgage loans of borrowers that have also obtained second lien mortgage loans secured by the same mortgaged property may experience higher rates of default than mortgage loans of borrowers that have not obtained second lien mortgage loans.

Second liens

As of the statistical cut-off date, approximately 0.67% of the aggregate principal balance of the initial group II mortgage loans are secured by second liens subordinate to the rights of the mortgagee under the related first mortgage.  The trust fund will have no source of funds to satisfy the first mortgage or make payments due to the first mortgagee and, accordingly, its ability to realize on its second lien may be limited.

Balloon loans

As of the statistical cut-off date, approximately 21.17% of the aggregate principal balance of the initial group I mortgage loans and approximately 17.96% of the aggregate principal balance of the initial group II mortgage loans are “balloon loans” that provide for the payment of the unamortized principal balance in a single payment at maturity.  If the borrower is unable to repay the loan at maturity or refinance the amount owed, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Mortgage Loans with Interest-Only Payments

As of the statistical cut-off date, approximately 11.01% of the aggregate principal balance of the initial group I mortgage loans and approximately 45.16% of the aggregate principal balance of the initial group II mortgage loans provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of two, three or five years following the origination of the mortgage loan.  Following that applicable period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage interest rate.

The presence of these mortgage loans in group I and group II will, absent other considerations, result in longer weighted average lives of the related offered certificates than would have been the case had these loans not been included in the trust fund.  If you purchase such an offered certificate at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first two, three or five years, as applicable, of the term of a mortgage loan as a disincentive to prepayment.

If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency and loss.

High loan-to-value ratios increase risk of loss

Mortgage loans with high loan-to-value ratios may present a greater risk of loss than mortgages with loan-to-value ratios of 80% or below.  As of the statistical cut-off date, approximately 36.60% of the aggregate principal balance of the initial group I mortgage loans and approximately 42.05% of the aggregate principal balance of the initial group II mortgage loans had original loan-to-value ratios or original combined loan-to-value ratios, in the case of second lien mortgages, in excess of 80%. On the closing date, a loan-level primary mortgage insurance policy will be acquired on behalf of the trust fund from PMI Mortgage Insurance Co., providing initial insurance coverage for approximately 40.66% and 46.31% of the initial group I mortgage loans and the initial group II mortgage loans, respectively, that are first-lien mortgage loans with original loan-to-value ratios in excess of 80% (calculated as a percentage of the principal balance of first-lien mortgage loans with original loan-to-value ratios in excess of 80%).  For those covered mortgage loans that are limited documentation, stated documentation or twelve (12) months personal bank statements with original loan-to-value ratios greater than 80%, the primary mortgage insurance policy provides coverage for mortgage loans with original LTV ratios in excess of 80%.  The effect of such policy is to reduce the original LTV ratio of the covered mortgages to approximately 80%.  For those covered mortgage loans that are full documentation with original loan-to-value ratios greater than 90%, the primary mortgage insurance policy provides coverage for mortgage loans with original LTV ratios in excess of 90%.  The effect of such policy is to reduce the original LTV ratio of the covered mortgages to approximately 90%.  Accordingly, such primary mortgage insurance will provide only limited protection against losses on defaulted mortgage loan.

Other legal considerations

Federal, state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

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regulate interest rates and other charges on mortgage loans;

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require certain disclosures to borrowers;

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require licensing of the seller and the other originators; and

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regulate generally the origination, servicing and collection process for the mortgage loans.

Violations of these laws:

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may limit the ability of the trust to collect on the mortgage loans;

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may entitle a borrower to rescind the loan and/or obtain a refund of amounts previously paid; and

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could result in liability for damages and administrative enforcement against the originator or the servicer of the mortgage loans.

The seller has represented that all applicable federal, state and local laws were or will be complied with in connection with the origination of the mortgage loans that are or will be part of the trust fund.  If there is a material and adverse breach of this representation, the seller must repurchase any affected mortgage loan or substitute a new complying mortgage loan.

Limitations on hazard insurance

Standard hazard insurance policies do not insure against physical damage arising from earth movement, including earthquakes, landslides and mudflows.  The occurrence of natural disasters may result in increased losses on mortgage loans relating to mortgaged property affected by such natural disasters.

Insolvency of seller could cause payment delays

The seller believes that the transfers of the mortgage loans by the seller to the depositor and by the depositor to the trustee constitute sales by the seller to the depositor and by the depositor to the trustee and that, accordingly, the mortgage loans will not be part of the assets of the seller or the depositor in the event of an insolvency proceeding.  Nevertheless, a bankruptcy trustee or a creditor may argue that the transfers were pledges in connection with a borrowing rather than true sales.  Even if this argument proves unsuccessful, delays in distributions could result.

The trustee, the depositor and the rating agencies rating the offered certificates will receive an opinion of McKee Nelson LLP, counsel to the depositor, with respect to the true sale of the mortgage loans, in form and substance satisfactory to the rating agencies.

Military action and terrorist attacks

The effects that military action by U.S. forces in Iraq or other regions and terrorist attacks in the United States, possible future attacks or other incidents and related military action may have on the performance of the mortgage loans or on the values of the mortgaged properties cannot be determined at this time.  Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans.  Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events.  In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of loans whose interest rates are reduced by application of the Servicemembers Civil Relief Act.  Any shortfalls from the reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act will reduce the amounts available to make payments on the certificates and will increase the likelihood that your interest rate will be limited by the net WAC cap.  Any interest shortfalls due to the application of the Servicemembers Civil Relief Act will not be paid to the certificateholders on future distribution dates.

THE MORTGAGE LOAN POOL

General

On the closing date, in addition to amounts on deposit in the pre-funding account, the assets of the trust fund will consist of mortgage loans with an aggregate scheduled principal balance as of the cut-off date (or, with respect to any additional mortgage loan originated after the cut-off date, as of the closing date) of approximately $505,000,000.  The seller originated or acquired or will originate or acquire all the mortgage loans to be included in the trust fund in accordance with its mortgage loan program as described in this prospectus supplement and in the accompanying prospectus.  As a general matter, the seller’s mortgage loan program consists of the origination or purchase of mortgage loans relating to non-conforming credits.  A non-conforming credit is a mortgage loan generally ineligible for purchase by Fannie Mae or Freddie Mac due to characteristics that do not meet Fannie Mae or Freddie Mac guidelines.  Mortgage loans originated or purchased under the seller’s mortgage loan program are likely to experience rates of delinquency, bankruptcy and loss that are higher than those experienced by mortgage loans originated under Fannie Mae or Freddie Mac guidelines.

Characteristics of the Mortgage Loans

Substantially all of the mortgaged premises consist of residential properties which may be detached or attached:

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one-to-four family dwellings;

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condominium units;

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townhouses;

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manufactured housing; and

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units in a planned unit development.

The mortgaged premises may be owner-occupied or non-owner-occupied investment properties.  Owner-occupied properties include second homes and vacation homes.  The mortgage loans are or will be secured by first and, in the case of certain of the group II mortgage loans, second mortgages on the mortgaged premises.

None of the mortgage loans are in violation of the Arkansas Home Loan Protection Act, the Georgia Fair Lending Act, the New York Anti-Predatory Lending Law, the New Jersey Home Ownership Security Act of 2002, the New Mexico Home Loan Protection Act, the Illinois High Risk Home Loan Act, the Illinois Interest Act or any similar “predatory lending” statute, ordinance or law.

This prospectus supplement contains statistical information with respect to only the initial mortgage loans to be conveyed to the trust fund on the closing date.  Accordingly, except where otherwise specifically indicated, statistical information presented with respect to the mortgage loans included in this prospectus supplement is derived solely from the initial mortgage loans as of the statistical cut-off date; no information is included, therefore, with respect to additional mortgage loans to be conveyed to the trust fund on the closing date or subsequent mortgage loans to be conveyed to the trust fund after the closing date.  Whenever reference is made to the characteristics of the initial mortgage loans or to a percentage of the initial mortgage loans, the reference is based on the scheduled principal balances of those mortgage loans.

The trustee may purchase subsequent mortgage loans for the trust fund after the closing date until March 21, 2006.  See “—Conveyance of Additional and Subsequent Mortgage Loans” herein.  The characteristics of the mortgage loans as a whole will change at the closing date and upon the acquisition of subsequent mortgage loans.  See “—Additional Information” herein.

The initial mortgage loans satisfy certain criteria including:

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a remaining term to stated maturity of no more than 360 months; and

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a current mortgage interest rate of at least 5.450% and 5.200% with respect to group I and group II, respectively.

None of the initial mortgage loans had an original loan-to-value ratio or, in the case of second lien mortgage loans, a combined loan-to-value ratio in excess of 100.00%.  In addition, approximately 98.67% of the initial mortgage loans were originated less than six months prior to the cut-off date.  Each mortgage loan in the trust fund will be assigned to one of the two groups comprising (1) fixed rate and adjustable rate, conforming balance mortgage loans, in the case of group I, and (2) fixed rate and adjustable rate mortgage loans, which in certain cases are conforming balance mortgage loans and in other cases are not, in the case of group II.  Additional mortgage loans to be delivered on the closing date and subsequent mortgage loans to be purchased after the closing date will be included in group I and group II and will be selected using generally the same criteria used to select the initial mortgage loans.  In addition, generally the same representations and warranties will be made with respect to those additional and subsequent mortgage loans.

Of the initial mortgage loans, 877 mortgage loans representing approximately 63.62% of the aggregate principal balance of the mortgage loans in group I as of the statistical cut-off date and 694 mortgage loans representing approximately 71.07% of the aggregate principal balance of the mortgage loans in group II as of the statistical cut-off date provide for the payment of prepayment penalties.  Prepayment penalties provide that if the borrower were to prepay the mortgage loan in excess of a specified amount at any time from the origination of the mortgage loan to a date set forth in the related mortgage note (the “Prepayment Penalty Period”), the borrower would also have to pay a fee in addition to the amount necessary to repay the mortgage loan.  The Prepayment Penalty Period for the mortgage loans varies from one to three years and one to five years, for the initial group I and initial group II mortgage loans, respectively, depending on the terms set forth in the related mortgage note.  In some instances, applicable state laws limit the amount of the prepayment penalty that a lender may charge.  The specific Prepayment Penalty Periods and the amounts of the prepayment penalties applicable to the mortgage loans are set forth in more detail in the tables entitled “Prepayment Penalty” in Appendix A hereto.  Amounts in respect of prepayment penalties will be distributed to holders of Offered Certificates in the manner described under “Description of the Offered Certificates—Distributions—Excess Interest and Pledged Prepayment Penalties.”

All of the initial adjustable rate mortgage loans are subject to:

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periodic interest rate adjustment caps;

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lifetime interest rate ceilings; and

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lifetime interest rate floors.

Substantially all of the initial adjustable rate mortgage loans had interest rates which were not fully indexed as of the statistical cut-off date.  This means the mortgage interest rates on such mortgage loans did not equal the sum of the gross margin and the applicable index as of that date.  The initial adjustable rate mortgage loans are:

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2/28 LIBOR mortgage loans, balloon 30/40 2/28 LIBOR mortgage loans, 3/27 LIBOR mortgage loans, balloon 30/40 3/27 LIBOR mortgage loans, 5/25 LIBOR mortgage loans and balloon 30/40 5/25 LIBOR mortgage loans which bear interest initially at a rate fixed at origination for two, three and five years, respectively, and thereafter at a rate that adjusts semiannually based on six month LIBOR (i.e., the London interbank offered rate for six month United States Dollar deposits in the London market based on quotations of major banks as published in The Wall Street Journal).

Detailed information on the initial mortgage loans is included in Appendix A hereto.  Such information is approximate and is based solely on the aggregate principal balance of the initial mortgage loans as of the statistical cut-off date.  This information does not include information about additional mortgage loans that are expected to be delivered on the closing date or subsequent mortgage loans to be purchased after the closing date.  Totals may not add completely to 100% because of rounding.  Each of the calculations represents a percentage of the given group.  Unless otherwise specified, all weighted averages are based upon certain characteristics of the initial mortgage loans as of the statistical cut-off date.

In addition, certain of the additional mortgage loans or subsequent mortgage loans may be adjustable rate mortgage loans with interest rates that adjust on the basis of other indices, including the one-year CMT index.

Conveyance of Additional and Subsequent Mortgage Loans

The depositor will deliver additional mortgage loans on the closing date that are not initial mortgage loans as to which the statistical information in this prospectus supplement was based.  In addition, the trustee may acquire with amounts on deposit in the pre-funding account after the closing date approximately $69,828,571 in aggregate principal balance of mortgage loans for addition to group I and approximately $65,171,429 in aggregate principal balance of mortgage loans for addition to group II.  Accordingly, the initial characteristics of the mortgage loan pool as a whole and of group I and group II will change after the acquisition of the additional and subsequent mortgage loans. The depositor has agreed to include additional mortgage loans on the closing date and to deliver subsequent mortgage loans for inclusion in the trust fund that will not materially change the initial characteristics of the group I or group II initial mortgage loans.

Certain subsequent mortgage loans conveyed to the trust fund after the closing date may be purchased by the master servicer or its affiliates in connection with the exercise of one or more clean-up calls with respect to one or more trusts or trust funds previously established by the depositor.  Such subsequent mortgage loans may, therefore, have been originated under underwriting guidelines that differ in certain respects from the underwriting guidelines described herein.  In addition, such subsequent mortgage loans will have shorter remaining terms to maturity than mortgage loans originated more recently and may, therefore, result in shorter weighted average lives on the certificates.

The inclusion of additional mortgage loans on the closing date and the delivery of subsequent mortgage loans will be subject to the following requirements:

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no such mortgage loan will be selected in a manner adverse to the interests of certificateholders;

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the addition of such mortgage loans will not result in the reduction, qualification or withdrawal of the then current ratings of the certificates;

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each such mortgage loan will have been underwritten in accordance with the seller’s underwriting guidelines;

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no such mortgage loan may have a remaining term to maturity exceeding 360 months;

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no such mortgage loan may have a loan-to-value ratio, or combined loan-to-value ratio, in the case of a second lien mortgage loan, greater than 100%;

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no such mortgage loan added to group I may be a second lien mortgage loan;

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each mortgage loan included in group I will be a conforming balance mortgage loan;

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at the end of the pre-funding period, not more than 30% (by principal balance) of the mortgage loans will constitute interest only mortgage loans; and

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the ratio of fixed rate to adjustable rate mortgage loans in each loan group will remain approximately the same as on the closing date.

Following the inclusion of additional mortgage loans on the closing date and the purchase of all of the subsequent mortgage loans by the trustee, the mortgage loans in the trust fund will have the following characteristics as of their respective cut-off dates:

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a weighted average mortgage interest rate of at least 7.65%;

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a weighted average original combined loan-to-value ratio of not more than 80.00%;

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at least 88% (based on principal balance) will have credit grades of A- or better; and

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the weighted average credit score will be no less than 607.

Additional Information

The description in this prospectus supplement of the mortgage loans and the mortgaged premises is based upon the pool of initial mortgage loans, as constituted at the close of business on the statistical cut-off date, except where otherwise specifically indicated.  The pool of mortgage loans will include additional loans to be delivered on the closing date and subsequent mortgage loans to be acquired during the pre-funding period.  In addition, the depositor may remove mortgage loans included in the pool of initial mortgage loans prior to closing:

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as a result of incomplete documentation or non-compliance with representations and warranties; or

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if the depositor believes that removal is necessary or appropriate.

The depositor may substitute other mortgage loans subject to specified terms and conditions set forth in the agreement.  The seller believes that the information set forth in this prospectus supplement with respect to group I and group II is representative of the characteristics of the respective group as it will be constituted at the closing date.

The depositor will file a current report on Form 8-K with the Commission, together with the agreement, within fifteen days after the initial issuance of the offered certificates.

Underwriting Standards

The mortgage loans to be included in the trust fund were originated or acquired or will be originated or acquired in accordance with the underwriting guidelines of Saxon Mortgage, Inc. (“Saxon Mortgage”). These underwriting guidelines provide for an analysis of the overall situation of the borrower and to take into account compensating factors which may be used to offset certain areas of weakness.  Specific compensating factors include:

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loan-to-value ratio;

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mortgage payment history;

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disposable income;

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employment stability; and

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number of years at residence.

Saxon Mortgage underwrites each loan individually.  The underwriting decision is based on the risk profile of the loan, even in instances where a group of mortgage loans is purchased in bulk.  In some of these bulk purchases, contract underwriters may be engaged to underwrite individual mortgage loans under the direct supervision of the senior underwriting staff of Saxon Mortgage.

Saxon Mortgage customarily employs underwriting guidelines to aid in assessing:

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the borrower’s ability and willingness to repay a loan according to its terms; and

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whether the value of the property securing the loan will allow the lender to recover its investment if a loan default occurs.

Saxon Mortgage has established classifications with respect to the credit profile of the borrower.  The terms of the loans and the maximum loan-to-value ratios and debt-to-income ratios vary based on the classification of the borrower.  Borrowers with less favorable credit ratings are generally offered loans with higher interest rates and lower loan-to-value ratios than borrowers with more favorable credit ratings.

Saxon Mortgage’s underwriting standards are applied in accordance with applicable federal and state laws and regulations and may permit the use of an insured automated valuation model (“AVM”), a qualified appraisal of the mortgaged property which conforms to Fannie Mae and Freddie Mac standards, or both.  Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and a replacement cost analysis based on the current cost of building a similar home.  The appraisal may be no more than 180 days old on the day the loan is originated.  In most instances, a second full appraisal will be required for loan amounts over $500,000.

Saxon Mortgage has four loan documentation programs:

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Full Documentation—underwriter review of the borrower’s credit report, handwritten loan application, property appraisal, and the documents that are provided to verify employment and bank deposits, such as W-2’s and pay stubs, or signed tax returns for the past two years;

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12 Months Personal Bank Statements – the underwriter will review 12 months consecutive personal bank statements to document the borrowers stated cash flow;

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Limited Documentation— six months of personal and/or business bank statements are acceptable documentation of the borrower’s stated cash flow; and

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Stated Income—the borrower’s income as stated on the loan application must be reasonable for the related occupation because the income is not independently verified.  The existence of the business and employment is, however, confirmed; and any self-employed business must have been in existence for at least two years.

Saxon Mortgage may, from time to time, apply underwriting criteria that are either more stringent or more flexible than the general guidelines of the underwriting programs outlined below depending on the economic conditions of a particular market.

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Saxon Mortgage has developed several primary underwriting programs:

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The ScorePlus Underwriting Program (1st lien mortgage loans only)—generally, a borrower’s secondary credit (excluding mortgage, foreclosure and bankruptcy histories) is evaluated by credit score.  Accordingly, credit score minimums apply for each credit grade.

Approximately 96.13% (by principal balance) of the initial mortgage loans as of the statistical cut-off date were underwritten under the ScorePlus Underwriting Program. Saxon Mortgage's ScorePlus guidelines for full income documentation are set forth below.  Limited and stated income documentation are available also, usually at lower LTVs and lower loan amounts.

A+	A	A-	B+	B	C
Mortgage History
No late payments	Maximum of one 30-day late payment	Maximum of two 30-day late payments in last 12 months	Maximum of three 30-day late payments	Maximum of one 60-day late payment in last 12 months	Maximum of one 90-day late payment in last 12 months
Secondary Credit
Minimum Credit Score 500	Minimum Credit Score 500	Minimum Credit Score 500	Minimum Credit Score 500	Minimum Credit Score 500 525 for LTV>80% 640 for LTV > 85%	Minimum Credit Score 500 525 for LTV>70% 660 for LTV > 80%

Debt-To-Income Ratio*
50%	50%	50%	50%	50%	50%
Maximum Loan-To-Value (1st lien mortgage loans only)
100%	100%	100%	95%	90%	85%

Bankruptcy
	Full Documentation and 12 months bank statements	Stated or Limited Documentation
Chapter 7

Full Doc and 12 months bank statement loans allow a bankruptcy discharged at least 6 months as long as the credit score is at least 600, else:

Discharge 2 years if LTV > 85%

Discharge 1.5 years if LTV > 80% but <=85%

Discharge 1 day if LTV <=80%

Discharge 2 years if LTV > 80% Discharge 1.5 years if LTV > 70% but <=80% Discharge 1 day if LTV <=70%
Chapter 11, 13	Discharge 2 years if LTV > 90% Discharge 1.5 years if LTV > 80% but <=90% Discharge 1 day if LTV <=80%	Discharge 2 years if LTV > 80% Discharge 1.5 years if LTV > 70% but <=80% Discharge 1 day if LTV <=70%

Foreclosure
Full Documentation, 12 months bank statements, Stated or Limited Documentation
3 years if LTV >80% Less than 3 years if LTV <=80%

* A Debt-To-Income ratio of 55% is allowed on Full Doc or 12 month bank statement loans with a minimum credit score of 620 and a maximum LTV of 90% (or credit score minimum of 575 and maximum LTV of 80%), as long as there is monthly gross disposable income of at least $2,500 for the family.  A Debt-To-Income ratio over 50% is not allowed on Interest Only loans or loans for borrowers whose income source is solely fixed income.

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The ScoreDirect Underwriting Program (owner occupied, fully documented 1st lien mortgage loans only)—generally, a borrower’s secondary credit (excluding, foreclosure and bankruptcy histories) is evaluated by credit score and the customary credit grading methodology is replaced by credit score tiers.

Approximately 3.38% (by principal balance) of the initial mortgage loans as of the statistical cut-off date were underwritten under the ScoreDirect Underwriting Program.  Saxon Mortgage’s general guidelines for the ScoreDirect Underwriting Program are set forth below:

Credit Score
640+	620-639	600-619	580-599

Bankruptcy Discharge
All chapters must be discharged at least 6 months.

Debt-to-Income Ratio
50%	50%	50%	50%

Maximum LTV (1st lien mortgage loans only)
100%	100%	95%	90%

Foreclosure

Borrowers currently in Foreclosure are not eligible.  Borrowers who have lost a property to foreclosure are not eligible.  Any Foreclosure event in the last 3 years is ineligible under ScoreDirect.  Borrowers that have experienced foreclosure events within 3 to 5 years are limited to a maximum LTV of 90% and no subordinate financing is allowed. The term Foreclosure includes:  NOD filed, delinquencies greater than 120 days, short pay, settled for less than loan amount balance or foreclosure redeemed, consummated or filed.   Mortgages for all properties (primary, second home or investment) apply.

Saxon Mortgage's general guidelines for the Second Lien Underwriting Program are set forth below:

Stand Alone Second Lien

A+	A	A-
Mortgage History
No late payments	Maximum of one 30-day late payment in the last 12 months	Maximum of two 30-day late payments in last 12 months

Secondary Credit
Minimum Credit Score for Full documentation To 100% LTV 620 To 90% LTV 600 Minimum Credit Score for Stated Documentation: To 100% LTV 690 To 95% LTV 660	Minimum Credit Score To 100% LTV 660 To 95% LTV 620 To 90% LTV 600	Minimum Credit Score 600
Bankruptcy Filings
Chapter 7 – Discharged 2 years Chapter 13 –Discharged 2 years for first time home buyers; discharged 12 months from application date	Chapters 7 & 13 – Discharged 2 years	Chapters 7 & 13 – Discharged 2 years
Debt-To-Income Ratio
50%	50%	50%

Maximum Combined Loan-To-Value
100%	100%	90%

Foreclosure
>5 years	>5 years	>5 years

Piggyback (Combo) Second Lien

A+	A	A-
Mortgage History
No late payments	Maximum of one 30-day late payment in the last 12 months	Maximum of two 30-day late payments in last 12 months

Secondary Credit
Minimum Credit Score for Full documentation 580 Minimum Credit Score for Stated Documentation: 650 for W-2 borrowers 640 for self-employed borrowers	Minimum Credit Score 600	Minimum Credit Score 600
Bankruptcy Filings
Chapter 7 – Discharged 2 years Chapter 13 –Discharged 2 years for first time home buyers; discharged 12 months from application date	Chapters 7 & 13 – Discharged 2 years	Chapters 7 & 13 – Discharged 2 years

Debt-to-Income Ratio
50%	50%	50%
45% if score <600
Maximum Combined Loan-To-Value
100%	100%	90%

Foreclosure
>5 years	>5 years	>5 years

Servicing of the Mortgage Loans

General.  Saxon Mortgage Services, Inc., an affiliate of the depositor, will service the mortgage loans.  The principal offices of the servicer are located in Fort Worth, Texas.  The servicer is a HUD/FHA-approved mortgagee and is approved by Fannie Mae and Freddie Mac.  The servicer will provide customary servicing functions with respect to the mortgage loans.  Among other things, the servicer is obligated under some circumstances to advance delinquent payments of principal and interest with respect to the mortgage loans and to pay compensating interest with respect to mortgage loans serviced by it.  The servicer must obtain approval of the master servicer with respect to some of its servicing activities.  In managing the liquidation of defaulted mortgage loans, the servicer will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted mortgage loans and REO properties.  See “Servicing of Mortgage Loans” in the prospectus.

As of September 30, 2005, the servicer serviced a portfolio of approximately 172,344 one-to-four family conventional residential mortgage loans totaling approximately $26.4 billion.  The following table sets forth certain unaudited information concerning the delinquency experience, including loans in foreclosure, and mortgage loans foreclosed with respect to the servicer’s conventional loan servicing portfolio as of the end of the indicated periods.  The indicated periods of delinquency are based on the number of days past due on a contractual basis.

September 30,

December 31,

	2005	2004	2003	2002
	Total Servicing Portfolio	Total Servicing Portfolio	Total Servicing Portfolio	Total Servicing Portfolio
	($ in thousands)
Total outstanding principal balance (at period end)	$26,356,770	$20,165,942	$9,899,523	$7,575,560
Delinquency (at period end):
30-59 days:
Principal balance	$1,515,753	$956,478	$605,980	$504,229
Delinquency percentage	5.75%	4.74%	6.12%	6.66%
60-89 days:
Principal balance	$414,500	$247,863	$138,253	$160,058
Delinquency percentage	1.57%	1.23%	1.40%	2.11%
90 days or more:
Principal balance	$248,530	$172,124	$96,388	$110,260
Delinquency percentage	0.94%	0.85%	0.97%	1.46%
Bankruptcies (1):
Principal balance	$397,545	$279,331	$300,282	$277,447
Delinquency percentage	1.51%	1.39%	3.03%	3.66%
Foreclosures:
Principal balance	$542,642	$314,253	$298,658	$245,069
Delinquency percentage	2.06%	1.56%	3.02%	3.23%
Real Estate Owned:
Principal balance	$157,192	$107,939	$107,202	$118,960
Delinquency percentage	0.60%	0.54%	1.08%	1.57%
Total Seriously Delinquent including real estate owned (2)	6.26%	5.26%	8.89%	11.25%
Total Seriously Delinquent excluding real estate owned	5.66%	4.73%	7.81%	9.68%

________________

(1)

Bankruptcies include both non-performing and performing loans in which the related borrower is in bankruptcy.  Amounts included for contractually current bankruptcies for the total servicing portfolio for September 30, 2005, December 31, 2004, 2003, and 2002 are $87.8 million, $47.5 million, $43.7 million and $46.6 million, respectively.

(2)

Seriously delinquent is defined as loans that are 60 or more days delinquent, foreclosed, REO, or held by a borrower who has declared bankruptcy and is 60 or more days contractually delinquent.

These statistics represent the recent experience of the servicer.  There can be no assurance that the delinquency and foreclosure experience of the mortgage loans included in the trust fund will be comparable.  In addition, these statistics are based on all of the one- to four- family residential mortgage loans in the servicer’s servicing portfolio, including mortgage loans with a variety of payment and other characteristics, including geographic locations and underwriting standards.  These statistics were derived by using one generally accepted method of calculating and reporting delinquency.  The servicer may change its method of reporting delinquency experience to another generally accepted method.  Such a change may affect these statistics.  Not all the mortgage loans in the servicer’s servicing portfolio constitute non-conforming credits.  Accordingly, there can be no assurance that the delinquency and foreclosure experience of the trust’s mortgage loans in the future will correspond to the future delinquency and foreclosure experience of the servicer’s one- to four- family conventional residential mortgage loan servicing portfolio.  The actual delinquency and foreclosure experience of the mortgage loans will depend, among other things, upon:

•

the value of real estate securing the mortgage loans; and

•

the ability of borrowers to make required payments.

Servicing and Other Compensation and Payment of Expenses; Repurchase

The servicing fee rate applicable to each mortgage loan, and with respect to each distribution date, equals the scheduled principal balance of the mortgage loan on the first day of the due period with respect to such distribution date multiplied by one-twelfth of: (i) approximately 0.30% per annum for such of the first ten distribution dates following the closing date, (ii) approximately 0.40% per annum for the eleventh through thirtieth distribution dates, inclusive, following the closing date, (iii) approximately 0.65% per annum for the thirty-first through forty-eighth distribution dates, inclusive, following the closing date and (iv) approximately 0.80% per annum for the forty-ninth distribution date following the closing date and each distribution date thereafter.  A due period is the period from and including the second day of a month to and including the first day of the following month.  In addition, late payment fees with respect to the mortgage loans, revenue from miscellaneous servicing administration fees, and any interest or other income earned on collections with respect to the mortgage loans pending remittance, will be paid to or retained by the servicer as additional servicing compensation.  The servicer must pay certain insurance premiums and ongoing expenses.  The servicer may, with the consent of the master servicer, transfer its servicing to successor servicers that meet the criteria for servicers approved by the rating agencies.

The servicer will have the right, but not the obligation, to repurchase from the trust fund any mortgage loan delinquent as to three consecutive scheduled payments, at a price equal to the unpaid principal balance thereof plus accrued interest on that balance or, in the case of a Nonrecoverable Mortgage Loan, at a price equal to the Nonrecoverable Mortgage Loan Purchase Price, which is based on the servicer’s determination of the projected net liquidation proceeds for the Nonrecoverable Mortgage Loan.

Advances and Payment of Compensating Interest

Before each distribution date, the servicer and any successor servicer must advance its own funds with respect to delinquent payments of principal of and interest on the mortgage loans, net of the servicing fees with respect to any mortgage loan for which it is making an advance, unless the servicer believes that the advance is non-recoverable.  Advances of principal and interest on a mortgage loan will be considered non-recoverable only to the extent those amounts are not reimbursable from:

•

late collections in respect of such loan;

•

insurance proceeds in respect of such loan; and

•

net liquidation proceeds in respect of such loan.

The servicer’s obligation to advance delinquent payments of principal of and interest on any mortgage loan as to which the servicer has entered into a modification or forbearance agreement will be based upon the terms of that mortgage loan as so modified.  In addition, if the servicer determines that the expenses associated with the foreclosure and liquidation of a delinquent loan will exceed the projected liquidation proceeds, the servicer’s obligation to make advances in respect of such loan will terminate at the time of such determination.

Any failure by the servicer to make any required advance will constitute an event of default under the servicing agreement.  If the servicer fails to make a required advance of principal and interest, the master servicer will be obligated to make the advance.  The total advance obligations of the master servicer may be subject to a dollar limitation that is acceptable to the rating agencies as set forth in the pooling and servicing agreement.  If so specified in the agreement, the servicer may be terminated upon the occurrence of one or more specified events (including events related to the performance of the mortgage loans).  See “Servicing of Mortgage Loans — Advances” in the prospectus.

In addition, in the event of a prepayment in full received by the servicer during the period from the 18th day of a month to the end of that month, the servicer must deposit in the distribution account on or before the distribution date in the immediately succeeding month an amount equal to any resulting Prepayment Interest Shortfall, but only to the extent of the servicing fee payable with respect to such distribution date (such payment, “Compensating Interest”).  If the servicer fails to deposit an amount equal to any Compensating Interest, as required, the master servicer will be obligated to deposit the amount that the servicer was required to have deposited.

The Master Servicer

Saxon Mortgage, Inc., will act as master servicer of the mortgage loans.  The master servicer will:

•

supervise the servicing of the mortgage loans;

•

provide or cause to be provided specified reports to the trustee regarding the mortgage loans;

•

make advances to the extent described in this prospectus supplement with respect to the mortgage loans if the servicer fails to make a required advance;

•

make payments of compensating interest to the extent the servicer has failed to make any such payments; and

•

appoint a successor servicer if a servicer is terminated.

The master servicer is entitled to a master servicing fee, payable on each distribution date, in the amount equal to one-twelfth of 0.05% per annum multiplied by the scheduled principal balance of the mortgage loans as of the first day of the month immediately preceding the month of such distribution date.  The master servicer will pay the trustee its monthly fees and expenses out of the master servicing fee.

Primary Mortgage Insurance

A loan level primary mortgage insurance policy (the “PMI Policy”) will be acquired from PMI Mortgage Insurance Co. (“PMI”) on or prior to the closing date, as described below.  PMI is an Arizona corporation with its administrative offices in Walnut Creek, California. PMI is a monoline mortgage guaranty insurance company founded in 1972 and currently provides primary mortgage guaranty insurance on residential mortgage loans. PMI is a wholly owned subsidiary of The PMI Group, Inc., a publicly traded company (NYSE: PMI). PMI is licensed in 50 states, the District of Columbia, Guam, Puerto Rico and the Virgin Islands to offer mortgage guaranty insurance and is approved as a private mortgage insurer by Freddie Mac and Fannie Mae. As of September 30, 2005, PMI reported, on a statutory accounting basis, admitted assets of $3,494,719,612, policyholders’ surplus of $624,721,720 and a statutory contingency reserve of $2,293,179,999. As of September 30, 2005, PMI reported total insurance in force (including primary and mortgage pool insurance) of $117,305,235,000. A quarterly statement for PMI for the period ended September 30, 2005, prepared on the convention form prescribed by the National Association of Insurance Commissioners, is available upon request from PMI. PMI is rated ‘‘AA’’ by S&P, ‘‘AA+’’ by Fitch and ‘‘Aa2’’ by Moody’s with respect to its claims-paying ability.  There is no assurance that the ratings will continue for any given period of time or that they will not be revised or withdrawn entirely by such Rating Agencies if, in their judgment, circumstances so warrant.

For further information regarding PMI, investors are directed to The PMI Group, Inc.’s periodic reports filed with the Securities and Exchange Commission, which are publicly available.

The PMI Policy covers approximately 40.66% and 46.31% of the initial group I mortgage loans and the initial group II mortgage loans, respectively, that are first-lien mortgage loans with original loan-to-value ratios in excess of 80% (calculated as a percentage of the principal balance of first-lien mortgage loans with original loan-to-value ratios in excess of 80%). The following summary of the PMI Policy does not purport to describe all of the provisions of the PMI Policy. For a more complete description of the terms and conditions of the PMI Policy, reference is made to the form of PMI Policy, a copy of which is available upon request from the Trustee. This description of the PMI Policy is a summary and is qualified by reference to it.

The PMI Policy insures a portion of the loss that may be incurred on each mortgage loan insured thereunder. Pursuant to the terms of the PMI Policy, losses on the mortgage loans insured thereunder may be covered in one of the following three ways at the discretion of PMI:

(1)

if the related mortgaged property has been foreclosed upon by the servicer, PMI may acquire the related mortgaged property from the trust fund for the PMI Claim Amount;

(2)

if the related mortgaged property is sold to a third party prior to or after foreclosure (and, in either case, such sale has been previously approved by PMI), then PMI will pay to the trust fund the lesser of (a) the actual loss on the mortgaged property or (b) the PMI Coverage Percentage multiplied by the PMI Claim Amount; or

(3)

if the related mortgaged property has been foreclosed upon by the servicer and either (a) PMI elects not to acquire the property or (b) an acceptable sale to a third party is not available at such time, then PMI will pay to the servicer an amount equal to the PMI Coverage Percentage multiplied by the PMI Claim Amount (each as defined below).

The claim amount (the “PMI Claim Amount”) is equal to:

(1)

the outstanding scheduled principal balance of the mortgage loan; plus

(2)

accrued and unpaid interest on the mortgage loan at the applicable mortgage rate through the date that the related claim was filed with PMI; plus

(3)

certain advances required to be made by the servicer, such as hazard insurance premiums, taxes, maintenance expenses and foreclosure costs; minus

(4)

certain amounts specified in the PMI Policy, including rental income and escrow deposits.

For those covered mortgage loans that are limited documentation, stated documentation or twelve (12) months personal bank statements with original loan-to-value ratios greater than 80%, the PMI Policy provides coverage for mortgage loans with original LTV ratios in excess of 80%.  The effect of such policy is to reduce the original LTV ratio of the covered mortgages to approximately 80%.  For those covered mortgage loans that are full documentation with original loan-to-value ratios greater than 90%, the PMI Policy provides coverage for mortgage loans with original LTV ratios in excess of 90%.  The effect of such policy is to reduce the original LTV ratio of the covered mortgages to approximately 90%.  The PMI Policy covers loans originated under the originator’s ScoreDirect and ScorePlus underwriting guidelines.

The servicer must follow specified procedures for making a claim on a mortgage loan covered under the PMI Policy. When a mortgage loan becomes materially delinquent and satisfactory arrangements with respect to such mortgage loan are not made, the servicer will initiate foreclosure proceedings. The servicer is required to file a claim with PMI no later than 60 days after the earlier to occur of (i) acquiring marketable title to the mortgaged property or (ii) a pre-arranged sale of the mortgaged property in a manner described in the PMI Policy. Subject to the conditions and exclusions of the PMI Policy, PMI is required to process and pay a claim within 60 days after a fully completed claim has been submitted to PMI. If a claim filed by the applicable Servicer is incomplete, then PMI is required to notify the servicer within 20 days of receipt of the related claim. PMI will not be required to make any payment in respect of such incomplete claim until 60 days after submission by the servicer of the missing or incomplete information.

Under the PMI Policy, the servicer is required to perform certain actions as a condition to claim payment. For example, the servicer is required to submit to PMI (a) a legal notice with regard to any mortgage loan that becomes 90 days delinquent or with respect to which legal or administrative actions have been commenced and (b) monthly reports regarding the delinquency of any mortgage loans covered under the PMI Policy. In addition, with respect to any mortgage loan covered under the PMI Policy, the servicer must obtain the prior approval of PMI in connection with any:

•

modification by the servicer of the material terms of the related mortgage loan;

•

assumption by a new borrower;

•

acceptance of a deed in lieu of foreclosure; or

•

sale of the underlying mortgaged property.

The failure by the servicer to perform any actions that condition a claim payment may either result in such claim being excluded from coverage under the PMI Policy or in the amount of such claim being reduced. In addition, the related mortgaged property must be in the same physical condition it was when it was originally submitted for insurance under the PMI Policy except for reasonable wear and tear.

The PMI Policy will not cover certain losses from physical damage, environmental conditions, fraud, losses from the servicer’s negligence or non-compliance with the PMI Policy and certain other types of losses described in the PMI Policy Claim payments under the PMI Policy will be made to the servicer, deposited in the servicer’s servicing account, and treated in the same manner as other insurance proceeds.

PREPAYMENT AND YIELD CONSIDERATIONS

General

The weighted average life of, and, if purchased at other than par, the yield to maturity on, each class of the offered certificates will be directly related to the rate of payment of principal of the mortgage loans in the related group, including:

•

payments prior to stated maturity;

•

liquidations due to defaults;

•

casualties and condemnations; and

•

repurchases of mortgage loans by the depositor.

If the actual rate of principal payments on the mortgage loans in a group is slower than the rate anticipated by an investor who purchases an offered certificate at a discount, the actual yield to the investor will be lower than that investor’s anticipated yield.  If the actual rate of principal payments on the mortgage loans in a group is faster than the rate anticipated by an investor who purchases an offered certificate at a premium the actual yield to that investor will be lower than such investor’s anticipated yield.

The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years.  In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things:

•

the age of the mortgage loans;

•

the geographic locations of the properties securing the loans;

•

the extent of the mortgagors’ equity in the properties;

•

changes in the mortgagors’ housing needs, job or employment status; and

•

the credit quality of the mortgage loans.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors.  In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.  Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the offered certificates.  The depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with an investor’s determination.

The calculation of a Realized Loss on a Nonrecoverable Mortgage Loan will be calculated prior to the actual liquidation of such a loan.  As a result of such earlier determination, the yield to investors may be adversely affected.  Similarly, the purchase by the servicer or the master servicer of any Nonrecoverable Mortgage Loan in exercise of the option to purchase a delinquent loan, or by the master servicer as part of an optional termination, may result in reduced yields on the certificates, and in particular, subordinate classes.  The determination that a mortgage loan is a Nonrecoverable Mortgage Loan will be made by the servicer, an affiliate of the initial holder of the Class C Certificate.  As a result of any such determination, a benefit may accrue to such initial holder under certain circumstances.

The term weighted average life refers to the average amount of time that will elapse from the date of issuance of a certificate until each dollar of principal of that certificate will be distributed to the investor.  The weighted average life and yield to maturity, if purchased at a price other than par, of each class of the offered certificates will be influenced by the rate at which principal payments on the mortgage loans in the related group are paid.  These payments may be in the form of scheduled amortization or prepayments which include prepayments and liquidations due to default or early termination of the trust.

As described herein, Excess Interest and prepayment penalties received from the mortgage loans will be applied, to the extent available, as an additional payment of principal on the related offered certificates to maintain overcollateralization at levels required as set forth in the agreement.  See “Description of the Offered Certificates — Excess Interest and Pledged Prepayment Penalties” herein.  The level of Excess Interest available on any distribution date will be influenced by, among other things:

•

The overcollateralization level of the mortgage loans.  This means the extent to which interest on the mortgage loans is accruing on a principal balance higher than the aggregate certificate principal balances of the certificates;

•

The loss experience of the mortgage loans.  For example, Excess Interest will be reduced as a result of realized losses on the mortgage loans;

•

The extent to which the Weighted Average Net Rate of the loans in all groups exceeds the weighted average of the pass-through rates of the offered certificates; and

•

The extent to which amounts are paid to, or received from, the Swap Counterparty under the Swap Agreement; and

•

The amount of prepayment penalties due and paid by borrowers during the related due period.

No assurances can be given as to the amount of Excess Interest or prepayment penalties distributable at any time or in the aggregate.

The yields on the offered certificates may be adversely affected by Net Swap Payments and Swap Termination Payments to the Swap Counterparty. Any Net Swap Payment or Swap Termination Payments payable to the Swap Counterparty will reduce amounts available for distribution to certificateholders. If the rate of prepayments on the mortgage loans is faster than anticipated, the Scheduled Notional Amount on which payments due under the Swap Agreement are calculated may exceed the aggregate Group Balances, thereby increasing the relative proportion of interest (and possibly principal) collections on the mortgage loans that must be applied to make Net Swap Payments to the Swap Counterparty and consequently, the combination of rapid rates of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates.

Mandatory Prepayment

Amounts, other than interest or investment earnings, remaining in the pre-funding account on the first distribution date after the end of the pre-funding period will be applied as a payment of principal on the certificates as described in this prospectus supplement under the heading “Description of the Offered Certificates — Distributions” herein.  The seller believes that almost all of the original pre-funded amount will be used by the trustee to purchase subsequent mortgage loans.  It is unlikely, however, that the aggregate amount of subsequent mortgage loans purchased will be identical to the original pre-funded amount.  Consequently, certificateholders will receive some prepayment of principal.  See “Description of the Offered Certificates — Pre-Funding Account.”

Prepayments and Yields for Offered Certificates

Approximately 32.21% and 11.60% (by principal balance) of the initial mortgage loans in group I and group II, respectively, are fixed rate mortgage loans.  The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years.  In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans.  Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, those mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

Approximately 67.79% and 88.40% (by principal balance) of the initial mortgage loans in group I and group II, respectively, are adjustable rate mortgage loans.  As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment.  For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate.  Nevertheless, no assurance can be given as to the level of prepayments that the mortgage loans will experience.  The Class A-1A and Class A-1B Certificates will generally reflect the prepayment experience of the group I mortgage loans and the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates will generally reflect the prepayment experience of the group II mortgage loans.  The subordinate certificates will generally reflect the prepayment experience of all the mortgage loans in the trust fund.

The final scheduled distribution date for each class of offered certificates is the date on which the certificate principal balance of such certificates would be reduced to zero assuming, among other things, that no prepayments are received on the mortgage loans in the related group or groups, that scheduled monthly payments of principal of and interest on each of such mortgage loans are timely received and that no excess interest is applied as a principal payment on the certificates.

The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its final scheduled distribution date because:

•

Excess Interest will be applied to maintain overcollateralization,

•

prepayments are likely to occur which will be distributed in reduction of the related certificate principal balances, and

•

the master servicer will have the right to purchase all of the mortgage loans on any distribution date when the aggregate principal balance of the mortgage loans has declined to 10% or less of the Assumed Principal Balance as of the cut-off date.

The actual final distribution date with respect to each class of the offered certificates will also be affected by the default and recovery experience of the mortgage loans.  The actual final distribution date of the offered certificates may be earlier or later than the final scheduled distribution date.

Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard, called the prepayment assumption.  A separate prepayment assumption has been calculated for the fixed rate and the adjustable rate mortgage loans.  Both prepayment assumptions represent an assumed rate of constant prepayment relative to the then outstanding principal balance of a pool of mortgage loans for a specified period.  With respect to the fixed rate mortgage loans, 100% of the prepayment assumption assumes prepayment rates of 2.20% per annum of the then outstanding principal balance of the related mortgage loans in the first month of the life of those mortgage loans and an additional 2.20% per annum in each month thereafter up to and including the tenth month.  Beginning in the tenth month and in each month thereafter during the life of those mortgage loans, 100% of the prepayment assumption for the fixed rate mortgage loans assumes a constant prepayment rate of 22% per annum.  With respect to the adjustable rate mortgage loans, 100% of the prepayment assumption assumes prepayment rates of 8.00% per annum of the then outstanding principal balance of the related mortgage loans in the first month of the life of those mortgage loans and an additional approximately 2.00% per annum in each month thereafter until reaching 30% in the twelfth month and remaining constant at 30% up to and including the twenty-second month.  Beginning in the twenty-third month and continuing to and including the twenty-seventh month, 100% of the prepayment assumption for the adjustable rate mortgage loans assumes a constant prepayment rate of 55% per annum.  Beginning in the twenty-eight month and in each month thereafter for the life of those mortgage loans, 100% of the prepayment assumption for the adjustable rate mortgage loans assumes a constant prepayment rate of 35%.  As used in the tables below, 0% prepayment assumption assumes prepayment rates equal to 0% of the prepayment assumption.  No prepayment assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans.

The following tables have been prepared on the basis of the following assumptions known as modeling assumptions:

•

the mortgage loans of the related group or groups prepay at the indicated percentage of the related prepayment assumption;

•

distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in January 2006, in accordance with the payment priorities set forth in this prospectus supplement;

•

no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

•

scheduled payments on the mortgage loans are assumed to be received on the first day of each due period commencing in January 2006, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each prepayment period, commencing in December 2005, and include 30 days’ interest thereon;

•

six month LIBOR remains constant at [[•]]%;

•

one-month LIBOR remains constant at [[•]]%;

•

the closing date for the offered certificates is December 21, 2005;

•

the servicer’s fee is calculated as described in this prospectus supplement under “The Mortgage Loan Pool—Servicing and Other Compensation and Payment of Expenses; Repurchase;”

•

PMI is paid a fee of 0.12% per annum of the aggregate principal balance of the mortgage loans;

•

there is zero reinvestment income on all amounts in the distribution account;

•

interest from amounts on deposit in the pre-funding account is not available as Extra Principal Distribution Amounts;

•

subsequent mortgage loans are acquired during the month indicated in the following mortgage loan characteristics tables;

•

the prepayment penalties have been calculated as 80.00% of six months of interest on the prepaid amount for prepayments which occur before the expiration of the prepayment penalty term as indicated in the loan tables below;

•

100.00% of any prepayment penalties to which the trust fund is entitled is collected at a 95.00% collection rate;

•

the mortgage interest rate for each adjustable rate mortgage loan is adjusted on its next reset date and on subsequent reset dates, if necessary, to equal the sum, subject to the applicable periodic adjustment caps and floors, of:

•

the assumed level of the applicable index and

•

the respective gross margin;

•

for purposes of the “Weighted Average Life—Optional Termination” in the tables, the offered certificates are redeemed on the initial Clean-Up Call Date; and

•

each group consists of mortgage loans having the approximate characteristics set forth in the following tables.

The actual amount on deposit in the pre-funding account as of the closing date may vary from the assumed amount used in preparing the following tables.

Initial Group I Fixed Rate Mortgage Loan Characteristics

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)(1)	Original Months to Prepayment Penalty Expiration	Original Interest- Only Term (months)
1,405,264.25	7.276	360	359	480	0	0
266,479.17	6.990	360	360	480	12	0
9,415,940.16	7.577	360	359	480	36	0
132,684.42	8.754	120	119	120	0	0
73,281.77	6.400	120	119	120	12	0
151,004.87	6.450	120	119	120	36	0
55,264.67	6.717	144	142	144	0	0
1,102,500.94	8.200	180	178	180	0	0
2,020,561.58	7.658	180	179	180	36	0
755,569.30	7.959	240	239	240	0	0
470,555.09	7.764	240	240	240	12	0
94,467.13	8.350	240	236	240	24	0
1,820,050.57	7.681	240	239	240	36	0
775,898.53	7.748	300	300	300	12	0
1,132,351.55	7.779	300	299	300	36	0
13,719,937.58	8.000	360	359	360	0	0
4,679,334.95	7.272	360	359	360	12	0
59,080.85	8.900	360	356	360	24	0
46,012,857.92	7.561	360	359	360	36	0

(1) less Original Interest-Only Term.

Initial Group I Adjustable Rate Mortgage Loan Characteristics

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)(1)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Reset	Rate Reset Frequency (months)	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Original Months to Prepayment Penalty Expiration	Original Interest-Only Term (months)
17,753,139.17	7.918	360	359	360	5.937	13.941	6.762	23	6	2.955	1.000	0	0
400,829.09	7.179	360	360	360	5.444	13.179	5.851	24	6	3.000	1.000	12	0
28,756,671.77	7.566	360	359	360	5.889	13.577	6.329	23	6	2.966	1.000	24	0
2,040,399.35	7.468	360	359	360	5.619	13.536	5.754	23	6	2.864	1.000	36	0
235,389.94	7.640	360	356	336	5.800	13.640	5.800	20	6	3.000	1.000	12	24
360,857.22	6.500	360	356	336	5.800	12.500	5.800	20	6	3.000	1.000	24	24
5,188,717.33	7.482	360	359	300	5.918	13.482	6.175	23	6	3.000	1.000	0	60
785,658.33	7.743	360	358	300	6.817	13.743	6.942	22	6	3.000	1.000	12	60
10,201,894.65	6.896	360	359	300	5.576	12.958	5.935	23	6	2.907	1.031	24	60
505,200.10	6.380	360	359	300	5.322	12.380	5.732	23	6	3.000	1.000	36	60
2,043,856.42	7.757	360	359	480	6.275	13.757	6.275	23	6	3.000	1.000	0	0
521,758.30	8.371	360	359	480	6.321	14.371	7.537	23	6	3.000	1.000	12	0
6,262,834.47	8.047	360	359	480	6.225	14.047	6.239	23	6	3.000	1.000	24	0
2,734,838.70	7.853	360	360	480	6.474	13.853	6.474	24	6	3.000	1.000	36	0
30,292,682.01	7.634	360	359	360	5.725	13.626	6.215	35	6	3.000	1.000	0	0
391,280.26	8.654	360	360	360	7.057	14.654	7.057	36	6	3.000	1.000	12	0
158,222.01	7.520	360	359	360	6.520	13.520	7.520	35	6	3.000	1.000	24	0
24,298,481.69	7.583	360	359	360	5.857	13.591	6.193	35	6	2.969	1.000	36	0
210,962.68	7.550	360	357	324	7.550	14.550	7.550	33	6	1.500	1.500	36	36
6,881,082.69	7.022	360	359	300	5.619	13.022	5.783	35	6	3.000	1.000	0	60
4,392,119.75	7.133	360	359	300	5.788	13.133	5.983	35	6	2.947	1.000	36	60
17,682,153.91	7.382	360	359	480	5.792	13.403	5.855	35	6	2.969	1.010	0	0
217,624.66	7.950	360	359	480	6.450	13.950	6.450	35	6	3.000	1.000	12	0
540,863.90	8.124	360	360	480	6.169	14.124	6.169	36	6	3.000	1.000	24	0
446,452.55	8.832	360	360	480	7.139	14.832	7.139	36	6	3.000	1.000	30	0
13,604,749.02	7.387	360	359	480	5.900	13.387	5.914	35	6	3.000	1.000	36	0
158,777.18	6.250	360	360	480	4.600	12.250	4.600	60	6	3.000	1.000	36	0

(1) Less Original Interest-Only Term.

Subsequent Group I Fixed Rate Mortgage Loan Characteristics(1)

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)(2)	Original Months to Prepayment Penalty Expiration	Original Interest- Only Term (months)
375,664.70	7.276	360	360	480	0	0
71,237.01	6.990	360	360	480	12	0
2,517,132.52	7.577	360	360	480	36	0
35,470.09	8.754	120	120	120	0	0
19,590.18	6.400	120	120	120	12	0
40,367.64	6.450	120	120	120	36	0
14,773.72	6.717	144	144	144	0	0
294,727.97	8.200	180	180	180	0	0
540,150.12	7.658	180	180	180	36	0
201,983.87	7.959	240	240	240	0	0
125,791.95	7.764	240	240	240	12	0
25,253.59	8.350	240	240	240	24	0
486,548.17	7.681	240	240	240	36	0
207,418.42	7.748	300	300	300	12	0
302,707.84	7.779	300	300	300	36	0
3,667,706.09	8.000	360	360	360	0	0
1,250,911.32	7.272	360	360	360	12	0
15,793.89	8.900	360	360	360	24	0
12,300,466.97	7.561	360	360	360	36	0

(1)

Subsequent mortgage loans are conveyed to the trust fund on the last day of the pre-funding period.

(2)

Less Original Interest-Only Term.

Subsequent Group I Adjustable Rate Mortgage Loan Characteristics(1)

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)(2)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Reset	Rate Reset Frequency (months)	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Original Months to Prepayment Penalty Expiration	Original Interest-Only Term (months)
4,745,888.69	7.918	360	360	360	5.937	13.941	6.762	24	6	2.955	1.000	0	0
107,152.33	7.179	360	360	360	5.444	13.179	5.851	24	6	3.000	1.000	12	0
7,687,427.11	7.566	360	360	360	5.889	13.577	6.329	24	6	2.966	1.000	24	0
545,453.29	7.468	360	360	360	5.619	13.536	5.754	24	6	2.864	1.000	36	0
62,926.02	7.640	360	360	336	5.800	13.640	5.800	24	6	3.000	1.000	12	24
96,466.78	6.500	360	360	336	5.800	12.500	5.800	24	6	3.000	1.000	24	24
1,387,082.85	7.482	360	360	300	5.918	13.482	6.175	24	6	3.000	1.000	0	60
210,027.47	7.743	360	360	300	6.817	13.743	6.942	24	6	3.000	1.000	12	60
2,727,239.16	6.896	360	360	300	5.576	12.958	5.935	24	6	2.907	1.031	24	60
135,053.49	6.380	360	360	300	5.322	12.380	5.732	24	6	3.000	1.000	36	60
546,377.46	7.757	360	360	480	6.275	13.757	6.275	24	6	3.000	1.000	0	0
139,479.94	8.371	360	360	480	6.321	14.371	7.537	24	6	3.000	1.000	12	0
1,674,223.08	8.047	360	360	480	6.225	14.047	6.239	24	6	3.000	1.000	24	0
731,095.49	7.853	360	360	480	6.474	13.853	6.474	24	6	3.000	1.000	36	0
8,098,043.70	7.634	360	360	360	5.725	13.626	6.215	36	6	3.000	1.000	0	0
104,599.67	8.654	360	360	360	7.057	14.654	7.057	36	6	3.000	1.000	12	0
42,296.97	7.520	360	360	360	6.520	13.520	7.520	36	6	3.000	1.000	24	0
6,495,633.72	7.583	360	360	360	5.857	13.591	6.193	36	6	2.969	1.000	36	0
56,395.96	7.550	360	360	324	7.550	14.550	7.550	36	6	1.500	1.500	36	36
1,839,497.35	7.022	360	360	300	5.619	13.022	5.783	36	6	3.000	1.000	0	60
1,174,131.02	7.133	360	360	300	5.788	13.133	5.983	36	6	2.947	1.000	36	60
4,726,912.43	7.382	360	360	480	5.792	13.403	5.855	36	6	2.969	1.010	0	0
58,176.89	7.950	360	360	480	6.450	13.950	6.450	36	6	3.000	1.000	12	0
144,587.38	8.124	360	360	480	6.169	14.124	6.169	36	6	3.000	1.000	24	0
119,348.70	8.832	360	360	480	7.139	14.832	7.139	36	6	3.000	1.000	30	0
3,636,913.10	7.387	360	360	480	5.900	13.387	5.914	36	6	3.000	1.000	36	0
42,445.38	6.250	360	360	480	4.600	12.250	4.600	60	6	3.000	1.000	36	0

(1)

Subsequent mortgage loans are conveyed to the trust fund on the last day of the pre-funding period.

(2)

Less Original Interest-Only Term.

Initial Group II Fixed Rate Mortgage Loan Characteristics

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)(1)	Original Months to Prepayment Penalty Expiration	Original Interest- Only Term (months)
88,855.33	13.096	180	115	360	0	0
196,804.24	7.375	180	160	360	24	0
313,985.87	7.500	180	174	360	60	0
598,512.25	11.312	240	229	360	0	0
141,529.39	10.717	240	229	360	24	0
123,498.55	11.131	240	225	360	36	0
256,486.21	7.673	360	359	480	0	0
3,287,667.76	7.249	360	359	480	36	0
156,147.01	6.850	360	356	480	60	0
88,325.79	7.450	120	118	120	36	0
547,575.28	9.405	180	166	180	0	0
63,955.00	6.550	180	180	180	12	0
1,198,753.37	7.480	180	179	180	36	0
383,371.34	10.716	240	230	240	0	0
27,823.68	12.300	240	226	240	24	0
1,113,312.62	8.111	240	236	240	36	0
1,838,473.93	8.387	360	359	360	0	0
2,000,467.62	7.493	360	359	360	12	0
542,529.65	8.244	360	355	360	24	0
600,133.31	7.750	360	360	360	30	0
11,153,679.44	7.570	360	359	360	36	0
1,674,713.08	7.399	360	356	360	60	0
208,742.02	7.650	360	359	300	0	60
1,662,593.08	7.109	360	358	300	36	60

(1) Less Original Interest-Only Term.

Initial Group II Adjustable Rate Mortgage Loan Characteristics

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)(1)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Reset	Rate Reset Frequency (months)	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Original Months to Prepayment Penalty Expiration	Original Interest-Only Term (months)
14,437,009.14	8.306	360	357	360	6.573	14.882	7.793	21	6	2.215	1.262	0	0
3,385,981.27	7.425	360	356	360	5.849	14.425	7.425	20	6	1.500	1.500	12	0
24,522,056.85	7.946	360	358	360	6.218	14.167	6.914	22	6	2.625	1.099	24	0
257,681.66	7.875	360	356	360	6.875	14.875	7.875	20	6	1.500	1.500	30	0
4,003,576.62	8.404	360	357	360	6.918	14.979	7.885	21	6	1.999	1.271	36	0
1,009,275.19	8.227	360	355	360	6.727	15.227	8.227	19	6	1.500	1.500	60	0
2,243,098.45	6.509	360	357	336	5.926	12.687	6.509	21	6	2.733	1.089	24	24
13,673,474.56	7.992	360	359	300	6.354	14.006	6.691	23	6	2.979	1.007	0	60
2,629,504.05	7.485	360	358	300	6.470	13.596	6.938	22	6	2.833	1.056	12	60
49,365,330.10	7.344	360	359	300	5.970	13.373	6.246	23	6	2.928	1.014	24	60
7,111,597.79	7.327	360	359	300	6.020	13.327	6.105	23	6	3.000	1.000	36	60
259,328.65	7.301	360	356	300	5.801	14.301	7.301	20	6	1.500	1.500	60	60
2,603,493.31	8.821	360	357	480	6.687	15.498	7.755	21	6	1.984	1.339	0	0
862,948.71	8.221	360	356	480	6.514	15.024	7.719	20	6	1.795	1.402	12	0
7,623,249.56	8.076	360	358	480	6.612	14.659	7.246	22	6	2.378	1.207	24	0
315,914.25	7.725	360	357	480	6.225	14.725	7.725	21	6	1.500	1.500	30	0
468,792.39	8.804	360	360	480	8.179	14.804	8.179	24	6	3.000	1.000	36	0
95,003.36	8.990	360	357	480	7.490	15.990	8.990	21	6	1.500	1.500	60	0
9,735,015.90	8.129	360	359	360	6.078	14.140	6.624	35	6	2.984	1.005	0	0
623,649.71	8.187	360	359	360	6.767	14.187	6.767	35	6	3.000	1.000	12	0
10,519,929.86	7.815	360	359	360	6.224	13.892	6.433	35	6	2.901	1.025	36	0
14,259,581.11	7.437	360	359	300	6.152	13.437	6.276	35	6	3.000	1.000	0	60
18,097,236.53	7.400	360	359	300	5.912	13.400	6.107	35	6	2.990	1.000	36	60
13,346,312.78	8.180	360	359	480	6.608	14.180	6.608	35	6	3.000	1.021	0	0
1,581,220.80	8.646	360	360	480	7.264	14.646	7.264	36	6	3.000	1.000	24	0
11,599,894.51	7.852	360	359	480	6.271	13.900	6.284	35	6	2.980	1.007	36	0
173,130.99	8.250	360	355	360	6.750	15.250	8.250	55	6	1.500	1.500	60	0
581,812.87	5.750	360	360	300	5.000	11.750	5.000	60	6	3.000	1.000	0	60
136,380.76	7.985	360	357	480	6.485	14.985	7.985	57	6	1.500	1.500	60	0

(1) Less Original Interest-Only Term.

Subsequent Group II Fixed Rate Mortgage Loan Characteristics(1)

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)(2)	Original Months to Prepayment Penalty Expiration	Original Interest- Only Term (months)
23,753.40	13.096	180	180	360	0	0
52,611.03	7.375	180	180	360	24	0
83,936.82	7.500	180	180	360	60	0
159,998.32	11.312	240	240	360	0	0
37,834.59	10.717	240	240	360	24	0
33,014.46	11.131	240	240	360	36	0
68,565.62	7.673	360	360	480	0	0
878,881.48	7.249	360	360	480	36	0
41,742.27	6.850	360	360	480	60	0
23,611.84	7.450	120	120	120	36	0
146,381.51	9.405	180	180	180	0	0
17,096.88	6.550	180	180	180	12	0
320,458.82	7.480	180	180	180	36	0
102,485.41	10.716	240	240	240	0	0
7,438.01	12.300	240	240	240	24	0
297,618.22	8.111	240	240	240	36	0
491,473.23	8.387	360	360	360	0	0
534,778.47	7.493	360	360	360	12	0
145,032.68	8.244	360	360	360	24	0
160,431.68	7.750	360	360	360	30	0
2,981,676.68	7.570	360	360	360	36	0
447,695.58	7.399	360	360	360	60	0
55,802.32	7.650	360	360	300	0	60
444,455.58	7.109	360	360	300	36	60

____________________

(1)

Subsequent mortgage loans are conveyed to the trust fund on the last day of the pre-funding period.

(2)

Less Original Interest-Only Term.

Subsequent Group II Adjustable Rate Mortgage Loan Characteristics(1)

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)(2)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Reset	Rate Reset Frequency (months)	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Original Months to Pre- payment Penalty Expiration	Original Interest-Only Term (months)
3,859,398.48	8.306	360	360	360	6.573	14.882	7.793	24	6	2.215	1.262	0	0
905,163.31	7.425	360	360	360	5.849	14.425	7.425	24	6	1.500	1.500	12	0
6,555,401.34	7.946	360	360	360	6.218	14.167	6.914	24	6	2.625	1.099	24	0
68,885.20	7.875	360	360	360	6.875	14.875	7.875	24	6	1.500	1.500	30	0
1,070,263.06	8.404	360	360	360	6.918	14.979	7.885	24	6	1.999	1.271	36	0
269,806.24	8.227	360	360	360	6.727	15.227	8.227	24	6	1.500	1.500	60	0
599,640.18	6.509	360	360	336	5.926	12.687	6.509	24	6	2.733	1.089	24	24
3,655,285.28	7.992	360	360	300	6.354	14.006	6.691	24	6	2.979	1.007	0	60
702,936.73	7.485	360	360	300	6.470	13.596	6.938	24	6	2.833	1.056	12	60
13,196,672.47	7.344	360	360	300	5.970	13.373	6.246	24	6	2.928	1.014	24	60
1,901,120.20	7.327	360	360	300	6.020	13.327	6.105	24	6	3.000	1.000	36	60
69,325.48	7.301	360	360	300	5.801	14.301	7.301	24	6	1.500	1.500	60	60
695,983.36	8.821	360	360	480	6.687	15.498	7.755	24	6	1.984	1.339	0	0
230,689.26	8.221	360	360	480	6.514	15.024	7.719	24	6	1.795	1.402	12	0
2,037,898.40	8.076	360	360	480	6.612	14.659	7.246	24	6	2.378	1.207	24	0
84,452.32	7.725	360	360	480	6.225	14.725	7.725	24	6	1.500	1.500	30	0
125,320.74	8.804	360	360	480	8.179	14.804	8.179	24	6	3.000	1.000	36	0
25,396.94	8.990	360	360	480	7.490	15.990	8.990	24	6	1.500	1.500	60	0
2,602,429.99	8.129	360	360	360	6.078	14.140	6.624	36	6	2.984	1.005	0	0
166,718.24	8.187	360	360	360	6.767	14.187	6.767	36	6	3.000	1.000	12	0
2,812,258.48	7.815	360	360	360	6.224	13.892	6.433	36	6	2.901	1.025	36	0
3,811,967.23	7.437	360	360	300	6.152	13.437	6.276	36	6	3.000	1.000	0	60
4,837,875.11	7.400	360	360	300	5.912	13.400	6.107	36	6	2.990	1.000	36	60
3,567,826.19	8.180	360	360	480	6.608	14.180	6.608	36	6	3.000	1.021	0	0
422,702.59	8.646	360	360	480	7.264	14.646	7.264	36	6	3.000	1.000	24	0
3,100,961.90	7.852	360	360	480	6.271	13.900	6.284	36	6	2.980	1.007	36	0
46,282.54	8.250	360	360	360	6.750	15.250	8.250	60	6	1.500	1.500	60	0
155,534.13	5.750	360	360	300	5.000	11.750	5.000	60	6	3.000	1.000	0	60
36,458.22	7.985	360	360	480	6.485	14.985	7.985	60	6	1.500	1.500	60	0

_____________________

(1)

Subsequent mortgage loans are conveyed to the trust fund on the last day of the pre-funding period.

(2)

Less Original Interest-Only Term.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The certificates to be issued by the issuing entity will consist of:

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the following group I senior certificates, all of which are offered by this prospectus supplement:

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Class A-1A Certificates; and

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Class A-1B Certificates;

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the following group II senior certificates, all of which are offered by this prospectus supplement:

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Class A-2A Certificates;

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Class A-2B Certificates;

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Class A-2C Certificates; and

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Class A-2D Certificates;

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the following subordinate certificates, all of which are offered by this prospectus supplement:

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the Class M-1 Certificates;

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 the Class M-2 Certificates;

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the Class M-3 Certificates;

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the Class M-4 Certificates;

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the Class M-5 Certificates;

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the Class M-6 Certificates;

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the Class B-1 Certificates;

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the Class B-2 Certificates; and

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the Class B-3 Certificates; and

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the Class C (divided into the Class C-1 and Class C-2 Certificates) and Class R Certificates, which are not offered by this prospectus supplement.

The offered certificates of each class will be initially issued in the respective approximate certificate principal balance specified in the table on page S-2.  The initial aggregate certificate principal balances of the offered certificates may be increased or decreased by up to five percent to the extent that the aggregate cut-off date balance of the initial mortgage loans or the additional mortgage loans is correspondingly increased or decreased as described under “The Mortgage Loan Pool” in this prospectus supplement.

The Class M-1 Certificates are subordinate in right of payment to the Class A Certificates; the Class M-2 Certificates are subordinate in right of payment to the Class A and Class M-1 Certificates; the Class M-3 Certificates are subordinate in the right of payment to the Class A, Class M-1 and Class M-2 Certificates; the Class M-4 Certificates are subordinate in right of payment to the Class A, Class M-1, Class M-2 and Class M-3 Certificates; the Class M-5 Certificates are subordinate in right of payment to the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates; the Class M-6 Certificates are subordinate in right of payment to the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates; the Class B-1 Certificates are subordinate in right of payment to the Class A and Class M Certificates; the Class B-2 Certificates are subordinate in right of payment to the Class A, Class M and Class B-1 Certificates; and the Class B-3 Certificates are subordinate in right of payment to the Class A, Class M, Class B-1 and Class B-2 Certificates, in each case to the extent described herein.  The Class A Certificates are sometimes referred to herein as the “senior certificates;” and the Class M and Class B Certificates are sometimes collectively referred to herein as the “subordinate certificates.”

Other significant defined terms that are necessary to develop an understanding of the manner in which distributions will be made on the offered certificates appear in the Glossary at the end of this prospectus supplement.

Persons in whose names certificates are registered in the certificate register maintained by the trustee are the holders of the certificates.  For as long as the offered certificates are in book-entry form with DTC, the only holder of the offered certificates (as the term holder is used in the agreement) for the trust will be Cede & Co., a nominee of DTC.  No beneficial owner will be entitled to receive a definitive certificate representing the beneficial owner’s interest in the trust, except in the event that physical certificates are issued under limited circumstances set forth in the agreement.  All references in this prospectus supplement and the accompanying prospectus to the holders of offered certificates shall mean and include the rights of holders as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the agreement.  See “Description of the Offered Certificates — Book-Entry Registration of the Offered Certificates” herein.

The agreement requires that the trustee create a distribution account.  All funds in that account must be invested and reinvested, as directed by the master servicer, in permitted investments.  The trust will not be entitled to receive earnings on such investments.  See “The Agreement — Administration of Accounts” in the prospectus.

One day prior to the related distribution date or, if that day is not a business day, the immediately preceding business day, the master servicer is required to withdraw from the master servicer custodial account and remit to the distribution account an amount equal to the interest funds and principal funds (less the master servicing fee for that distribution date) with respect to each group for that distribution date.

Distributions

General.  Distributions on the Certificates will be made on each distribution date to holders of record as of the business day immediately preceding that distribution date in an amount equal to the product of the holder’s percentage interest and the amount to be distributed to that class on the distribution date.  The percentage interest represented by any certificate will be equal to the percentage obtained by dividing the certificate principal balance of the certificate by the certificate principal balance of all certificates of the same class.

Distributions of Interest.  On each distribution date, interest distributable with respect to the Certificates is the interest which has accrued on those certificates at the then applicable pass-through rate from and including the preceding distribution date (or from the closing date in the case of the first distribution date) to and including the day prior to the current distribution date.  Each period referred to in the prior sentence relating to the accrual of interest is an accrual period for the related distribution date.

All calculations of interest on the Certificates will be made on the basis of the actual number of days in each monthly accrual period and a year of 360 days (actual/360).

On each distribution date (or, in the case of payments in respect of the Swap Agreement, the business day prior to each distribution date), the Interest Funds with respect to each mortgage loan group will be distributed in the following order of priority:

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first, for deposit into the Supplemental Interest Trust Account, the allocable portion of any Net Swap Payment or Swap Termination Payment for such group (based on the applicable Group Percentage) owed to the Swap Counterparty (including amounts remaining unpaid from previous distribution dates);

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second, from interest collections on each group, to each related class of senior certificates, the Current Interest and any Interest Carry Forward Amount for such class on that distribution date; provided, however, that in each group, any related shortfall in available amounts will be applied on a pro rata basis among such classes;

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third, pro rata on the basis of unpaid interest due thereon, to each class of senior certificates unrelated to such group, any unpaid interest due thereon (after application of Interest Funds for such unrelated group); and

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fourth, the remaining amount for each mortgage loan group will be combined and applied in the following order of priority:

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to the Class M-1 Certificates, the Current Interest for that class and distribution date;

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to the Class M-2 Certificates, the Current Interest for that class and distribution date;

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to the Class M-3 Certificates, the Current Interest for that class and distribution date;

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to the Class M-4 Certificates, the Current Interest for that class and distribution date;

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to the Class M-5 Certificates, the Current Interest for that class and distribution date;

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to the Class M-6 Certificates, the Current Interest for that class and distribution date;

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to the Class B-1 Certificates, the Current Interest for that class and distribution  date;

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to the Class B-2 Certificates, the Current Interest for that class and distribution date;

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to the Class B-3 Certificates, the Current Interest for that class and distribution date; and

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any remainder will be treated as Excess Interest and distributed as described under “— Excess Interest and Pledged Prepayment Penalties” herein.

The pass-through rate for each class of offered certificates will be equal to the lesser of (i) the Formula Rate, and (ii) the Group I Net WAC Cap (in the case of the Class A-1A and Class A-1B Certificates), the Group II Net WAC Cap (in the case of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates) and the Subordinate Net WAC Cap (in the case of the Class M and Class B Certificates).

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The Formula Rate for each such class is the lesser of (i) one-month LIBOR plus the applicable margin set forth on page S-2, and (ii) the Maximum Cap Rate.

After the Clean-Up Call Date, the margins over one-month LIBOR for the Class A-1A,  Class A-1B, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates increases to [[•]],  [[•]],  [[•]],  [[●]], [[●]], [[●]], [[●]], [[●]], [[●]], [[•]],  [[•]],  [[•]],  [[•]],  [[•]] and [[•]], respectively.

Distributions of Principal.  On each distribution date (or, in the case of payments in respect of the Swap Agreement, the business day prior to each distribution date), the Principal Distribution Amount for that distribution date with respect to each mortgage loan group is required to be distributed as follows:

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the allocable portion with respect to each group of any Net Swap Payment or Swap Termination Payment (based on the applicable Group Percentage) owed to the Swap Counterparty (to the extent not paid previously or from Interest Funds in accordance with "—Distributions of Interest" above) will be deposited into the Supplemental Interest Trust Account;

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An amount up to the Senior Principal Distribution Amount for group I will be distributed pro rata to the Class A-1A and Class A-1B Certificates until the certificate principal balance of such certificates has been reduced to zero; provided, however, that in the event that either (x) a Class A-1 Trigger Event has occurred or (y) the certificate principal balance of the subordinate certificates has been reduced to zero on or prior to such distribution date, any principal allocated to the group I senior certificates will be distributed to the Class A-1A and Class A-1B Certificates sequentially in such order.  The sequence of principal payments described in this subparagraph is referred to herein as the “Group I Senior Principal Priorities.”

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An amount up to the Senior Principal Distribution Amount for group II will be distributed sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the certificate principal balance of such certificates has been reduced to zero; provided, however, that on and after the distribution date on which the aggregate certificate principal balance of the subordinate certificates have been reduced to zero, any principal distributions allocated to the Class A-2A, Class A-2B, A-2C and Class A-2D Certificates are required to be allocated pro rata among such classes of Certificates based on their respective certificate principal balances, until their certificate principal balances have been reduced to zero.  The sequence of principal payments described in this subparagraph is referred to herein as the “Group II Senior Principal Priorities.”

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Any Senior Principal Distribution Amount for a group of senior certificates remaining after application of amounts described above will be applied on a pro rata basis to the senior certificates related to the other group based on any related shortfall in amounts due pursuant to the clauses above, until the certificate principal balances thereof has been reduced to zero; provided, however, that any such amounts will be applied in accordance with the Group I Senior Principal Priorities and Group II Senior Principal Priorities, as applicable.

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The aggregate of the Principal Distribution Amounts for all groups remaining after distributions to the senior certificates described above will be distributed in the following order of priority:

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pro rata, to each group of senior certificates, to the extent that the full Senior Principal Distribution Amount for such group for such date was not distributed to such certificates on such date, until the certificate principal balances thereof have been reduced to zero; provided, however, that any such amounts will be applied in accordance with the Group I Senior Principal Priorities and Group II Senior Principal Priorities, as applicable;

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to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

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to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

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to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

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to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

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to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

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to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

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to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

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to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero; and

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to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero.

Notwithstanding the foregoing, before the Stepdown Date, or while a Trigger Event exists, the Principal Distribution Amount for each group will be distributed in the following order of priority:

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the allocable portion with respect to each mortgage loan group of any Net Swap Payment or Swap Termination Payment (based on the applicable Group Percentage) owed to the Swap Counterparty (to the extent not paid previously or from Interest Funds in accordance with "—Distributions of Interest" above) will be deposited into the Supplemental Interest Trust Account;

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to the related classes of senior certificates (in accordance with either the Group I Senior Principal Priorities or the Group II Senior Principal Priorities, as applicable) until the certificate principal balance of the Class A Certificates has been reduced to zero;

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pro rata, to the classes of senior certificates not relating to such group until the certificate principal balances thereof have been reduced to zero; provided, however, that any such amounts will be applied in accordance with the Group I Senior Principal Priorities  or the Group II Senior Principal Priorities, as applicable;

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to the Class M-1 Certificates until the certificate principal balance of the Class M-1 Certificates has been reduced to zero;

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to the Class M-2 Certificates until the certificate principal balance of the Class M-2 Certificates has been reduced to zero;

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to the Class M-3 Certificates until the certificate principal balance of the Class M-3 Certificates has been reduced to zero;

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to the Class M-4 Certificates, until the certificate principal balance of the Class M-4 Certificates has been reduced to zero;

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to the Class M-5 Certificates, until the certificate principal balance of the Class M-5 Certificates has been reduced to zero;

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to the Class M-6 Certificates, until the certificate principal balance of the Class M-6 Certificates has been reduced to zero;

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to the Class B-1 Certificates, until the certificate principal balance of the Class B-1 Certificates has been reduced to zero;

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to the Class B-2 Certificates, until the certificate principal balance of the Class B-2 Certificates has been reduced to zero; and

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to the Class B-3 Certificates, until the certificate principal balance of the Class B-3 Certificates has been reduced to zero.

On each distribution date, the Released Principal Amount, if any, will be distributed to the holder of the Class C Certificates.

Excess Interest and Pledged Prepayment Penalties

On each distribution date (or, in the case of payments in respect of the Swap Agreement, the business day prior to each distribution date), Interest Funds from each group not otherwise required to be distributed as described under “—Distributions—Distributions of Interest” and Pledged Prepayment Penalties will be distributed in the following order of priority:

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on each of the first three distribution dates only, to the Basis Risk Reserve Fund, any Basis Risk Payment for such date;

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on each of the first three distribution dates only, from amounts on deposit in the Basis Risk Reserve Fund, to the Class A Certificates, pro rata, any Net Cap Carryover Amount applicable to the Class A Certificates;

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on each of the first three distribution dates only, from amounts on deposit in the Basis Risk Reserve Fund, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any Net Cap Carryover Amount applicable to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates;

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the Principal Percentage for Group I of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group I;  and the Principal Percentage for Group II of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group II;

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to the Class M-1 Certificates, any Interest Carry Forward Amount for that class;

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to the Class M-1 Certificates, any Unpaid Realized Loss Amount for that class;

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to the Class M-2 Certificates, any Interest Carry Forward Amount for that class;

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to the Class M-2 Certificates, any Unpaid Realized Loss Amount for that class;

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to the Class M-3 Certificates; any Interest Carry Forward Amount for that class;

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to the Class M-3 Certificates, any Unpaid Realized Loss Amount for that class;

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to the Class M-4 Certificates, any Interest Carry Forward Amount for such class;

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to the Class M-4 Certificates, any Unpaid Realized Loss Amount for such class;

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to the Class M-5 Certificates, any Interest Carry Forward Amount for such class;

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to the Class M-5 Certificates, any Unpaid Realized Loss Amount for such class;

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to the Class M-6 Certificates, any Interest Carry Forward Amount for such class;

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to the Class M-6 Certificates, any Unpaid Realized Loss Amount for such class;

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to the Class B-1 Certificates, any Interest Carry Forward Amount for such class;

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to the Class B-1 Certificates, any Unpaid Realized Loss Amount for such class;

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to the Class B-2 Certificates, any Interest Carry Forward Amount for such class;

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to the Class B-2 Certificates, any Unpaid Realized Loss Amount for such class;

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to the Class B-3 Certificates, any Interest Carry Forward Amount for such class;

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to the Class B-3 Certificates, any Unpaid Realized Loss Amount for such class;

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to the Basis Risk Reserve Fund, from amounts otherwise distributable to the Class C Certificates, any Basis Risk Payment for such date;

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from amounts in the Basis Risk Reserve Fund, to the Class A Certificates on a pro rata basis, any Net Cap Carryover Amounts on the Class A Certificates;

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from amounts in the Basis Risk Reserve Fund, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any Net Cap Carryover Amounts applicable to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates;

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to the Supplemental Interest Trust, for distribution pursuant to priority (11) under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below; and

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to the Class C and Class R Certificates, the remaining amount as specified in the pooling and servicing agreement.

The level of Excess Interest will depend on, among other things:

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the overcollateralization level of the mortgage loans;

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the loss experience of the mortgage loans;

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the level of one-month LIBOR and the indices for the adjustable rate mortgage loans;

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rate of prepayments on the mortgage loans;

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the servicing fee at any time (which escalates over time as described herein);

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the extent to which payments are required to be made to or by the Swap Counterparty under the Swap Agreement; and

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the extent to which the weighted average of the net rates of the loans in all loan groups exceeds the weighted average of the pass-through rates of the offered certificates.

No assurance can be given as to the levels of Excess Interest or Pledged Prepayment Penalties at any time.  For a more detailed description of the factors affecting the levels of Excess Interest see “Prepayment and Yield Considerations—General.”

Realized Losses

Prior to each distribution date, the servicer will determine whether any Realized Losses have occurred on the mortgage loans.  As to any liquidated mortgage loan (i.e., a loan that the servicer has determined that all amounts recoverable on such loan have been received), a Realized Loss is calculated at final liquidation and is generally equal to the amount by which the unpaid principal balance thereof exceeds the related net liquidation proceeds.  As to any Nonrecoverable Mortgage Loan (i.e., a defaulted loan as to which the servicer has determined that estimated liquidation expenses will exceed expected liquidation proceeds), a Realized Loss is calculated by the servicer at the time of such determination and is generally equal to the amount by which the unpaid principal balance thereof exceeds the estimated net liquidation proceeds of the loan.

If, on any distribution date, the aggregate certificate principal balance of the certificates (after giving effect to all distributions to be made on that distribution date) exceeds the Assumed Principal Balance, the certificate principal balance of the subordinate certificates (but not the Class A Certificates) will be reduced by an amount equal to that excess, which is an Applied Realized Loss Amount, in inverse order of seniority:

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first, to the Class B-3 Certificates, until the aggregate certificate principal balance of that class has been reduced to zero;

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second, to the Class B-2 Certificates, until the aggregate certificate principal balance of that class has been reduced to zero;

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third, to the Class B-1 Certificates, until the aggregate certificate principal balance of that class has been reduced to zero;

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fourth, to the Class M-6 Certificates, until the aggregate certificate principal balance of that class has been reduced to zero;

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fifth, to the Class M-5 Certificates, until the certificate principal balance of that class has been reduced to zero;

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sixth, to the Class M-4 Certificates, until the certificate principal balance of that class has been reduced to zero;

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seventh, to the Class M-3 Certificates, until the certificate principal balance of that class has been reduced to zero;

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eighth, to the Class M-2 Certificates, until the certificate principal balance of that class has been reduced to zero; and

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ninth, to the Class M-1 Certificates, until the certificate principal balance of that class has been reduced to zero.

If the certificate principal balance of a class of subordinate certificates is reduced, that class thereafter will be entitled to distributions of interest and principal only with respect to the certificate principal balance so reduced.  The earlier the reduction of the certificate principal balance of a class of subordinate certificates (e.g., as a result of a Nonrecoverable Mortgage Loan), the greater the effect on the accrual of interest on such class.  On subsequent distribution dates, however, as described above, Excess Interest remaining after certain other distributions, if any, will be applied as a principal distribution to reduce any Unpaid Realized Loss Amounts in direct order of seniority.

Since a Realized Loss on a Nonrecoverable Mortgage Loan is calculated before the liquidation of such loan by estimating net liquidation proceeds, the effect to certificateholders (i.e., a reduction in available overcollateralization or, after such overcollateralization has been reduced to zero, a reduction of the certificate principal balance of the subordinate certificates) will be experienced by certificateholders in advance of the time that would have been the case if such Realized Loss had been determined at the time of liquidation.  In the event that the servicer ultimately recovers an amount in respect of a Nonrecoverable Mortgage Loan in excess of the Realized Loss previously calculated for such loan (“Subsequent Recoveries”), such amounts will be applied:

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first, to the most senior class of subordinate certificates then outstanding in reduction of any Applied Realized Loss Amount previously allocated to such class (which amount will not further reduce the certificate principal balance of such class); and

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second, to increase Interest Funds for the related group on such date.

Notwithstanding any application of a Subsequent Recovery to a class of subordinate certificates to reduce any Unpaid Realized Loss Amount outstanding to such class, no payment will be made in respect of the amount of interest that would have accrued on such class of certificates had such Unpaid Realized Loss Amount not been allocated thereto.

Although the certificate principal balance of Class A Certificates will not be reduced on account of Realized Losses even if the certificate principal balances of all the subordinate certificates have been reduced to zero, under certain loss scenarios, the amount available to be distributed to the Class A Certificates as principal may be less than the certificate principal balances of the Class A Certificates.

Overcollateralization

On the closing date, the outstanding scheduled principal balance of the mortgage loans, together with the amount on deposit in the pre-funding account is expected to exceed the aggregate principal amount of the offered certificates by approximately $12,160,000, which represents approximately 1.90% of the sum of (i) the scheduled principal balance of the mortgage loans as of December 1, 2005 and (ii) amounts in the pre-funding account as of the closing date.  As described in this prospectus supplement, excess interest payments will be applied to make additional principal payments to the certificates to the extent necessary to maintain or build overcollateralization at levels required under the agreement.

Supplemental Interest Trust

Interest Rate Swap Agreement.    Under the Swap Agreement, one business day prior to each distribution date commencing in January 2006, the trustee, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Swap Counterparty a fixed amount equal to the product of (a) the Rate of Payment for the related distribution date, (b) the Scheduled Notional Amount for the related distribution date and (c) the applicable day count fraction, and the Swap Counterparty will be obligated to pay to the trustee, on behalf of the Supplemental Interest Trust, a floating amount equal to the product of (x) LIBOR (as determined pursuant to the Swap Agreement), (y) the Scheduled Notional Amount for the related distribution date and (z) a fraction, the numerator of which is the actual number of days elapsed in each accrual period and the denominator of which is 360. A Net Swap Payment will be required to be made for the related distribution date either (a) by the Supplemental Interest Trust to the Swap Counterparty, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Counterparty to the Supplemental Interest Trust, to the extent that the floating amount exceeds the corresponding fixed amount.

The Swap Agreement will terminate immediately following the distribution date in November 2009 unless terminated earlier upon the occurrence of an event of default or termination event (each as defined in the Swap Agreement) thereunder.

The Swap Agreement and any payments made by the Swap Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

The Trustee will establish the Supplemental Interest Trust Account, into which the seller shall make an initial deposit of $1,000 on the closing date. The trustee will deposit into the Supplemental Interest Trust Account any Supplemental Interest Trust Amount received by the trustee, and the trustee will distribute from the Supplemental Interest Trust Account any Supplemental Interest Trust Amount pursuant to the priority of payments set forth under "—Application of Deposits and Payments Received by the Supplemental Interest Trust" below.

The respective obligations of the Swap Counterparty and the Supplemental Interest Trust to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no event of default or event that with the giving of notice or lapse of time or both would become an event of default shall have occurred and be continuing with respect to the Swap Agreement and (2) no early termination date has occurred or been effectively designated with respect to the Swap Agreement.

In addition, there will be additional termination events relating to the Supplemental Interest Trust, which are expected to include if the Supplemental Interest Trust or the trust fund should terminate, if the pooling and servicing agreement is amended in a manner adverse to the Swap Counterparty without the prior written consent of the Swap Counterparty where written consent is required or if, pursuant to the terms of the pooling and servicing agreement, the master servicer exercises its option to purchase the mortgage loans. With respect to the Swap Counterparty, an additional termination event will occur if the applicable short-term or long-term credit rating of the Swap Counterparty is downgraded below the specified levels set forth in Swap Agreement and the Swap Counterparty fails to either post collateral or obtain a substitute Swap Counterparty.

Upon the occurrence of any event of default under the Swap Agreement, the non-defaulting party will have the right to designate an early termination date thereunder. With respect to termination events under the Swap Agreement, an early termination date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Swap Agreement to a related entity within a specified period after notice has been given of the termination event, all as set forth in the Swap Agreement.

Upon any early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Counterparty may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement  taking into account the present value of the unpaid amounts that would have been owed by the Supplemental Interest Trust or the Swap Counterparty under the remaining scheduled term of the Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, such payment will be paid from the trust fund on the business day prior to the related distribution date, and on the business day prior to any subsequent distribution date until paid in full, prior to distributions to Certificateholders.

If the Swap Counterparty's short-term or long-term credit rating by any rating agency falls below the applicable levels specified in the Swap Agreement, the Swap Counterparty will be required either to (1) post collateral securing its obligations under the Swap Agreement or (2) obtain a substitute swap counterparty acceptable to the rating agencies that will assume the obligations of the Swap Counterparty under the Swap Agreement, all as provided in the Swap Agreement.

The Swap Counterparty is permitted to transfer its rights and obligations to another party, provided that such replacement swap counterparty assumes all the obligations of the Swap Counterparty as set forth in the Swap Agreement and the rating agencies confirm in writing that as a result of such transfer the Offered Certificates will not be downgraded, all as provided in the Swap Agreement.

The Swap Counterparty.    The Swap Counterparty will be an entity that has (or whose guarantor has) (x) a short-term unsecured debt rating from Moody's of "P-1" and a short-term unsecured debt rating from S&P of at least "A-1" and/or (y) long-term unsecured debt ratings from Moody's and S&P of at least "Aa2" and "AA," respectively.

Application of Deposits and Payments Received by the Supplemental Interest Trust.    The Supplemental Interest Trust Amount will, on each distribution date (or, in the case of payments to the Swap Counterparty, the business day prior to each distribution date), be distributed from the Supplemental Interest Trust Account in the following order of priority:

(1)    to the Swap Counterparty, any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement for the related Distribution Date;

(2)    to the Swap Counterparty, any unpaid Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement;

(3)    to the Class A Certificates, any Cap Carryover Amount for each such class (on a pro rata basis);

(4)    sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order (such order, the "Subordinate Priority"), any Cap Carryover Amount applicable to each such class;

(5)    to the Offered Certificates, any amount necessary to pay in full the Extra Principal Distribution Amount on such distribution date to the extent not paid in full after the applications described under "—Excess Interest and Pledged Prepayment Penalties" (pursuant to the priorities set forth in such clauses);

(6)    to the Class M and Class B Certificates, in accordance with the Subordinate Priority, any Unpaid Realized Loss Amount for each such class and such distribution date, to the extent unpaid after the applications described under "—Excess Interest and Pledged Prepayment Penalties";

(7)     to the Class M and Class B Certificates, in accordance with the Subordinate Priority, any Interest Carry Forward Amount for each such class and such distribution date, to the extent unpaid after the applications described under "—Excess Interest and Pledged Prepayment Penalties";

(8)

to the Class A Certificates, any Modified Cap Carryover Amount for each such class (on a pro rata basis);

(9)

to the Class M and Class B Certificates, in accordance with the Subordinate Priority, any Modified Cap Carryover Amount applicable to each such class;

(10)    if applicable, for application to the purchase of a replacement interest rate swap agreement;

(11)    to the Swap Counterparty, any unpaid Swap Termination Payment triggered by a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement; and

(12)    to the Class C and Class R Certificates, the remaining amount as specified in the agreement.

With respect to each Distribution Date, the sum of all amounts distributed pursuant to clauses (5) and (6) above shall not exceed cumulative Realized Losses incurred.

Cap Agreement Reserve Fund

The agreement provides for the establishment of a Cap Agreement Reserve Fund, which will be held by the trustee on behalf of the holders of the Class A-1A Certificates and the Class A-1B Certificates.  No other class of offered certificates will be entitled to the benefits of an interest rate cap agreement.  The Cap Agreement Reserve Fund will not be an asset of any REMIC.  All amounts received under the Cap Agreement will be deposited in the Cap Agreement Reserve Fund.  The holders of the Class C Certificates will be the beneficial owner of the Cap Agreement Reserve Fund for tax purposes, and amounts on deposit therein will be invested at the direction of the holders of the Class C Certificates as provided in the agreement.

Distributions from Cap Agreement Reserve Fund.  On each distribution date from and including the distribution date in December 2009 through and including the distribution date in May 2012 (after giving effect to the distributions described under “—Excess Interest and Pledged Prepayment Penalties”) the trustee will apply amounts on deposit in the Cap Agreement Reserve Fund in the following order of priority:

•

first, to the Class A-1A Certificates and the Class A-1B Certificates, on a pro rata basis, any Net Cap Carryover Amounts for such classes; and

•

second, any remainder to the Class C Certificates.

The Cap Agreement.  The trustee will enter into an interest rate cap agreement (the “Cap Agreement”) pursuant to which a counterparty having the ratings described in this prospectus supplement (together with any successor, the “Cap Counterparty”) will agree to make a monthly payment with respect to each of the distribution dates described above in an amount equal to the product of:

(1)

the excess, if any, of LIBOR (subject to a maximum rate specified in the Cap Agreement) over the Specified Strike Rate;

(2)

the lesser of (x) the aggregate certificate principal balance of the Class A-1A Certificates and the Class A-1B Certificates on such date and (y) the scheduled notional amount for such date set forth in the Cap Agreement; and

(3)

a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date (or, for the first distribution date, the actual number of days elapsed from the closing date to but excluding the first distribution date), and the denominator of which is 360.

The Cap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Cap Counterparty are limited to those specifically set forth in the Cap Agreement.

The sole assets of the Cap Agreement Reserve Fund will be payments, if any, received under the Cap Agreement.

Pre-Funding Account

On the closing date, the seller will deposit approximately $135,000,000 into a separate pre-funding account to be maintained in the name of the trustee for the benefit of the holders of the certificates.  Approximately $69,828,571 of the original pre-funded amount will be used to acquire group I subsequent mortgage loans and approximately $65,171,429 of the original pre-funded amount will be used to acquire group II subsequent mortgage loans, in each case during the period beginning on the closing date and generally terminating on the earlier to occur of:

•

the date on which the amount on deposit in the pre-funding account, excluding any interest or other investment earnings, is less than $100,000; and

•

March 21, 2006.

The original pre-funded amount will be reduced during the pre-funding period by the amount used to purchase subsequent mortgage loans in accordance with the agreement for the trust.  Any pre-funded amount, excluding any interest or other investment earnings, remaining at the end of the pre-funding period will be included as part of principal funds and will be distributed to holders of the group I certificates and group II certificates, respectively, then entitled to distributions of principal on the first distribution date thereafter as a prepayment of principal in reduction of the related certificate principal balances.  This will result in an unscheduled distribution of principal in respect of the related certificates on that date.

Amounts on deposit in the pre-funding account will be invested in permitted investments.  All interest and any other investment earnings on amounts on deposit in the pre-funding account will be paid to the seller.  The pre-funding account will not be an asset of any REMIC established under the pooling and servicing agreement.  For federal income tax purposes, the pre-funding account will be owned by, and all interest and other investment earnings on amounts in the pre-funding account will be taxable to, the seller.

Calculation Agent

The master servicer has appointed Deutsche Bank Trust Company Americas to serve as calculation agent for the issuing entity.  As calculation agent, Deutsche Bank Trust Company Americas will be responsible for calculating and distributing to holders of certificates all amounts of principal and interest due on each distribution date.

Calculation of One-Month LIBOR

On each interest determination date, which is the second business day preceding each accrual period (or, in the case of the first accrual period, December 19, 2005), the calculation agent, as agent of the master servicer, will determine one-month LIBOR.

One-month LIBOR means, as of any interest determination date, the rate for one-month U.S. dollar deposits which appears on the Telerate Page 3750, as of 11:00 a.m., London time, on that interest determination date.  If that rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant accrual period (commencing on the first day of that accrual period).  The calculation agent, as agent for the master servicer, will request the principal London office of each of the reference banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the master servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant accrual period (commencing on the first day of that accrual period).

Telerate Page 3750 means the display page currently so designated on the Bridge Telerate Market Report (or another page that may replace that page on that service for the purpose of displaying comparable rates or prices) and reference banks means leading banks selected by the master servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Book-Entry Registration of the Offered Certificates

The offered certificates will be book-entry certificates.  Beneficial owners may elect to hold their book-entry certificates directly through DTC in the United States or upon request Clearstream Banking, société anonyme (formerly Cedelbank), or Euroclear in Europe if they are participants of those systems or indirectly through organizations which are participants.  The book-entry certificates will be issued in one or more certificates per class of offered certificates which in the aggregate equal the principal balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.  See “Registration of the Offered Securities — Book-Entry Registration” and “— Global Clearance, Settlement and Tax Documentation Procedures” in the prospectus.

THE AGREEMENT

The certificates will be issued in accordance with a pooling and servicing agreement to be dated as of December 1, 2005, among the depositor, the master servicer, the servicer and the trustee.  In addition to the provisions of the agreement summarized elsewhere in this prospectus supplement, there is set forth below a summary of certain other provisions of the agreement.  See also “The Agreement — The Trustee,” “— Administration of Accounts,” “— Events of Default and Remedies,” “— Amendment” and “— Termination” in the prospectus.

Formation of the Issuing Entity

On the closing date, the depositor will create and establish the issuing entity under the agreement and will sell without recourse the initial and additional mortgage loans to the trustee for inclusion in the trust fund, and the issuing entity will issue the certificates under the terms of the agreement.  During the pre-funding period, the depositor may sell without recourse subsequent mortgage loans to the trustee.  The prospectus contains important additional information regarding the terms and conditions of the certificates.  The depositor will provide to any prospective or actual holder of offered certificates, upon written request, a copy of the agreement without exhibits.  Requests should be addressed to Saxon Asset Securities Company, 4860 Cox Road, Suite 300, Glen Allen, Virginia 23060, Attention: Secretary.

The trust fund will consist of:

•

the mortgage loans;

•

prepayment penalties to the extent described in this prospectus supplement;

•

those assets that are held in any account held for the benefit of the certificateholders;

•

any mortgaged premises acquired on behalf of the certificateholders by foreclosure or by deed in lieu of foreclosure;

•

the rights of the trustee to receive the proceeds of applicable insurance policies and funds, if any, required to be maintained under the terms of the agreement; and

•

certain rights of the depositor to the enforcement of representations and warranties made by the seller relating to the mortgage loans.

In addition, the offered certificates will represent beneficial ownership interests in the Supplemental Interest Trust, the primary asset of which will be the Swap Agreement described under "—Supplemental Interest Trust—Interest Rate Swap Agreement," and all proceeds thereof and the trustee will establish the Cap Agreement Reserve Fund for the benefit of the holders of the Class A-1A Certificates and the Class A-1B Certificates.

The offered certificates will not represent an interest in or an obligation of, nor will the mortgage loans be guaranteed by, the seller, the depositor, the servicer, the master servicer or the trustee.

Reports to Certificateholders

On each distribution date, the master servicer will report or cause to be reported to each holder of an offered certificate, by posting to the trustee’s website (https://www.tss.db.com/invr) or other means of reporting described in the agreement:

•

with respect to each class of offered certificates based on a certificate in the original principal amount of $1,000:

•

the amount of the aggregate distribution on such distribution date;

•

the amount of the distribution allocable to interest;

•

the amount of the distribution allocable to principal, separately identifying the aggregate amount of any prepayments, substitution shortfalls, repurchase amounts or other recoveries of principal included therein, any Extra Principal Distribution Amount and any Applied Realized Loss Amount with respect to, and any Unpaid Realized Loss Amount at, the distribution date;

•

the principal balance after giving effect to any distribution allocable to principal;

•

any Interest Carry Forward Amount;

•

any Cap Carryover Amount and any Net Cap Carryover Amount;

•

the weighted average of the mortgage interest rates on the mortgage loans;

•

the Realized Losses for each group for the related period and cumulatively since the cut-off date;

•

the largest mortgage loan balance outstanding in each group;

•

the prepayment penalties due from borrowers, collected by the servicer or the master servicer, in each case for the related prepayment period;

•

the servicing fees and master servicing fees allocable to each group;

•

one-month LIBOR on the most recent interest determination date;

•

the amount of any Net Swap Payment to the Supplemental Interest Trust, any Net Swap Payment to the Swap Counterparty, any Swap Termination Payment to the Supplemental Interest Trust and any Swap Termination Payment to the Swap Counterparty;

•

any amounts paid pursuant to the terms of the Cap Agreement;

•

the pass-through rates for each class (and whether such rates have been capped); and

•

for each distribution date during the pre-funding period, the amount, if any, on deposit in the pre-funding account.

Certificateholders may obtain assistance in operating the trustee’s website by calling the trustee’s investor relations department at (800) 735-7777.

Delivery and Substitution of Mortgage Loans

The depositor must repurchase any mortgage loan for which the required documentation is not delivered on the closing date (or subsequent closing date in the case of subsequent mortgage loans) or reasonably promptly thereafter.  Under the limited circumstances specified in the agreement, the depositor may substitute substantially similar mortgage loans for mortgage loans initially delivered.  It is anticipated that any permitted substitution will not materially change the characteristics of the mortgage loan pool, as set forth above.  See “The Trusts — The Mortgage Loans — General,” and “— Substitution of Mortgage Loans” in the prospectus.

The Trustee

Deutsche Bank Trust Company Americas will act as trustee of the issuing entity.  The mailing address of the trustee’s Corporate Trust Office is 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Saxon 2005-4 (SX0504), and its telephone number is (714) 247-6000.

Voting Rights

The voting rights of the trust will be allocated as follows:

•

1% to each of the Class C and Class R Certificates; and

•

the remainder to the classes of offered certificates in proportion to their respective outstanding certificate principal balances.

Termination

The trust will terminate upon the payment to the holders of all certificates of all amounts required to be paid to the holders and upon the last to occur of:

•

the final payment or other liquidation, or any related advance, of the last mortgage loan; and

•

the disposition of all property acquired in respect of any mortgage loan remaining in the trust fund.

By the Master Servicer.  At its option, the master servicer may, on any distribution date when the aggregate principal balance of the mortgage loans is an amount equal to or less than 10% of the Assumed Principal Balance as of the cut-off date, purchase from the trust fund all remaining mortgage loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure or otherwise then constituting the trust at a price generally equal to 100% of the aggregate principal balance of the mortgage loans (or, in the case of Nonrecoverable Mortgage Loan, at the Nonrecoverable Mortgage Loan Purchase Price) plus one month’s interest computed as provided in the agreement.  The date on which this optional repurchase is made is known as the Clean-Up Call Date.

Sale of Mortgage Loans

In connection with the sale of mortgage loans (except for any MERS loans, which are described in the prospectus under “The Trusts—Assignment of Mortgage Assets”), the depositor will be required to deliver a file with respect to each mortgage loan consisting of:

•

the original mortgage note endorsed in blank or to the order of the trustee or a custodian acting on behalf of the trustee, or a lost note affidavit in lieu thereof, with all prior and intervening endorsements (the seller, in some instances, having instructed the party selling a mortgage loan to the seller to have required the originator to endorse the original mortgage note directly to such custodian);

•

the original recorded security instrument or a certified copy, naming the originator of the related servicer, trustee or custodian as mortgagee, or if the original security instrument has been submitted for recordation but has not been returned by the applicable public recording office, a photocopy certified by an officer of the related servicer, title company, closing/settlement-escrow agent or closing attorney;

•

each original recorded intervening assignment of the security instrument as may be necessary to show a complete chain of title to the related servicer, trustee or custodian (the seller, in some instances, having instructed the party selling a mortgage loan to the seller to record an assignment directly from the originator to the custodian) or if any assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a copy certified by an officer of the related servicer;

•

if an assignment of the security instrument to the related servicer has been recorded or sent for recordation, an original assignment of the security instrument from the servicer in blank or to the trustee or custodian in recordable form;

•

except as to any second lien mortgage loan with a balance of less than $50,000, an original title insurance policy, certificate of title insurance or written commitment or a copy certified as true and correct by the insurer; and

•

if indicated on the applicable schedule, the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any.

The custodian is required to review each mortgage note and provide certification regarding the existence of such mortgage loan notes on or before the closing date and the custodian is required to review the remainder of the mortgage loan file within a specified number of days after the closing date and provide a final certification on the entire mortgage loan file prior to the first anniversary of the closing date.

On the closing date, the depositor will also assign to the trustee all the depositor’s right, title and interest in the sales agreement between the seller and the depositor insofar as it relates to the representations and warranties made therein by the seller in respect of the origination of the mortgage loans and the remedies provided for breach of such representations and warranties.  Such representations and warranties include the representations and warranties described under “Origination of Mortgage Loans—Representations and Warranties” in the prospectus as well as a representation and warranty that no mortgage loan originated within six months of the cut-off date, and no other mortgage loan originated by the seller through its own retail or wholesale origination channels, was subject to the Home Ownership and Equity Protection Act of 1994 or is a “high cost” loan as defined by any comparable state law.  Upon discovery by the trustee or the master servicer of a breach of any representation, warranty or covenant which materially and adversely affects the interests of the holders of the certificates, the discovering party will promptly notify the depositor and the seller.  The seller will have 90 days from its discovery or its receipt of a notice to cure the breach or, if required, to repurchase the mortgage loan or, subject to the conditions in the agreement, to substitute a qualified substitute mortgage loan.  See “Origination of Mortgage Loans —Representations and Warranties” in the prospectus.

Events of Default

The master servicer will have the right to direct the termination of the servicer if the servicer is in breach under the agreement.  In the event of a termination, the master servicer must appoint a successor servicer to assume the obligations of the servicer under the agreement, including the obligation to make advances.  See “The Mortgage Loan Pool —Advances and Payment of Compensating Interest” herein.  If the master servicer is unable to appoint a successor servicer, the master servicer will be obligated to service the mortgage loans.  Any successor servicer will be entitled to compensation arrangements similar to, but no greater than, those provided to the predecessor servicer.  See “Servicing of Mortgage Loans” in the prospectus.

In addition, upon the occurrence of a “servicing trigger event” as described in the agreement, the trustee will, upon direction of a majority of the holders of outstanding certificates, remove the servicer and appoint a successor servicer.

Governing Law

The agreement and each certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The agreement provides that a designated portion of the trust will comprise one or more lower tier REMICs (each, a “Lower Tier REMIC”) and a single upper tier REMIC (the “Upper Tier REMIC”) in a tiered structure. Each of the Lower Tier REMICs and the Upper Tier REMIC will designate a single class of interests as the residual interest in that REMIC. The Class R Certificate will represent ownership of the residual interest in each of the REMICs. Elections will be made to treat each of the Lower Tier REMICs and the Upper Tier REMIC as a REMIC for federal income tax purposes.

Upon the issuance of the offered certificates, McKee Nelson LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the agreement, each of the Lower Tier REMICs and the Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (“the Code”). In addition, Tax Counsel will deliver an opinion to the effect that each of the Basis Risk Reserve Fund, the Cap Agreement Reserve Fund and the Supplemental Interest Trust is an “outside reserve fund” that is beneficially owned by the beneficial owners of the Class C Certificates.

Tax Treatment of the Offered Certificates

For federal income tax purposes, a beneficial owner of an offered certificate will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a limited recourse interest rate cap contract (the “Cap Contract”). The REMIC regular interest corresponding to an offered certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the offered certificate to which it corresponds, except that (i) any Swap Termination Payment will be treated as being payable solely from Excess Interest and Pledged Prepayment Penalties and (ii) the maximum interest rate of the corresponding REMIC regular interest will equal the weighted average of the Group I Net WAC Cap and the Group II Net WAC Cap, weighted on the basis of the Assumed Principal Balance of each mortgage loan group computed for this purpose by limiting the Scheduled Notional Amount of the Swap Agreement to the Assumed Principal Balance.

As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an offered certificate may exceed the actual amount of distributions on the offered certificate.

Any amount payable on an offered certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that offered certificate pursuant to the Cap Contract. Alternatively, any amount payable on the REMIC regular interest corresponding to an offered certificate in excess of the amount payable on the offered certificate will be treated as having been received by the holder of that offered certificate and then as having been paid by such holder pursuant to the Cap Contract. Consequently, each beneficial owner of an offered certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Consequences—REMIC Certificates” in the Prospectus. In addition, each beneficial owner of an offered certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “—The Cap Contract Components” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each offered certificate.

Allocations

A beneficial owner of an offered certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the Cap Contract component.  For information reporting purposes, pursuant to the agreement, the Trustee will assume that the Cap Contract components will have nominal value or such other value as specified in the agreement. The Cap Contract is difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a Cap Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

Upon the sale, exchange, or other disposition of an offered certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the offered certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a REMIC regular interest, see “Material Federal Income Tax Consequences—REMIC Certificates” in the Prospectus.

Original Issue Discount

The REMIC regular interest component of an offered certificate may be issued with original issue discount (“OID”). A beneficial owner of an offered certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See “Material Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the prepayment assumption for both the fixed rate mortgage loans and the adjustable rate mortgage loans.  See “Prepayment and Yield Considerations—Prepayments and Yields for Offered Certificates” above.  No representation is made that the mortgage loans will prepay at such a rate or at any other rate.

The Cap Contract Components

The portion of the overall purchase price of an offered certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an offered certificate.

Any payments made to a beneficial owner of an offered certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the Cap Contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the offered certificates to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Cap Contract, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to the Cap Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Cap Contract should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass through entity” (other than in connection with such individual’s trade or business). Pass through entities include partnerships, S corporations, grantor trusts and non publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of an offered certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of an offered certificate may have income that exceeds cash distributions on the offered certificate, in any period and over the term of the offered certificate. As a result, the offered certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

Status of the Offered Certificates

The REMIC regular interest components of offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of an offered certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract components of the offered certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result of the obligations represented by the Cap Contract components, the offered certificates generally will not be a suitable investment for a REMIC.

ERISA CONSIDERATIONS

An employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or to Section 4975 of the Code (collectively, a “Plan”), or an entity deemed to be investing with plan assets of such a plan or arrangement is subject to the fiduciary obligation and prohibited transaction provisions of ERISA and Section 4975 of the Code, unless it is covered by an administrative exemption.  The U.S. Department of Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated a prohibited transaction exemption relating to the acquisition, holding and transfer of mortgage-backed certificates (Prohibited Transaction Exemption 90-29 (Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended and restated by Prohibited Transaction Exemption 2002-41)  (the “Underwriter’s Exemption”), subject to the limitations and qualifications described under “ERISA Considerations” in the prospectus.  See “ERISA Considerations” in the prospectus.

Any person purchasing an offered certificate otherwise eligible for purchase by Plans under the Underwriter’s Exemption, which certificate entitles the holder to receive payments under the Swap Agreement from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such offered certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.

The acquisition, holding and transfer of the offered certificates, excluding the right to receive the payments from the Supplemental Interest Trust, should meet the conditions of the Underwriter’s Exemption (other than those within the control of the investors.) However, a fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the offered certificates without the right to receive payments from the Supplemental Interest Trust during the term of the Swap Agreement and after the termination of the Swap Agreement satisfies the terms and conditions of the Underwriter’s Exemption.  See “ERISA Considerations” in the prospectus.  The rating of an offered certificate may change.  If the rating of a class of offered certificates declines below the lowest permitted rating, certificates of that class may no longer be eligible for relief under the Underwriter’s Exemption (although a Plan that had purchased a certificate of that class when the certificate had a permitted rating would not be required to dispose of it).  However, insurance company general accounts may be able to purchase an offered certificate in such circumstances pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

The Underwriter’s Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan.  The right to receive such payments could also result in a prohibited transaction if the Swap Counterparty is a party in interest with respect to such Plan, unless another administrative exemption is available.  Accordingly, no Plan or other person using Plan assets may acquire or hold an offered certificate otherwise eligible for the Underwriter’s Exemption before the termination of the Swap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”).  Plan fiduciaries should consult their legal counsel concerning this issue.  Each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above.  It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Swap Agreement, any offered certificate whose rating has fallen to below investment grade could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Swap Agreement.

If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the trustee, the master servicer and the servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the trustee, the master servicer and the servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

RATINGS

It is a condition of the issuance of the offered certificates that they receive ratings as set forth on page S-2.

The ratings do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any Cap Carryover Amount will be paid.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  The security rating assigned to the offered certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

The ratings assigned by Standard & Poor’s Rating Servicing, a division of the McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which certificateholders are entitled.  S&P’s and Moody’s ratings address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans.  S&P’s and Moody’s ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments.

The initial ratings assigned to the offered certificates do not address the possibility that holders of the offered certificates might suffer a lower than anticipated yield in the event of principal payments on the offered certificates resulting from rapid prepayments of the mortgage loans or the application of the Extra Principal Distribution Amount as described herein, or in the event that the trust fund is terminated before the expected final distribution dates of the offered certificates.  The ratings on the offered certificates do not address the ability of the trust to acquire subsequent mortgage loans, any potential redemption with respect thereto or the effect on yield resulting therefrom.

LEGAL INVESTMENT CONSIDERATIONS

Upon the termination of the pre-funding period, the Class A-1A Certificates and the Class A-1B Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations.  As such, they will be legal investments for particular entities to the extent provided in SMMEA, subject to state laws overriding SMMEA.  In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities.  Furthermore, some states have enacted legislation overriding the legal investment provisions of SMMEA.

USE OF PROCEEDS

The depositor will sell the initial and additional mortgage loans to the trustee for inclusion in the trust fund concurrently with the delivery of the offered certificates.  Net proceeds from the sale of the offered certificates less the original pre-funded amount will represent, together with the private certificates, certain of which may be retained by the depositor or its affiliates, the purchase price to be paid to the depositor for the initial and additional mortgage loans.

LEGAL MATTERS

Legal matters relating to the validity of the issuance of the certificates will be passed upon for the depositor and the seller by McKee Nelson LLP.  Legal matters relating to the validity of the offered certificates will be passed upon for the underwriters by Hunton & Williams LLP.

UNDERWRITING

Under the terms and subject to the conditions contained in the underwriting agreement, the depositor has agreed to cause to be sold to the underwriters named below the following principal amounts of offered certificates.

Class	Merrill Lynch, Pierce, Fenner & Smith Incorporated	Banc of America Securities LLC	Credit Suisse First Boston LLC	Greenwich Capital Markets, Inc.	J.P. Morgan Securities Inc.
A-1A	$[[•]]	$[[•]]	$[[•]]	$[[•]]	$[[•]]
A-1B	$[[•]]	$[[•]]	$[[•]]	$[[•]]	$[[•]]
A-2A	$[[•]]	$[[•]]	$[[•]]	$[[•]]	$[[•]]
A-2B	$[[•]]	$[[•]]	$[[•]]	$[[•]]	$[[•]]
A-2C	$[[•]]	$[[•]]	$[[•]]	$[[•]]	$[[•]]
A-2D	$[[•]]	$[[•]]	$[[•]]	$[[•]]	$[[•]]
M-1	$[[•]]	$[[•]]	$[[•]]	$[[•]]	$[[•]]
M-2	$[[•]]	$[[•]]	$[[•]]	$[[•]]	$[[•]]
M-3	$[[•]]	$[[•]]	$[[•]]	$[[•]]	$[[•]]
M-4	$[[•]]	$[[•]]	$[[•]]	$[[•]]	$[[•]]
M-5	$[[•]]	$[[•]]	$[[•]]	$[[•]]	$[[•]]
M-6	$[[•]]	$[[•]]	$[[•]]	$[[•]]	$[[•]]
B-1	$[[•]]	$[[•]]	$[[•]]	$[[•]]	$[[•]]
B-2	$[[•]]	$[[•]]	$[[•]]	$[[•]]	$[[•]]
B-3	$[[•]]	$[[•]]	$[[•]]	$[[•]]	$[[•]]

The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased.  The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering of the offered certificates may be terminated.

The underwriters will offer the offered certificates for sale from time to time in one or more transactions (which may include block transactions), in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.  The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents.  In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from the trust in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent.  The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

The depositor expects to receive net proceeds (including accrued interest) of approximately $[[•]] before deducting expenses payable by it of approximately $750,000.

The depositor and the seller have agreed to indemnify the underwriters against certain liabilities including liabilities under the Securities Act of 1933, or contribute to payments that the underwriters may be required to make in that respect.

There is currently no secondary market for the offered certificates.  Each underwriter intends to make a secondary market in the offered certificates offered by that underwriter but has no obligation to do so.  There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue.

Some of the mortgage loans may have been the subject of financing provided by affiliates of the underwriters.

GLOSSARY

An “accrual period” means, with respect to any distribution date, the period from the preceding distribution date (or from the closing date in the case of the first distribution date) to and including the day prior to the current distribution date.

The “agreement” referred to in this prospectus supplement means the pooling and servicing agreement, dated as of the cut-off date, among the depositor, the servicer, the master servicer and the trustee.

“Applied Realized Loss Amount” with respect to any class of subordinate certificates and as to any distribution date, the sum of Realized Losses with respect to mortgage loans which have been applied in reduction of the certificate principal balance of the class less any Excess Interest and Pledged Prepayment Penalties previously distributed in the form of principal in repayment thereof.

“Assumed Principal Balance” as of any distribution date is the aggregate principal balance of the mortgage loans plus applicable amounts on deposit in the pre-funding account, in each case as of the related determination date (or, in the case of any calculation made as of the cut-off date, including (i) the aggregate principal balance as of the closing date of additional mortgage loans originated after the cut-off date and (ii) amounts on deposit in the pre-funding account on the closing date).  If so specified the Assumed Principal Balance may be calculated on a group by group basis.

“Basis Risk Payment” means, for any distribution date, an amount to be deposited into the Basis Risk Reserve Fund equal to the sum of (i) the Net Cap Carryover Amounts for such distribution date and (ii) any Required Reserve Fund Deposit for such distribution date, provided however, the amount of the Basis Risk Payment for any distribution date cannot exceed the amount of Excess Interest for such date.

“Basis Risk Reserve Fund” means a fund created under the agreement and held as part of the trust, but not as part of any REMIC created under the agreement, to provide a source for payments of Cap Carryover Amounts.  The Basis Risk Reserve Fund will initially be funded with a deposit of $1,000.

“Cap Agreement Reserve Fund” means the reserve fund created under the agreement and held by the trustee, for the deposit of all amounts received under the Cap Agreement.

“Cap Carryover Amount” means with respect to any distribution date and any class of offered certificates the sum of (i) the excess of the interest calculated at such pass-through rate applicable to such class for such date determined without regard to the related Net WAC Cap over the amount of interest calculated at the related Net WAC Cap, and (ii) the unpaid portion of the excess described in clause (i) for prior distribution dates together with accrued interest thereon at the applicable pass-through rate determined without regard to any Net WAC Cap.  The Cap Carryover Amount for any class will be reduced by any amounts repaid to such class in respect of such Cap Carryover Amount.

The “certificate principal balance” of each class of certificates, as of any distribution date, is the aggregate principal amount of the certificates of that class on the closing date as reduced by:

•

all amounts distributed on previous distribution dates in reduction of the certificate principal balance thereof, and

•

in the case of a subordinate certificate, reductions in the certificate principal balance thereof as a result of the application of Realized Losses.

Any amounts distributed to a class of subordinate certificates in respect of any Unpaid Realized Loss Amount will not further reduce the certificate principal balance of that class.

The “Class A Certificates” are the Class A-1A, Class A-1B, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates.

A “Class A-1 Trigger Event” is identical to a Trigger Event provided that during the period from period 1 to period 24 a cumulative loss percentage of 1.30% shall be in effect.

The “Class B Certificates” are the Class B-1, Class B-2 and Class B-3 Certificates.

“Class B-1 Principal Distribution Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

•

the sum of

•

the Class A certificate principal balance (after giving effect to distributions on that date),

•

the Class M certificate principal balance (after giving effect to distributions on that date), and

•

the Class B-1 certificate principal balance immediately prior to the distribution date over

•

the lesser of

•

87.50% of the Assumed Principal Balance on the preceding determination date and

•

the Assumed Principal Balance of the entire mortgage pool on the preceding determination date less 0.50% of the Assumed Principal Balance of the entire mortgage pool as of the cut-off date (but in no event less than zero).

“Class B-2 Principal Distribution Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

•

the sum of

•

the Class A certificate principal balance (after giving effect to distributions on that date),

•

the Class M certificate principal balance (after giving effect to distributions on that date),

•

the Class B-1 certificate principal balance (after giving effect to distributions on that date), and

•

the Class B-2 certificate principal balance immediately prior to the distribution date over

•

the lesser of

•

89.90% of the Assumed Principal Balance on the preceding determination date and

•

the Assumed Principal Balance of the entire mortgage pool on the preceding determination date less 0.50% of the Assumed Principal Balance of the entire mortgage pool as of the cut-off date (but in no event less than zero).

“Class B-3 Principal Distribution Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

•

the sum of

•

the Class A certificate principal balance (after giving effect to distributions on that date),

•

the Class M certificate principal balance (after giving effect to distributions on that date),

•

the Class B-1 certificate principal balance (after giving effect to distributions on that date)

•

the Class B-2 certificate principal balance (after giving effect to distributions on that date), and

•

the Class B-3 certificate principal balance immediately prior to the distribution date over

•

the lesser of

•

92.00% of the Assumed Principal Balance on the preceding determination date and

•

the Assumed Principal Balance of the entire mortgage pool on the preceding determination date less 0.50% of the Assumed Principal Balance of the entire mortgage pool as of the cut-off date (but in no event less than zero).

The “Class M Certificates” are the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates.

“Class M-1 Principal Distribution Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

•

the sum of

•

the Class A certificate principal balance (after giving effect to distributions on that date) and

•

the Class M-1 certificate principal balance immediately prior to the distribution date over

•

the lesser of

•

62.70% of the Assumed Principal Balance of the entire mortgage pool on the preceding determination date and

•

the Assumed Principal Balance of the entire mortgage pool on the preceding determination date less 0.50% of the Assumed Principal Balance of the entire mortgage pool as of the cut-off date (but in no event less than zero).

“Class M-2 Principal Distribution Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

•

the sum of

•

the Class A certificate principal balance (after giving effect to distributions on that date),

•

the Class M-1 certificate principal balance (after giving effect to distributions on that date), and

•

the Class M-2 certificate principal balance immediately prior to the distribution date over

•

the lesser of

•

69.60% of the Assumed Principal Balance on the preceding determination date and

•

the Assumed Principal Balance of the entire mortgage pool on the preceding determination date less 0.50% of the Assumed Principal Balance of the entire mortgage pool as of the cut-off date (but in no event less than zero).

“Class M-3 Principal Distribution Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

•

the sum of

•

the Class A certificate principal balance (after giving effect to distributions on that date),

•

the Class M-1 certificate principal balance (after giving effect to the distributions on that date),

•

the Class M-2 certificate principal balance (after giving effect to the distributions on that date), and

•

the Class M-3 certificate principal balance immediately prior to the distribution date over

•

the lesser of

•

74.40% of the Assumed Principal Balance of the entire mortgage pool on the preceding determination date, and

•

the Assumed Principal Balance of the entire mortgage pool on the preceding determination date less 0.50% of the Assumed Principal Balance of the entire mortgage pool as of the cut-off date (but in no event less than zero).

“Class M-4 Principal Distribution Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

•

the sum of

•

the Class A certificate principal balance (after giving effect to distributions on that date),

•

the Class M-1 certificate principal balance (after giving effect to distributions on that date),

•

the Class M-2 certificate principal balance (after giving effect to distributions on that date),

•

the Class M-3 certificate principal balance (after giving effect to distributions on that date),  and

•

the Class M-4 certificate principal balance immediately prior to the distribution date over

•

the lesser of

•

77.90% of the Assumed Principal Balance of the entire mortgage pool on the preceding determination date and

•

the Assumed Principal Balance for the entire mortgage pool on the preceding determination date less 0.50% of the Assumed Principal Balance for the entire mortgage pool as of the cut-off date (but in no event less than zero).

“Class M-5 Principal Distribution Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

•

the sum of

•

the Class A certificate principal balance (after giving effect to distributions on that date),

•

the Class M-1 certificate principal balance (after giving effect to distributions on that date),

•

the Class M-2 certificate principal balance (after giving effect to distributions on that date),

•

the Class M-3 certificate principal balance (after giving effect to distributions on that date),

•

the Class M-4 certificate principal balance (after giving effect to distributions on that date), and

•

the Class M-5 certificate principal balance immediately prior to the distribution date over

•

the lesser of

•

81.40% of the Assumed Principal Balance for the entire mortgage pool on the preceding determination date and

•

the Assumed Principal Balance for the entire mortgage pool on the preceding determination date less 0.50% of the Assumed Principal Balance for the entire mortgage pool as of the cut-off date (but in no event less than zero).

“Class M-6 Principal Distribution Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

•

the sum of

•

the Class A certificate principal balance (after giving effect to distributions on that date),

•

the Class M-1 certificate principal balance (after giving effect to distributions on that date),

•

the Class M-2 certificate principal balance (after giving effect to distributions on that date),

•

the Class M-3 certificate principal balance (after giving effect to distributions on that date),

•

the Class M-4 certificate principal balance (after giving effect to distributions on that date),

•

the Class M-5 certificate principal balance (after giving effect to distributions on that date), and

•

the Class M-6 certificate principal balance immediately prior to the distribution date over

•

the lesser of

•

84.40% of the Assumed Principal Balance for the entire mortgage pool on the preceding determination date and

•

the Assumed Principal Balance for the entire mortgage pool on the preceding determination date less 0.50% of the Assumed Principal Balance for the entire mortgage pool as of the cut-off date (but in no event less than zero).

“Clean-Up Call Date” is any distribution date when the Assumed Principal Balance for the entire mortgage pool is an amount equal to or less than 10% of the Assumed Principal Balance as of the cut-off date.

The “collection account” is an account maintained by the servicer into which collections on the mortgage loans are deposited.

“Compensating Interest” means an amount, as of any distribution date, payable by the servicer or the master servicer, as the case may be, equal to the lesser of

•

prepayment interest shortfalls for such date in respect of any prepayments in full, and

•

the servicing fee or master servicing fee, as applicable, for such date.

A “conforming balance” mortgage loan means a mortgage loan having a principal balance that conforms to Freddie Mac’s and Fannie Mae’s limits (although such mortgage loan may not otherwise have been underwritten in accordance with such agency’s purchase requirements).

“CPR” is a constant prepayment standard or model commonly used to measure prepayments on mortgage loans.  The model represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of the mortgage loans for the life of such mortgage loans.  CPR does not purport to be either a historical description of the prepayment experience of the mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

“Current Interest,” with respect to each component or class of the certificates and each distribution date, is the interest accrued on the certificate principal balance thereof immediately prior to the distribution date during the applicable accrual period at the applicable pass-through rate as reduced, on a pro rata basis, by any related Net Prepayment Interest Shortfalls and Relief Act Shortfalls for such date.

The “cut-off date” is December 1, 2005 in respect of the mortgage loans to be sold to the trust on the closing date.

The “depositor” under the agreement is Saxon Asset Securities Company, a Virginia corporation.

The “determination date” for each distribution date is the seventeenth day of the month, or if such day is not a business day, the immediately preceding business day.

The “distribution account” is an account maintained by the trustee from which distributions are made on the certificates.

A “due period” is the period from and including the second day of a month to and including the first day of the following month.

“Excess Interest” for any distribution date means, interest funds remaining after the payment of all related interest distributions as described under “Description of the Offered Certificates —Distributions —Distributions of Interest” in this prospectus supplement.

“Extra Principal Distribution Amount” with respect to any distribution date is the lesser of (i) the sum of Excess Interest and Pledged Prepayment Penalties, if any (minus, on the first three distribution dates, amounts payable prior to the Extra Principal Distribution Amount pursuant to the priorities described under “Description of the Offered Certificates—Distributions—Excess Interest and Pledged Prepayment Penalties”), and (ii) the excess of (A) the Required Overcollateralization Amount over (B) the Overcollateralization Amount (assuming for this purpose that all Principal Funds are distributed as principal to the certificates on such date).

“Group I Net WAC Cap” as to any distribution date is a per annum rate equal to the product of (i) the Weighted Average Net Rate of the mortgage loans in group I multiplied by (ii) the quotient of 30 days divided by the actual numbers of days in the Accrual Period.

“Group II Net WAC Cap” as to any distribution date is a per annum rate equal to the product of (i) the Weighted Average Net Rate of the mortgage loans in group II multiplied by (ii) the quotient of 30 days divided by the actual numbers of days in the Accrual Period.

The “group I senior certificates” are the Class A-1A and Class A-1B Certificates.

The “group II senior certificates” are the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates.

“Group Balance” means, for each of the group I and group II mortgage loans and any date of determination, the scheduled principal balance of the mortgage loans in such group as of such date.

  “Group Percentage” means, for each of the group I and group II mortgage loans and any distribution date, a fraction (expressed as a percentage) the numerator of which is the Group Balance for such group for such distribution date and the denominator of which is the aggregate of the Group Balances for such distribution date.

“Group Subordinate Amount” means for any distribution date and either loan group, the excess of (i) the sum of (a) the aggregate principal balance of the mortgage loans in such loan group immediately before such distribution date plus (b) the amount on deposit in the pre-funding account with respect to such loan group immediately before such distribution date, over (ii) the aggregate of the certificate principal balances of the senior certificates related to such loan group immediately before such distribution date.

“Interest Carry Forward Amount” with respect to each class of the certificates and each distribution date, is the sum of

•

the excess of

•

Current Interest for the class with respect to prior distribution dates (excluding any Cap Carryover Amount or Net Cap Carryover Amounts) over

•

the amount actually distributed to the class with respect to Current Interest on those prior distribution dates and

•

interest on the excess at the applicable pass-through rate.

“Interest Funds” with respect to each master servicer remittance date, to the extent actually deposited in the master servicer custodial account, are equal to the sum, without duplication of

•

all scheduled interest due during the related due period and collected by the servicer as of the related determination date less the related servicing fee, master servicing fee and premiums payable to PMI;

•

all advances relating to interest;

•

all Compensating Interest;

•

liquidation proceeds to the extent the liquidation proceeds relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related due period; and

•

any Subsequent Recoveries for such date.

The “master servicer” under the agreement is Saxon Mortgage, Inc., a Virginia corporation.

“Maximum Cap Rate” as to any Distribution Date is a per annum rate that would equal the related Net WAC Cap for such date if such Net WAC Cap were determined under the assumption that (i) each adjustable rate Mortgage Loan had an interest rate equal to the maximum rate permitted under the terms of the related mortgage note, and (ii) each fixed rate Mortgage Loan had an interest rate equal to its stated fixed rate.

“Modified Cap Carryover Amount” means with respect to any distribution date and any class of offered certificates, the sum of (i) the excess of the Cap Carryover Amount calculated as if the Maximum Cap Rate included Net Swap Payments received from the Swap Counterparty not paid pursuant to clause (1) through (7) under “Description of the Offered Certificates —Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” allocable to the applicable group (expressed as a per annum rate based on the aggregate principal balance of the mortgage loans in that group) over the Cap Carryover Amount and (ii) the unpaid portion of the excess described in clause (i) for any prior distribution date.

The “mortgage loans” referred to in this prospectus are the mortgage loans to be conveyed by the depositor to the trust under the agreement.

“Net Cap Carryover Amount” means, as to any distribution date and each class of offered certificates, any Cap Carryover Amounts for such date and class remaining after application of amounts received under the Swap Agreement.

“Net Prepayment Interest Shortfalls” for any distribution date refer to the excess of (a) any prepayment interest shortfalls, over (b) any Compensating Interest payments made by the servicer or master servicer.

“Net Swap Payment” means the net payment required to be made one business day prior to each distribution date either by (a) the Supplemental Interest Trust to the Swap Counterparty, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) the Swap Counterparty to the Supplemental Interest Trust, to the extent that the floating amount exceeds the corresponding fixed amount.

“Net WAC Cap” means, as applicable, the Group I Net WAC Cap, the Group II Net WAC Cap and the Subordinate Net WAC Cap.

A “Nonrecoverable Mortgage Loan” is any defaulted loan as to which the servicer has determined under the agreement that the expenses associated with the liquidation and foreclosure thereof will exceed the proceeds expected to be recovered in any such proceeding.

The “Nonrecoverable Mortgage Loan Purchase Price” means an amount determined under the agreement in respect of any Nonrecoverable Mortgage Loan generally equal to the sum of:

•

the projected net liquidation value thereof (i.e., the fair market value of the related mortgaged property less all expenses expected to be incurred in liquidation of such loan); and

•

interest accrued on such loan.

“Overcollateralization Amount” for each distribution date is the excess of the Assumed Principal Balance on that distribution date over the aggregate certificate principal balance of the certificates after giving effect to principal distributions on that distribution date.

“Pledged Prepayment Penalties” for any distribution date is an amount equal to the lesser of (i) prepayment penalties collected during the related prepayment period and (ii) the sum of (x) 100% of the prepayment penalties owed and not waived by the servicer for the related prepayment period and (y) the aggregate amount, if any, by which (ii)(x) exceeded (i) for the prior distribution date.

A “Prepayment Interest Shortfall” means, as to each distribution date and any mortgage loan as to which a prepayment of principal was received during the period from the eighteenth day of the month preceding the month of such distribution date through the last day of such month, the amount, if any, by which one month’s interest at the related mortgage rate (less the servicing fee) on such prepayment exceeds the amount of interest actually paid by the mortgagor in connection with such prepayment.

“Prepayment Penalty Period” has the meaning set forth in this prospectus supplement under the heading “The Mortgage Loan Pool — Characteristics of the Mortgage Loans.”

“Prepayment Period” with respect to each distribution date is the period beginning on the 18th day of the month (or, if the immediately preceding Prepayment Period ended on a later day, that later day) immediately preceding the month in which such distribution date occurs (or, in the case of the first distribution date, the cut-off date) and ending on the Determination Date of the month in which such distribution date occurs.

“Principal Distribution Amount” with respect to each group and distribution date, is the excess of

•

the sum of

•

the Principal Funds for that distribution date and group and

•

the related Principal Percentage of any Extra Principal Distribution Amount for that distribution date over

•

the related Principal Percentage of the Released Principal Amount for that distribution date.

“Principal Funds” with respect to each master servicer remittance date, to the extent actually deposited in the master servicer custodial account, are equal to the sum, without duplication of:

•

the scheduled principal collected by the servicer during the related due period or advanced on or before the master servicer remittance date;

•

prepayments of principal collected by the servicer in the applicable prepayment period;

•

the scheduled principal balance of each mortgage loan that was repurchased by the depositor;

•

any substitution shortfall, which is the amount, if any, by which the aggregate unpaid principal balance of any substitute mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans, delivered by the depositor in connection with a substitution of mortgage loans; and

•

all liquidation proceeds collected by the servicer during the related due period, to the extent the liquidation proceeds related to principal, less all non-recoverable advances relating to principal reimbursed during the related due period; and

•

the allocable portion of any clean-up call proceeds.

“Principal Percentage” for any distribution date and group is the percentage equivalent of a fraction, the numerator of which is the Principal Funds for such group and the denominator of which is the Principal Funds for all groups.

“Rate of Payment” means the applicable rate of payment under the Swap Agreement.

“Realized Loss” means as to any distribution date and any

•

liquidated mortgage loan (other than a Nonrecoverable Mortgage Loan), the amount by which the unpaid principal balance thereof exceeds the net liquidation proceeds received thereon; and

•

Nonrecoverable Mortgage Loan, the amount by which the unpaid principal balance thereof exceeds the projected net liquidation proceeds thereof (i.e., the amount expected to be recovered in liquidation of such loan, less estimated expenses) as determined at the time that the amount of Realized Loss for the related Nonrecoverable Mortgage Loan was calculated.

“Released Principal Amount” as to any distribution date will equal the amount by which the Overcollateralization Amount (assuming for this purpose that all Principal Funds for that date are distributed as principal to the certificates) on that distribution date exceeds the Required Overcollateralization Amount for that distribution date.

The “Required Overcollateralization Amount” for each distribution date is

•

prior to the Stepdown Date, the product of (x) the Specified Target Percentage for such distribution date and (y) the Assumed Principal Balance as of the cut-off date; and

•

on and after the Stepdown Date, if a Trigger Event is not in effect, the greater of

•

the lesser of

•

4.00% of the Assumed Principal Balance as of the cut-off date and

•

8.00% of the Assumed Principal Balance on the preceding determination date and

•

0.50% of the Assumed Principal Balance as of the cut-off date and

•

if a Trigger Event is in effect, the Overcollateralization Amount as of the preceding distribution date.

“Required Reserve Fund Deposit” means, for any distribution date on which the difference between (a) the Subordinate Net WAC Cap for such date, and (b) the weighted average of the rates on the offered certificates is less than 0.25%, an amount that would cause the balance held in the Basis Risk Reserve Fund to equal 0.50% of the Assumed Principal Balance for such date, and, for any other distribution date, the amount that would cause the balance held in the Basis Risk Reserve Fund to equal $1,000.

“Scheduled Notional Amount” means for each distribution date and the Swap Agreement, the notional amount with respect to which payments under the Swap Agreement will be calculated. The initial Scheduled Notional Amount will be approximately $490,000,000.

The “seller” of the mortgage loans to the trust is Saxon Mortgage, Inc., a Virginia corporation.

“Senior Credit Enhancement Percentage” as of any distribution date is equal to a fraction, expressed as a percentage, the numerator of which is the sum of the aggregate certificate principal balance of the subordinate certificates for such distribution date and the Overcollateralization Amount for such distribution date, and the denominator of which is the Assumed Principal Balance of the mortgage loans as of such distribution date.

“Senior Principal Distribution Amount” for each group of senior certificates is:

•

with respect to any distribution date prior to the Stepdown Date or as to which a Trigger Event exists, 100% of the related Principal Distribution Amount for the distribution date and

•

with respect to any distribution date on or after the Stepdown Date and as to which a Trigger Event is not in effect, the excess of

•

the certificate principal balance of such group of senior certificates immediately prior to the distribution date over

•

the lesser of

•

55.20% of the Assumed Principal Balance for the related group of mortgage loans on the preceding determination date and

•

the Assumed Principal Balance for the related group of mortgage loans on the preceding determination date less 0.50% of the Assumed Principal Balance of such group as of the cut-off date (but in no event less than zero).

The “servicer” of the mortgage loans is Saxon Mortgage Services, Inc., a Texas corporation.

The “Specified Strike Rate” with respect to the Cap Agreement and each applicable distribution date is the applicable percentage for such distribution date specified in the Cap Agreement.

The “Specified Target Percentage” is 4.00%.

“Stepdown Date” is the earlier to occur of

•

the later to occur of

•

the distribution date in January 2009 and

•

the first distribution date on which the certificate principal balance of the senior certificates is less than or equal to 55.20% of the Assumed Principal Balance on such date and

•

the distribution date after the certificate principal balance of the Class A Certificates has been reduced to zero.

The “Subordinate Net WAC Cap” with respect to any distribution date is a per annum rate equal to the weighted average of the Group I Net WAC Cap and the Group II Net WAC Cap, weighted on the basis of the Group Subordinate Amount for Group I and Group II, respectively.

“Subsequent Recoveries” for any Nonrecoverable Mortgage Loan on any distribution means the amount by which net liquidation proceeds recovered on such loan exceed the previously estimated Realized Loss for such loan.

“Supplemental Interest Trust” means a separate trust created under the agreement that will hold the Swap Agreement.

“Supplemental Interest Trust Account” means a trust account maintained on behalf of the Supplemental Interest Trust by the trustee.

“Supplemental Interest Trust Amount” means, for any distribution date, the sum of any Net Swap Payment and any Swap Termination Payment either (i) deposited in the Supplemental Interest Trust as described under "Description of the Offered Certificates—Distributions— Distributions of Interest," "Description of the Offered Certificates—Distributions— Distributions of Principal" and "Description of the Offered Certificates—Distributions—Excess Interest and Pledged Prepayment Penalties" or (ii) received from the Swap Counterparty pursuant to the terms of the Swap Agreement as described under "Description of the Offered Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement."

“Swap Agreement” means the interest rate swap agreement documented pursuant to the ISDA Master Agreement, together with a schedule and confirmation, between the trustee, on behalf of the Supplemental Interest Trust, and the Swap Counterparty.

“Swap Counterparty” means the entity entering into the Swap Agreement with the trustee having the ratings described in this prospectus supplement.

“Swap Rate” a rate determined for each mortgage loan group by dividing the net payment related to each distribution date equal to any Net Swap Payments or Swap Termination Payment (other than a Swap Termination Payment arising out of a Swap Counterparty Trigger Event) owed to the Swap Counterparty allocable to that mortgage loan group (based on the applicable Group Percentage) by the aggregate principal balance of the mortgage loans in that mortgage loan group.

“Swap Counterparty Trigger Event” means the occurrence of any of the following events: (i) an event of default under the swap agreement with respect to which the Swap Counterparty is a "defaulting party", (ii) a termination event under the Swap Agreement with respect to which the Swap Counterparty is the sole "affected party" or (iii) an "additional termination event" under the Swap Agreement with respect to which the Swap Counterparty is the sole "affected party".

“Swap Termination Payment” means any termination payment that either the Supplemental Interest Trust or the Swap Counterparty may be liable to make to the other on any early termination date under the Swap Agreement.

A “Trigger Event,” with respect to each distribution date after the Stepdown Date, exists if either (i)

•

the quotient, expressed as a percentage, of

•

the aggregate principal balance of all 60 or more day delinquent mortgage loans (including bankruptcy, foreclosure and REO loans) and

•

the Assumed Principal Balance of the entire mortgage pool as of the preceding determination date exceeds 35.50% of the Senior Credit Enhancement Percentage, or (ii) losses occurring since the closing date as a percentage of the Assumed Principal Balance as of the cut-off date, for the related distribution dates, are greater than:

Distribution Date	Cumulative Loss Percentage
25 to 36	1.30% initially, plus 1/12th of 1.55% for each month thereafter
37 to 48	2.85% initially, plus 1/12th of 1.65% for each month thereafter
49 to 60	4.50% initially, plus 1/12th of 1.35% for each month thereafter
61 to 72	5.85% initially, plus 1/12th of 0.80% for each month thereafter
73 and thereafter	6.65%

“Unpaid Realized Loss Amount” with respect to any class of subordinate certificates and as to any distribution date, is the excess of

•

Applied Realized Loss Amounts with respect to the class over

•

the sum of all distributions in reduction of the Applied Realized Loss Amounts to the class on all previous distribution dates.

“Weighted Average Net Rate” for any mortgage loan group is (a) the weighted average of the mortgage interest rates of the mortgage loans less the sum of the servicing fee rate and master servicing fee rate, as applicable, the premiums payable to PMI applicable to such mortgage loan group (expressed as a percentage of the entire aggregate principal balance of the related mortgage loans) and the applicable Swap Rate multiplied by (b) during the pre-funding period, a fraction the numerator of which is the aggregate principal balance of the mortgage loans having a scheduled interest payment that will be included in Interest Funds for the first Distribution Date and the denominator of which is the Assumed Principal Balance computed solely with respect to such mortgage loan group as of the cut-off date.

Appendix A:

Pool Information

Group I and Group II Mortgage Loans

Total Outstanding Principal Balance:	$454,819,781.15
Number of Loans:	2,340

	Average	Minimum	Maximum

Original Loan Amount:	$194,447.45	$13,950.00	$1,000,000.00
Outstanding Principal Balance:	$194,367.43	$10,148.54	$1,000,000.00

	Weighted Average	Minimum	Maximum

Mortgage Rate:(1)	7.655%	5.200%	13.875%

Gross Margin:	6.056%	3.000%	8.950%
Initial Period Rate Cap:	2.866%	1.000%	3.000%
Periodic Rate Cap:	1.039%	1.000%	1.500%
Life Cap:	13.738%	11.200%	17.990%
Life Floor:	6.439%	3.250%	10.990%

Months to Roll (months):(2)	28	6	60

Combined Original LTV:	79.16%	14.08%	100.00%
Original LTV:	78.91%	10.00%	100.00%
Credit Score:	615	476	808

Original Term (months):	356	120	360
Remaining Term (months): (2)	355	95	360
Seasoning (months): (2)	1	0	85

Top Property State Concentrations($):	23.70% California, 12.44% Florida, 10.66% Maryland
Maximum Zip Code Concentration($):	22193 (0.74%) (Woodbridge, VA)

		Earliest	Latest

First Payment Date:		December 1, 1998	January 1, 2006
Maturity Date:		November 1, 2013	December 1, 2035

First Lien:	99.68%
Second Lien:	0.32%

(1)  As of November 30, 2005

(2)  As of cut-off date

Current Scheduled Principal Balance

Current Scheduled Principal Balance ($)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

10,148.54 to 50,000.00	36	$ 1,399,990.16	0.31%
50,000.01 to 100,000.00	444	34,500,397.16	7.59
100,000.01 to 150,000.00	568	71,520,453.10	15.73
150,000.01 to 200,000.00	416	72,445,274.39	15.93
200,000.01 to 250,000.00	275	61,216,735.65	13.46
250,000.01 to 300,000.00	215	58,581,403.31	12.88
300,000.01 to 350,000.00	139	45,310,932.34	9.96
350,000.01 to 400,000.00	103	38,514,178.82	8.47
400,000.01 to 450,000.00	58	24,594,977.95	5.41
450,000.01 to 500,000.00	47	22,628,598.34	4.98
500,000.01 to 550,000.00	14	7,331,720.00	1.61
550,000.01 to 600,000.00	10	5,856,604.17	1.29
600,000.01 to 650,000.00	6	3,722,200.28	0.82
650,000.01 to 700,000.00	3	2,041,850.00	0.45
700,000.01 to 750,000.00	2	1,491,250.00	0.33
750,000.01 to 800,000.00	1	764,465.48	0.17
900,000.01 to 950,000.00	1	918,750.00	0.20
950,000.01 to 1,000,000.00	2	1,980,000.00	0.44
Total	2,340	$454,819,781.15	100.00%

Current Mortgage Interest Rates(1)

Current Mortgage Interest Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

5.200 to 6.000	34	$ 10,073,801.13	2.21%
6.001 to 7.000	555	127,088,709.75	27.94
7.001 to 8.000	916	184,543,744.33	40.58
8.001 to 9.000	570	95,185,908.08	20.93
9.001 to 10.000	208	32,238,014.60	7.09
10.001 to 11.000	38	4,734,465.17	1.04
11.001 to 12.000	9	523,577.36	0.12
12.001 to 13.000	8	286,563.96	0.06
13.001 to 13.875	2	144,996.77	0.03
Total	2,340	$454,819,781.15	100.00%

(1)  as of November 30, 2005

Original Combined Loan-to-Value Ratio(1)

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

14.08 to 15.00	1	$ 50,000.00	0.01%
15.01 to 20.00	2	166,000.00	0.04
20.01 to 25.00	5	570,812.84	0.13
25.01 to 30.00	3	284,000.00	0.06
30.01 to 35.00	15	2,073,912.08	0.46
35.01 to 40.00	17	1,897,238.78	0.42
40.01 to 45.00	21	2,789,188.39	0.61
45.01 to 50.00	35	5,227,460.26	1.15
50.01 to 55.00	44	7,811,539.22	1.72
55.01 to 60.00	64	12,162,693.14	2.67
60.01 to 65.00	122	24,553,123.26	5.40
65.01 to 70.00	157	29,632,208.41	6.52
70.01 to 75.00	225	46,617,693.78	10.25
75.01 to 80.00	719	142,551,217.67	31.34
80.01 to 85.00	289	57,119,659.77	12.56
85.01 to 90.00	374	79,410,611.24	17.46
90.01 to 95.00	145	26,908,785.35	5.92
95.01 to 100.00	102	14,993,636.96	3.30
Total	2,340	$454,819,781.15	100.00%

_________________

(1)

The combined loan-to-value ratio of a mortgage loan (including a second mortgage loan) is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan plus any senior lien balances and the fair market value of the mortgaged premises at the time of origination.  The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

Remaining Scheduled Term to Maturity

Remaining Term (Months)(1)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

95 to 96	2	$ 62,456.24	0.01%
97 to 108	1	51,962.44	0.01
109 to 120	5	401,049.14	0.09
133 to 144	1	49,773.20	0.01
145 to 156	1	27,718.36	0.01
157 to 168	4	308,611.12	0.07
169 to 180	44	4,532,447.94	1.00
217 to 228	17	816,412.32	0.18
229 to 240	42	4,162,909.54	0.92
289 to 300	9	1,718,633.43	0.38
337 to 348	5	844,099.75	0.19
349 to 360	2,209	441,843,707.67	97.15
Total	2,340	$454,819,781.15	100.00%

(1)  as of the cut-off date

Gross Margin

Gross Margin (%) (ARMs Only)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

3.000 to 3.000	1	$ 196,893.58	0.06%
3.001 to 3.500	1	239,787.22	0.07
3.501 to 4.000	13	2,751,384.17	0.78
4.001 to 4.500	31	6,692,170.77	1.89
4.501 to 5.000	120	26,795,704.51	7.58
5.001 to 5.500	286	61,744,385.75	17.46
5.501 to 6.000	410	95,003,716.33	26.87
6.001 to 6.500	297	62,474,549.26	17.67
6.501 to 7.000	227	46,389,065.84	13.12
7.001 to 7.500	146	29,090,231.12	8.23
7.501 to 8.000	83	15,139,735.10	4.28
8.001 to 8.500	32	5,222,935.60	1.48
8.501 to 8.950	12	1,838,120.87	0.52
Total	1,659	$353,578,680.12	100.00%

Maximum Lifetime Mortgage Interest Rates

Maximum Lifetime Mortgage Interest Rates (%) (ARMs Only)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

11.200 to 11.500	4	$ 1,138,200.00	0.32%
11.501 to 12.000	28	8,350,775.76	2.36
12.001 to 12.500	98	24,175,128.86	6.84
12.501 to 13.000	263	62,081,928.72	17.56
13.001 to 13.500	298	67,200,073.93	19.01
13.501 to 14.000	344	74,467,880.60	21.06
14.001 to 14.500	186	38,240,483.04	10.82
14.501 to 15.000	232	42,802,169.20	12.11
15.001 to 15.500	89	15,541,486.50	4.40
15.501 to 16.000	75	12,062,871.65	3.41
16.001 to 16.500	27	5,066,103.50	1.43
16.501 to 17.000	12	2,036,176.32	0.58
17.001 to 17.500	1	75,000.00	0.02
17.501 to 17.990	2	340,402.04	0.10
Total	1,659	$353,578,680.12	100.00%

Minimum Lifetime Mortgage Interest Rates

Minimum Lifetime Mortgage Interest Rates (%) (ARMs Only)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

3.250 to 3.500	1	$ 239,787.22	0.07%
3.501 to 4.000	6	1,306,413.80	0.37
4.001 to 4.500	13	2,784,350.00	0.79
4.501 to 5.000	72	17,821,029.51	5.04
5.001 to 5.500	196	43,702,132.62	12.36
5.501 to 6.000	332	78,391,546.21	22.17
6.001 to 6.500	287	62,098,508.83	17.56
6.501 to 7.000	266	56,994,541.78	16.12
7.001 to 7.500	163	34,404,712.11	9.73
7.501 to 8.000	151	28,948,910.17	8.19
8.001 to 8.500	72	11,443,780.34	3.24
8.501 to 9.000	63	9,379,515.30	2.65
9.001 to 9.500	22	3,550,673.87	1.00
9.501 to 10.000	13	2,044,376.32	0.58
10.001 to 10.500	1	195,000.00	0.06
10.501 to 10.990	1	273,402.04	0.08
Total	1,659	$353,578,680.12	100.00%

Next Interest Rate Adjustment Date

Next Interest Rate Adjustment Date (ARMs Only)(1)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

June 2006	2	$ 487,219.86	0.14%
September 2006	1	105,918.09	0.03
January 2007	1	123,142.56	0.03
April 2007	1	119,505.95	0.03
May 2007	8	1,402,692.97	0.40
June 2007	8	1,456,068.72	0.41
July 2007	31	6,483,023.10	1.83
August 2007	36	8,396,116.59	2.37
September 2007	91	18,726,032.65	5.30
October 2007	155	35,163,883.05	9.95
November 2007	310	64,332,530.46	18.19
December 2007	271	54,731,953.00	15.48
August 2008	2	663,136.50	0.19
September 2008	10	1,396,846.21	0.40
October 2008	108	21,540,310.14	6.09
November 2008	325	71,928,231.71	20.34
December 2008	295	65,576,312.00	18.55
July 2010	1	155,927.52	0.04
September 2010	1	122,829.04	0.03
December 2010	2	667,000.00	0.19
Total	1,659	$353,578,680.12	100.00%

(1) as of the cut-off date

Occupancy Type of Mortgaged Premises

Occupancy Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

Primary Home	2,214	$433,980,275.72	95.42%
Investment	111	18,258,357.90	4.01
Second Home	15	2,581,147.53	0.57
Total	2,340	$454,819,781.15	100.00%

Origination Program

Origination Program	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

Full Documentation	1,655	$297,562,411.17	65.42%
Stated Documentation	587	134,150,248.43	29.50
12 Month Bank Statements	51	12,601,778.79	2.77
Limited Documentation	47	10,505,342.76	2.31
Total	2,340	$454,819,781.15	100.00%

Mortgage Loan Purpose

Mortgage Loan Purpose	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

Cash Out Refinance	1,793	$344,670,376.49	75.78%
Purchase	408	85,172,796.89	18.73
Rate/Term Refinance	139	24,976,607.77	5.49
Total	2,340	$454,819,781.15	100.00%

Index Type

Index	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

6 Month LIBOR	1,659	$353,578,680.12	77.74%
Fixed Rate	681	101,241,101.03	22.26
Total	2,340	$454,819,781.15	100.00%

Property Type

Property Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

Single Family Detached	1,781	$328,693,825.57	72.27%
Planned Unit Development	276	71,366,817.84	15.69
Condominium Low-Rise	129	22,853,923.83	5.02
Two to Four Family	74	17,119,807.80	3.76
Single Family Attached	41	7,551,207.59	1.66
Condominium High-Rise	14	3,626,811.08	0.80
Townhouse	22	3,292,278.14	0.72
Manufactured Housing	2	157,609.30	0.03
Deminimus PUD	1	157,500.00	0.03
Total	2,340	$454,819,781.15	100.00%

Loan Types

Loan Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

2/28 6 Mo LIBOR ARM	496	$ 86,971,106.98	19.12%
2/28 6 Mo LIBOR 5 Year Interest-Only ARM	307	80,805,448.91	17.77
Fixed Rate 30 Year	472	74,105,190.42	16.29
3/27 6 Mo LIBOR ARM	370	68,465,472.96	15.05
Balloon 30/40 3/27 6 Mo LIBOR ARM	209	53,154,717.69	11.69
3/27 6 Mo LIBOR 5 Year Interest-Only ARM	160	39,294,645.91	8.64
Balloon 30/40 2/28 6 Mo LIBOR ARM	105	21,194,322.11	4.66
Balloon 30/40	75	13,318,550.30	2.93
Fixed Rate 15 Year	48	4,443,135.49	0.98
Fixed Rate 20 Year	46	4,201,588.87	0.92
2/28 6 Mo LIBOR 2 Year Interest-Only ARM	7	2,557,209.00	0.56
Fixed Rate 25 Year	9	1,718,633.43	0.38
Fixed Rate 5/25 Interest-Only	8	1,685,386.58	0.37
Balloon 20/30	13	777,732.99	0.17
Balloon 15/30	4	540,060.61	0.12
5/25 6 Mo LIBOR 5 Year Interest-Only ARM	1	524,000.00	0.12
Fixed Rate 10 Year	5	401,049.14	0.09
Balloon 30/40 5/25 6 Mo LIBOR ARM	2	265,829.04	0.06
3/27 6 Mo LIBOR 3 Year Interest-Only ARM	1	190,000.00	0.04
5/25 6 Mo LIBOR ARM	1	155,927.52	0.03
Fixed Rate 12 Year	1	49,773.20	0.01
Total	2,340	$454,819,781.15	100.00%

Geographic Distribution of Mortgaged Premises

State	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date
Alaska	4	$ 926,263.36	0.20%
Arizona	56	10,809,926.35	2.38
Arkansas	6	1,062,102.51	0.23
California	361	107,809,994.18	23.70
Colorado	4	564,296.76	0.12
Connecticut	18	3,877,416.93	0.85
Delaware	9	1,413,375.00	0.31
District of Columbia	3	755,200.00	0.17
Florida	311	56,576,940.22	12.44
Georgia	112	15,899,116.55	3.50
Hawaii	9	2,052,490.91	0.45
Idaho	3	430,009.56	0.09
Illinois	92	18,534,952.04	4.08
Indiana	28	3,640,216.26	0.80
Iowa	10	968,983.84	0.21
Kansas	9	916,110.12	0.20
Kentucky	21	2,046,089.09	0.45
Louisiana	23	2,677,510.91	0.59
Maine	5	686,582.79	0.15
Maryland	207	48,498,028.98	10.66
Massachusetts	25	4,647,660.20	1.02
Michigan	97	12,183,275.50	2.68
Minnesota	15	2,853,541.37	0.63
Mississippi	13	1,619,733.02	0.36
Missouri	36	5,218,409.45	1.15
Montana	6	982,994.21	0.22
Nebraska	7	678,597.85	0.15
Nevada	32	7,999,876.75	1.76
New Hampshire	1	68,000.00	0.01
New Jersey	13	3,268,565.01	0.72
New Mexico	4	428,318.43	0.09
New York	109	29,263,941.85	6.43
North Carolina	13	1,915,425.89	0.42
North Dakota	1	121,500.00	0.03
Ohio	101	11,632,206.02	2.56
Oklahoma	8	701,513.64	0.15
Oregon	17	3,362,922.69	0.74
Pennsylvania	44	6,441,450.53	1.42
Rhode Island	4	940,550.82	0.21
South Carolina	27	3,232,894.25	0.71
South Dakota	1	108,000.00	0.02
Tennessee	22	2,536,147.78	0.56
Texas	59	6,148,073.15	1.35
Utah	24	4,563,933.26	1.00
Vermont	2	187,638.67	0.04
Virginia	209	41,023,453.50	9.02
Washington	26	4,476,971.88	0.98
West Virginia	7	602,264.24	0.13
Wisconsin	123	17,071,317.51	3.75
Wyoming	3	394,997.32	0.09
Total	2,340	$454,819,781.15	100.00%

No more than approximately 0.74% of the related mortgaged properties are located in any one postal zip code

Credit Score

Credit Score	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

Not Available	6	$ 814,425.73	0.18%
476 to 500	9	1,165,918.26	0.26
501 to 550	305	53,772,098.45	11.82
551 to 600	639	120,569,695.39	26.51
601 to 650	848	167,664,772.23	36.86
651 to 700	390	79,803,500.33	17.55
701 to 750	115	24,846,995.06	5.46
751 to 800	24	5,361,375.70	1.18
801 to 808	4	821,000.00	0.18
Total	2,340	$454,819,781.15	100.00%

Credit Grade

Credit Grade	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

A+	1,595	$312,985,973.58	68.82%
A	277	53,914,398.16	11.85
A-	212	41,411,399.78	9.11
B+	40	7,718,885.22	1.70
B	67	11,086,557.78	2.44
C	93	16,729,122.47	3.68
Score Direct	56	10,973,444.16	2.41
Total	2,340	$454,819,781.15	100.00%

Delinquency(1)

Delinquency	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

Current	2,337	$454,189,603.10	99.86%
Delinquency 30 Days	3	630,178.05	0.14
Total	2,340	$454,819,781.15	100.00%

(1)  as of November 30, 2005

Amortization Type

Amortization Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

Full Amortizing	1,448	$240,511,878.01	52.88%
Interest Only	484	125,056,690.40	27.50
Balloon	408	89,251,212.74	19.62
Total	2,340	$454,819,781.15	100.00%

Prepayment Penalty

Prepayment Penalty Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

No Prepayment Penalty	769	$149,109,391.11	32.78%
12 Months	72	16,557,778.48	3.64
24 Months	543	119,494,697.33	26.27
30 Months	5	1,459,189.54	0.32
36 Months	902	161,147,740.11	35.43
60 Months	25	3,438,586.06	0.76
Miscellaneous	24	3,612,398.52	0.79
Total	2,340	$454,819,781.15	100.00%

Group I Mortgage Loans

Total Outstanding Principal Balance:	$235,254,930.57
Number of Loans:	1,368

	Average	Minimum	Maximum

Original Loan Amount:	$172,025.69	$50,000.00	$452,000.00
Outstanding Principal Balance:	$171,969.98	$39,375.34	$452,000.00

	Weighted Average	Minimum	Maximum

Mortgage Rate:(1)	7.568%	5.450%	10.850%

Gross Margin:	5.856%	3.250%	7.950%
Initial Periodic Rate Cap:	2.973%	1.000%	3.000%
Periodic Rate Cap:	1.003%	1.000%	1.500%
Life Floor:	6.196%	3.250%	9.990%
Life Cap:	13.548%	11.450%	16.250%

Months to Roll: (2)	30	9	60

Combined Original LTV:	78.37%	14.08%	100.00%
Original LTV:	78.37%	14.08%	100.00%
Credit Score:	622	521	808

Original Term (months):	356	120	360
Remaining Term (months): (2)	355	119	360
Seasoning (months): (2)	1	0	19

Top Property State Concentrations ($):	California(14.83%), Florida(13.96%), Maryland(10.37%)
Maximum Zip Code Concentration ($):	22193 (0.57%) (Woodbridge, VA)

		Earliest	Latest
First Payment Date:		June 1, 2004	January 1, 2006
Maturity Date:		November 1, 2015	December 1, 2035

First Lien:	100.00%
Second Lien:	0.00%

(1)  As of November 30, 2005

(2)  As of cut-off date

Current Scheduled Principal Balance

Current Scheduled Principal Balance ($)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

39,375.34 to 50,000.00	10	$ 482,740.86	0.21%
50,000.01 to 100,000.00	270	20,946,495.91	8.90
100,000.01 to 150,000.00	367	46,328,388.21	19.69
150,000.01 to 200,000.00	281	48,952,682.09	20.81
200,000.01 to 250,000.00	179	39,764,484.08	16.90
250,000.01 to 300,000.00	143	38,981,286.95	16.57
300,000.01 to 350,000.00	91	29,693,939.02	12.62
350,000.01 to 400,000.00	21	7,537,038.45	3.20
400,000.01 to 450,000.00	5	2,115,875.00	0.90
450,000.01 to 452,000.00	1	452,000.00	0.19
Total	1,368	$235,254,930.57	100.00%

Current Mortgage Interest Rates(1)

Current Mortgage Interest Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

5.450 to 6.000	17	$ 3,870,657.58	1.65%
6.001 to 7.000	354	70,944,534.20	30.16
7.001 to 8.000	574	100,313,161.23	42.64
8.001 to 9.000	316	45,887,326.28	19.51
9.001 to 10.000	95	12,897,888.28	5.48
10.001 to 10.850	12	1,341,363.00	0.57
Total	1,368	$235,254,930.57	100.00%

(1)  as of November 30, 2005

Original Combined Loan-to-Value Ratio(1)

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

14.08 to 15.00	1	$ 50,000.00	0.02%
15.01 to 20.00	1	66,000.00	0.03
20.01 to 25.00	3	375,903.84	0.16
25.01 to 30.00	2	183,000.00	0.08
30.01 to 35.00	12	1,698,180.64	0.72
35.01 to 40.00	12	1,385,723.01	0.59
40.01 to 45.00	14	1,640,625.39	0.70
45.01 to 50.00	22	3,676,485.62	1.56
50.01 to 55.00	34	5,530,876.23	2.35
55.01 to 60.00	34	6,080,276.05	2.58
60.01 to 65.00	72	12,857,172.05	5.47
65.01 to 70.00	93	16,111,894.27	6.85
70.01 to 75.00	119	22,263,096.02	9.46
75.01 to 80.00	443	77,231,831.19	32.83
80.01 to 85.00	168	29,047,367.01	12.35
85.01 to 90.00	197	34,966,503.33	14.86
90.01 to 95.00	91	14,413,427.68	6.13
95.01 to 100.00	50	7,676,568.24	3.26
Total	1,368	$235,254,930.57	100.00%

(1)

The combined loan-to-value ratio of a mortgage loan (including a second mortgage loan) is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan plus any senior lien balances and the fair market value of the mortgaged premises at the time of origination.  The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

Remaining Scheduled Term to Maturity

Remaining Term (Months)(1)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

119 - 120	4	$ 321,500.00	0.14%
133 - 144	1	49,773.20	0.02
157 - 168	2	83,042.28	0.04
169 - 180	29	2,729,691.60	1.16
229 - 240	28	2,828,566.63	1.20
289 - 300	9	1,718,633.43	0.73
337 - 348	3	356,879.89	0.15
349 - 360	1,292	227,166,843.54	96.56
Total	1,368	$235,254,930.57	100.00%

(1)  as of the cut-off date

Gross Margin

Gross Margin (%) (ARMs Only)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

3.250 to 3.500	1	$ 239,787.22	0.15%
3.501 to 4.000	9	1,912,518.32	1.20
4.001 to 4.500	24	4,894,553.40	3.07
4.501 to 5.000	82	15,391,463.42	9.65
5.001 to 5.500	173	33,755,924.83	21.17
5.501 to 6.000	223	42,838,040.61	26.86
6.001 to 6.500	147	26,772,505.16	16.79
6.501 to 7.000	114	19,259,119.21	12.08
7.001 to 7.500	54	9,523,916.91	5.97
7.501 to 7.950	26	4,885,042.79	3.06
Total	853	$159,472,871.87	100.00%

Maximum Lifetime Mortgage Interest Rates

Maximum Lifetime Mortgage Interest Rates (%) (ARMs Only)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

11.450 to 11.500	3	$ 559,200.00	0.35%
11.501 to 12.000	13	3,044,457.58	1.91
12.001 to 12.500	60	13,955,731.96	8.75
12.501 to 13.000	158	31,702,951.71	19.88
13.001 to 13.500	180	36,009,096.61	22.58
13.501 to 14.000	195	34,294,199.53	21.50
14.001 to 14.500	91	14,793,408.75	9.28
14.501 to 15.000	109	18,211,858.51	11.42
15.001 to 15.500	21	3,452,634.36	2.17
15.501 to 16.000	19	2,785,119.86	1.75
16.001 to 16.250	4	664,213.00	0.42
Total	853	$159,472,871.87	100.00%

Minimum Lifetime Mortgage Interest Rates

Minimum Lifetime Mortgage Interest Rates (%) (ARMs Only)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

3.250 to 3.500	1	$ 239,787.22	0.15%
3.501 to 4.000	5	1,063,518.32	0.67
4.001 to 4.500	10	2,102,450.00	1.32
4.501 to 5.000	42	8,751,929.80	5.49
5.001 to 5.500	127	26,313,519.69	16.50
5.501 to 6.000	196	38,024,957.27	23.84
6.001 to 6.500	162	29,413,062.24	18.44
6.501 to 7.000	148	26,081,084.36	16.35
7.001 to 7.500	72	13,250,366.37	8.31
7.501 to 8.000	56	9,135,664.08	5.73
8.001 to 8.500	13	1,997,132.52	1.25
8.501 to 9.000	12	2,020,550.00	1.27
9.001 to 9.500	5	518,850.00	0.33
9.501 to 9.900	4	560,000.00	0.35
Total	853	$159,472,871.87	100.00%

Next Interest Rate Adjustment Date

Next Interest Rate Adjustment Date (ARMs Only)(1)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

September 2006	1	$ 105,918.09	0.07%
July 2007	2	239,932.86	0.15
August 2007	9	2,090,026.60	1.31
September 2007	24	5,456,868.95	3.42
October 2007	71	12,641,230.12	7.93
November 2007	142	24,768,655.99	15.53
December 2007	147	24,759,468.00	15.53
August 2008	1	214,518.32	0.13
September 2008	4	635,035.34	0.40
October 2008	61	11,043,716.89	6.93
November 2008	210	41,766,356.71	26.19
December 2008	180	35,608,144.00	22.33
December 2010	1	143,000.00	0.09
Total	853	$159,472,871.87	100.00%

(1)  as of the cut-off date

Occupancy Type of Mortgaged Premises

Occupancy Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

Primary Home	1,296	$223,524,778.51	95.01%
Investment	61	10,047,436.29	4.27
Second Home	11	1,682,715.77	0.72
Total	1,368	$235,254,930.57	100.00%

Origination Program

Origination Program	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

Full Documentation	979	$159,638,588.89	67.86%
Stated Documentation	334	65,037,123.49	27.65
Limited Documentation	27	5,389,978.19	2.29
12 Month Bank Statements	28	5,189,240.00	2.21
Total	1,368	$235,254,930.57	100.00%

Mortgage Loan Purpose

Mortgage Loan Purpose	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

Cash Out Refinance	1,061	$181,695,158.04	77.23%
Purchase	227	41,349,171.04	17.58
Rate/Term Refinance	80	12,210,601.49	5.19
Total	1,368	$235,254,930.57	100.00%

Index Type

Index	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

6 Month LIBOR	853	$159,472,871.87	67.79%
Fixed Rate	515	75,782,058.70	32.21
Total	1,368	$235,254,930.57	100.00%

Property Type

Property	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

Single Family Detached	1,059	$173,119,558.06	73.59%
Planned Unit Development	147	31,651,361.26	13.45
Condominium Low-Rise	74	12,609,647.57	5.36
Two to Four Family	38	8,999,867.94	3.83
Single Family Attached	23	4,224,890.79	1.80
Townhouse	16	2,439,043.87	1.04
Condominium High-Rise	11	2,210,561.08	0.94
Total	1,368	$235,254,930.57	100.00%

Loan Type

Mortgage Loan Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

Fixed Rate 30 Year	381	$ 58,064,915.28	24.68%
3/27 6 Mo LIBOR ARM	281	49,661,516.09	21.11
2/28 6 Mo LIBOR ARM	268	44,086,932.71	18.74
Balloon 30/40 3/27 6 Mo LIBOR ARM	131	29,263,234.44	12.44
2/28 6 Mo LIBOR 5 Year Interest-Only ARM	70	15,023,886.58	6.39
Balloon 30/40 2/28 6 Mo LIBOR ARM	56	10,414,281.32	4.43
3/27 6 Mo LIBOR 5 Year Interest-Only ARM	43	10,153,020.73	4.32
Balloon 30/40	61	9,985,936.28	4.24
Fixed Rate 20 Year	28	2,828,566.63	1.20
Fixed Rate 15 Year	31	2,812,733.88	1.20
Fixed Rate 25 Year	9	1,718,633.43	0.73
2/28 6 Mo LIBOR 2 Year Interest-Only ARM	2	537,000.00	0.23
Fixed Rate 10 Year	4	321,500.00	0.14
3/27 6 Mo LIBOR 3 Year Interest-Only ARM	1	190,000.00	0.08
Balloon 30/40 5/25 6 Mo LIBOR ARM	1	143,000.00	0.06
Fixed Rate 12 Year	1	49,773.20	0.02
Total	1,368	$235,254,930.57	100.00%

Geographic Distribution of Mortgaged Premises

State	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

Alaska	2	$ 437,250.00	0.19%
Arizona	35	6,594,148.29	2.80
Arkansas	4	400,897.91	0.17
California	144	34,878,273.66	14.83
Colorado	2	243,879.11	0.10
Connecticut	11	2,093,657.28	0.89
Delaware	4	755,075.00	0.32
District of Columbia	2	467,200.00	0.20
Florida	188	32,848,089.50	13.96
Georgia	75	10,355,547.35	4.40
Hawaii	5	1,014,065.45	0.43
Idaho	2	291,000.00	0.12
Illinois	67	11,481,675.82	4.88
Indiana	21	2,180,877.13	0.93
Iowa	7	693,153.59	0.29
Kansas	2	279,655.41	0.12
Kentucky	12	1,179,658.85	0.50
Louisiana	13	1,675,138.61	0.71
Maine	5	686,582.79	0.29
Maryland	109	24,407,633.13	10.37
Massachusetts	9	1,467,691.75	0.62
Michigan	65	8,257,233.30	3.51
Minnesota	12	2,261,178.11	0.96
Mississippi	5	560,306.48	0.24
Missouri	26	3,400,562.65	1.45
Montana	6	982,994.21	0.42
Nebraska	5	572,389.52	0.24
Nevada	13	2,942,959.26	1.25
New Jersey	6	1,671,518.91	0.71
New Mexico	4	428,318.43	0.18
New York	70	16,558,968.85	7.04
North Carolina	9	991,828.01	0.42
Ohio	56	7,203,217.63	3.06
Oklahoma	4	436,379.86	0.19
Oregon	12	2,496,412.97	1.06
Pennsylvania	21	2,709,049.45	1.15
Rhode Island	3	722,000.00	0.31
South Carolina	27	3,232,894.25	1.37
Tennessee	12	1,462,121.13	0.62
Texas	47	4,927,344.25	2.09
Utah	14	2,320,055.45	0.99
Vermont	2	187,638.67	0.08
Virginia	118	19,361,432.95	8.23
Washington	19	3,602,459.34	1.53
West Virginia	2	192,450.00	0.08
Wisconsin	89	13,070,211.50	5.56
Wyoming	2	271,854.76	0.12
Total	1,368	$235,254,930.57	100.00%

No more than approximately 0.57% of the related mortgaged properties are located in any one postal zip code.

Credit Score

Credit Score	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

521 to 550	111	$ 19,090,100.87	8.11%
551 to 600	382	62,365,564.86	26.51
601 to 650	510	88,081,216.68	37.44
651 to 700	272	48,540,603.01	20.63
701 to 750	74	13,583,375.70	5.77
751 to 800	16	2,877,069.45	1.22
801 to 808	3	717,000.00	0.30
Total	1,368	$235,254,930.57	100.00%

Credit Grade

Credit Grade	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

A+	969	$166,991,406.02	70.98%
A	161	28,258,822.35	12.01
A-	109	18,465,815.92	7.85
B+	17	3,168,078.80	1.35
B	35	4,922,769.09	2.09
C	45	7,855,467.48	3.34
Score Direct	32	5,592,570.91	2.38
Total	1,368	$235,254,930.57	100.00%

Delinquency(1)

Delinquency	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

Current	1,366	$234,839,822.86	99.82%
Delinquent 30 Days	2	415,107.71	0.18
Total	1,368	$235,254,930.57	100.00%

(1)  as of November 30, 2005

Amortization Type

Amortization Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

Fully Amortizing	1,003	$159,544,571.22	67.82%
Interest Only	116	25,903,907.31	11.01
Balloon	249	49,806,452.04	21.17
Total	1,368	$235,254,930.57	100.00%

Prepayment Penalty

Prepayment Penalty Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

No Prepayment Penalty	491	$85,580,530.83	36.38%
12 Months	43	7,941,864.96	3.38
24 Months	230	41,820,806.77	17.78
30 Months	2	402,090.00	0.17
36 Months	590	97,717,169.97	41.54
Miscellaneous	12	1,792,468.04	0.76
Total	1,368	$235,254,930.57	100.00%

Group II Mortgage Loans

Total Outstanding Principal Balance:	$219,564,850.58
Number of Loans:	972

	Average	Minimum	Maximum
Original Loan Amount:	$226,004.00	$13,950.00	$1,000,000.00
Outstanding Principal Balance:	$225,889.76	$10,148.54	$1,000,000.00

	Weighted Average	Minimum	Maximum

Mortgage Rate:(1)	7.749%	5.200%	13.875%

Gross Margin:	6.220%	3.000%	8.950%
Initial Periodic Rate Cap:	2.778%	1.000%	3.000%
Periodic Rate Cap:	1.068%	1.000%	1.500%
Life Floor:	6.638%	4.000%	10.990%
Life Cap:	13.895%	11.200%	17.990%

Months to Roll: (2)	27	6	60

Combined Original LTV:	80.00%	17.39%	100.00%
Original LTV:	79.49%	10.00%	100.00%
Credit Score:	608	476	803

Original Term (months):	357	120	360
Remaining Term (months): (2)	355	95	360
Seasoning (months): (2)	2	0	85

Top Property State Concentrations ($):	California(33.22%), Maryland(10.97%), Florida(10.81%)
Maximum Zip Code Concentration ($):	22193 (0.92%) (Woodbridge, VA)

		Earliest	Latest
First Payment Date:		December 1, 1998	January 1, 2006
Maturity Date:		November 1, 2013	December 1, 2035

First Lien:	99.33%
Second Lien:	0.67%

(1)  As of November 30, 2005

(2)  As of cut-off date

Current Scheduled Principal Balance

Current Scheduled Principal Balance ($)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

10,148.54 to 50,000.00	26	$ 917,249.30	0.42%
50,000.01 to 100,000.00	174	13,553,901.25	6.17
100,000.01 to 150,000.00	201	25,192,064.89	11.47
150,000.01 to 200,000.00	135	23,492,592.30	10.70
200,000.01 to 250,000.00	96	21,452,251.57	9.77
250,000.01 to 300,000.00	72	19,600,116.36	8.93
300,000.01 to 350,000.00	48	15,616,993.32	7.11
350,000.01 to 400,000.00	82	30,977,140.37	14.11
400,000.01 to 450,000.00	53	22,479,102.95	10.24
450,000.01 to 500,000.00	46	22,176,598.34	10.10
500,000.01 to 550,000.00	14	7,331,720.00	3.34
550,000.01 to 600,000.00	10	5,856,604.17	2.67
600,000.01 to 650,000.00	6	3,722,200.28	1.70
650,000.01 to 700,000.00	3	2,041,850.00	0.93
700,000.01 to 750,000.00	2	1,491,250.00	0.68
750,000.01 to 800,000.00	1	764,465.48	0.35
900,000.01 to 950,000.00	1	918,750.00	0.42
950,000.01 to 1,000,000.00	2	1,980,000.00	0.90
Total	972	$219,564,850.58	100.00%

Current Mortgage Interest Rates(1)

Current Mortgage Interest Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

5.200 to 6.000	17	$ 6,203,143.55	2.83%
6.001 to 7.000	201	56,144,175.55	25.57
7.001 to 8.000	342	84,230,583.10	38.36
8.001 to 9.000	254	49,298,581.80	22.45
9.001 to 10.000	113	19,340,126.32	8.81
10.001 to 11.000	26	3,393,102.17	1.55
11.001 to 12.000	9	523,577.36	0.24
12.001 to 13.000	8	286,563.96	0.13
13.001 to 13.875	2	144,996.77	0.07
Total	972	$219,564,850.58	100.00%

(1)  as of November 30, 2005

Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

17.39 to 20.00	1	$ 100,000.00	0.05%
20.01 to 25.00	2	194,909.00	0.09
25.01 to 30.00	1	101,000.00	0.05
30.01 to 35.00	3	375,731.44	0.17
35.01 to 40.00	5	511,515.77	0.23
40.01 to 45.00	7	1,148,563.00	0.52
45.01 to 50.00	13	1,550,974.64	0.71
50.01 to 55.00	10	2,280,662.99	1.04
55.01 to 60.00	30	6,082,417.09	2.77
60.01 to 65.00	50	11,695,951.21	5.33
65.01 to 70.00	64	13,520,314.14	6.16
70.01 to 75.00	106	24,354,597.76	11.09
75.01 to 80.00	276	65,319,386.48	29.75
80.01 to 85.00	121	28,072,292.76	12.79
85.01 to 90.00	177	44,444,107.91	20.24
90.01 to 95.00	54	12,495,357.67	5.69
95.01 to 100.00	52	7,317,068.72	3.33
Total	972	$219,564,850.58	100.00%

Remaining Scheduled Term to Maturity

Remaining Term (Months)(1)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

95 to 96	2	$ 62,456.24	0.03%
97 to 108	1	51,962.44	0.02
109 to 120	1	79,549.14	0.04
145 to 156	1	27,718.36	0.01
157 to 168	2	225,568.84	0.10
169 to 180	15	1,802,756.34	0.82
217 to 228	17	816,412.32	0.37
229 to 240	14	1,334,342.91	0.61
337 to 348	2	487,219.86	0.22
349 to 360	917	214,676,864.13	97.77
Total	972	$219,564,850.58	100.00%

(1)  as of the cut-off date

Gross Margin

Gross Margin (%) (ARMs Only)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

3.000 to 3.000	1	$ 196,893.58	0.10%
3.501 to 4.000	4	838,865.85	0.43
4.001 to 4.500	7	1,797,617.37	0.93
4.501 to 5.000	38	11,404,241.09	5.88
5.001 to 5.500	113	27,988,460.92	14.42
5.501 to 6.000	187	52,165,675.72	26.87
6.001 to 6.500	150	35,702,044.10	18.39
6.501 to 7.000	113	27,129,946.63	13.98
7.001 to 7.500	92	19,566,314.21	10.08
7.501 to 8.000	57	10,254,692.31	5.28
8.001 to 8.500	32	5,222,935.60	2.69
8.501 to 8.950	12	1,838,120.87	0.95
Total	806	$194,105,808.25	100.00%

Maximum Lifetime Mortgage Interest Rates

Maximum Lifetime Mortgage Interest Rates (%) (ARMs only)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

11.200 to 11.500	1	$ 579,000.00	0.30%
11.501 to 12.000	15	5,306,318.18	2.73
12.001 to 12.500	38	10,219,396.90	5.26
12.501 to 13.000	105	30,378,977.01	15.65
13.001 to 13.500	118	31,190,977.32	16.07
13.501 to 14.000	149	40,173,681.07	20.70
14.001 to 14.500	95	23,447,074.29	12.08
14.501 to 15.000	123	24,590,310.69	12.67
15.001 to 15.500	68	12,088,852.14	6.23
15.501 to 16.000	56	9,277,751.79	4.78
16.001 to 16.500	23	4,401,890.50	2.27
16.501 to 17.000	12	2,036,176.32	1.05
17.001 to 17.500	1	75,000.00	0.04
17.501 to 17.990	2	340,402.04	0.18
Total	806	$194,105,808.25	100.00%

Minimum Lifetime Mortgage Interest Rates

Minimum Life Time Mortgage Interest Rates (%) (ARMs Only)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

4.000 to 4.000	1	$ 242,895.48	0.13%
4.001 to 4.500	3	681,900.00	0.35
4.501 to 5.000	30	9,069,099.71	4.67
5.001 to 5.500	69	17,388,612.93	8.96
5.501 to 6.000	136	40,366,588.94	20.80
6.001 to 6.500	125	32,685,446.59	16.84
6.501 to 7.000	118	30,913,457.42	15.93
7.001 to 7.500	91	21,154,345.74	10.90
7.501 to 8.000	95	19,813,246.09	10.21
8.001 to 8.500	59	9,446,647.82	4.87
8.501 to 9.000	51	7,358,965.30	3.79
9.001 to 9.500	17	3,031,823.87	1.56
9.501 to 10.000	9	1,484,376.32	0.76
10.001 to 10.500	1	195,000.00	0.10
10.501 to 10.990	1	273,402.04	0.14
Total	806	$194,105,808.25	100.00%

Next Interest Rate Adjustment Date

Next Interest Rate Adjustment Date (ARMs Only)(1)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

June 2006	2	$ 487,219.86	0.25%
January 2007	1	123,142.56	0.06
April 2007	1	119,505.95	0.06
May 2007	8	1,402,692.97	0.72
June 2007	8	1,456,068.72	0.75
July 2007	29	6,243,090.24	3.22
August 2007	27	6,306,089.99	3.25
September 2007	67	13,269,163.70	6.84
October 2007	84	22,522,652.93	11.60
November 2007	168	39,563,874.47	20.38
December 2007	124	29,972,485.00	15.44
August 2008	1	448,618.18	0.23
September 2008	6	761,810.87	0.39
October 2008	47	10,496,593.25	5.41
November 2008	115	30,161,875.00	15.54
December 2008	115	29,968,168.00	15.44
July 2010	1	155,927.52	0.08
September 2010	1	122,829.04	0.06
December 2010	1	524,000.00	0.27
Total	806	$194,105,808.25	100.00%

(1)  as of the cut-off date

Occupancy Type of Mortgaged Premises

Occupancy Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

Primary	918	$210,455,497.21	95.85%
Investment	50	8,210,921.61	3.74
Second Home	4	898,431.76	0.41
Total	972	$219,564,850.58	100.00%

Origination Program

Origination Program	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

Full Documentation	676	$137,923,822.28	62.82%
Stated Documentation	253	69,113,124.94	31.48
12 Month Bank Statements	23	7,412,538.79	3.38
Limited Documentation	20	5,115,364.57	2.33
Total	972	$219,564,850.58	100.00%

Mortgage Loan Purpose

Mortgage Loan Purpose	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

Cash Out Refinance	732	$162,975,218.45	74.23%
Purchase	181	43,823,625.85	19.96
Rate/Term Refinance	59	12,766,006.28	5.81
Total	972	$219,564,850.58	100.00%

Index Type

Index	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

6 Month LIBOR	806	$194,105,808.25	88.40%
Fixed Rate	166	25,459,042.33	11.60
Total	972	$219,564,850.58	100.00%

Property Type

Property Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

Single Family Detached	722	$155,574,267.51	70.86%
Planned Unit Development	129	39,715,456.58	18.09
Condominium Low-Rise	55	10,244,276.26	4.67
Two to Four Family	36	8,119,939.86	3.70
Single Family Attached	18	3,326,316.80	1.51
Condominium High-Rise	3	1,416,250.00	0.65
Townhouse	6	853,234.27	0.39
Manufactured Housing	2	157,609.30	0.07
Deminimus PUD	1	157,500.00	0.07
Total	972	$219,564,850.58	100.00%

Loan Types

Loan Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

2/28 6 Mo LIBOR 5 Year Interest-Only ARM	237	$ 65,781,562.33	29.96%
2/28 6 Mo LIBOR ARM	228	42,884,174.27	19.53
3/27 6 Mo LIBOR 5 Year Interest-Only ARM	117	29,141,625.18	13.27
Balloon 30/40 3/27 6 Mo LIBOR ARM	78	23,891,483.25	10.88
3/27 6 Mo LIBOR ARM	89	18,803,956.87	8.56
Fixed Rate 30 Year	91	16,040,275.14	7.31
Balloon 30/40 2/28 6 Mo LIBOR ARM	49	10,780,040.79	4.91
Balloon 30/40	14	3,332,614.02	1.52
2/28 6 Mo LIBOR 2 Year Interest-Only ARM	5	2,020,209.00	0.92
Fixed Rate 5/25 Interest-Only	8	1,685,386.58	0.77
Fixed Rate 15 Year	17	1,630,401.61	0.74
Fixed Rate 20 Year	18	1,373,022.24	0.63
Balloon 20/30	13	777,732.99	0.35
Balloon 15/30	4	540,060.61	0.25
5/25 6 Mo LIBOR 5 Year Interest-Only ARM	1	524,000.00	0.24
5/25 6 Mo LIBOR ARM	1	155,927.52	0.07
Balloon 30/40 5/25 6 Mo LIBOR ARM	1	122,829.04	0.06
Fixed Rate 10 Year	1	79,549.14	0.04
Total	972	$219,564,850.58	100.00%

Geographic Distribution of Mortgaged Premises

State	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

Alaska	2	$ 489,013.36	0.22%
Arizona	21	4,215,778.06	1.92
Arkansas	2	661,204.60	0.30
California	217	72,931,720.52	33.22
Colorado	2	320,417.65	0.15
Connecticut	7	1,783,759.65	0.81
Delaware	5	658,300.00	0.30
District of Columbia	1	288,000.00	0.13
Florida	123	23,728,850.72	10.81
Georgia	37	5,543,569.20	2.52
Hawaii	4	1,038,425.46	0.47
Idaho	1	139,009.56	0.06
Illinois	25	7,053,276.22	3.21
Indiana	7	1,459,339.13	0.66
Iowa	3	275,830.25	0.13
Kansas	7	636,454.71	0.29
Kentucky	9	866,430.24	0.39
Louisiana	10	1,002,372.30	0.46
Maryland	98	24,090,395.85	10.97
Massachusetts	16	3,179,968.45	1.45
Michigan	32	3,926,042.20	1.79
Minnesota	3	592,363.26	0.27
Mississippi	8	1,059,426.54	0.48
Missouri	10	1,817,846.80	0.83
Nebraska	2	106,208.33	0.05
Nevada	19	5,056,917.49	2.30
New Hampshire	1	68,000.00	0.03
New Jersey	7	1,597,046.10	0.73
New York	39	12,704,973.00	5.79
North Carolina	4	923,597.88	0.42
North Dakota	1	121,500.00	0.06
Ohio	45	4,428,988.39	2.02
Oklahoma	4	265,133.78	0.12
Oregon	5	866,509.72	0.39
Pennsylvania	23	3,732,401.08	1.70
Rhode Island	1	218,550.82	0.10
South Dakota	1	108,000.00	0.05
Tennessee	10	1,074,026.65	0.49
Texas	12	1,220,728.90	0.56
Utah	10	2,243,877.81	1.02
Virginia	91	21,662,020.55	9.87
Washington	7	874,512.54	0.40
West Virginia	5	409,814.24	0.19
Wisconsin	34	4,001,106.01	1.82
Wyoming	1	123,142.56	0.06
Total	972	$219,564,850.58	100.00%

No more than approximately 0.92% of the related mortgaged properties are located in any one postal zip code.

Credit Score

Credit Score	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

Not Available	6	$ 814,425.73	0.37%
476 to 500	9	1,165,918.26	0.53
501 to 550	194	34,681,997.58	15.80
551 to 600	257	58,204,130.53	26.51
601 to 650	338	79,583,555.55	36.25
651 to 700	118	31,262,897.32	14.24
701 to 750	41	11,263,619.36	5.13
751 to 800	8	2,484,306.25	1.13
801 to 803	1	104,000.00	0.05
Total	972	$219,564,850.58	100.00%

Credit Grade

Credit Grade	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

A+	626	$145,994,567.56	66.49%
A	116	25,655,575.81	11.68
A-	103	22,945,583.86	10.45
B+	23	4,550,806.42	2.07
B	32	6,163,788.69	2.81
C	48	8,873,654.99	4.04
Score Direct	24	5,380,873.25	2.45
Total	972	$219,564,850.58	100.00%

Delinquency(1)

Delinquency	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

Current	971	$219,349,780.24	99.90%
Delinquent 30 Days	1	215,070.34	0.10
Total	972	$219,564,850.58	100.00%

(1)  as of November 30, 2005

Amortization Type

Amortization Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

Fully Amortizing	445	$80,967,306.79	36.88%
Interest Only	368	99,152,783.09	45.16
Balloon	159	39,444,760.70	17.96
Total	972	$219,564,850.58	100.00%

Prepayment Penalty

Prepayment Penalty Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Statistical Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Statistical Cut-off Date

No Prepayment Penalty	278	$63,528,860.28	28.93%
12 Months	29	8,615,913.52	3.92
24 Months	313	77,673,890.56	35.38
30 Months	3	1,057,099.54	0.48
36 Months	312	63,430,570.14	28.89
60 Months	25	3,438,586.06	1.57
Miscellaneous	12	1,819,930.48	0.83
Total	972	$219,564,850.58	100.00%

$627,840,000 (Approximate)

Saxon Asset Securities Trust 2005-4

Saxon Asset Securities Company,

as Depositor

Mortgage Loan Asset Backed Certificates

Series 2005-4

MERRILL LYNCH & CO.

BANC OF AMERICA SECURITIES LLC

CREDIT SUISSE FIRST BOSTON

JPMORGAN

RBS GREENWICH CAPITAL

______________________________

PROSPECTUS SUPPLEMENT

_____________________________

December [[•]], 2005